                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            PS Group Holdings, Inc.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

           PS Group Holdings, Inc. Common Stock

    (2)  Aggregate number of securities to which transaction applies: 6,068,313

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Cash merger consideration of $12.00 will be exchanged for each of the 6,068,313 shares of PS Group Holdings, Inc. Common Stock. Fee calculated on the basis of 1/50 of 1% of the aggregate merger consideration of $72,819,756.

    (4)  Proposed maximum aggregate value of transaction: $72,819,756

    (5)  Total fee paid: $14,564

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: $14,564

    (2) Form, Schedule or Registration Statement No.: Schedule 14A, Preliminary Proxy Statement

    (3)  Filing Party:  PS Group Holdings, Inc.

    (4)  Date Filed:  January 21, 2000

--------------------------------------------------------------------------------
[LETTERHEAD OF PS GROUP HOLDINGS]

                             February 11, 2000

Dear Stockholder:

  You are cordially invited to attend a special meeting of stockholders of PS Group Holdings, Inc., to be held on March 13, 2000, at 8:00 a.m., Pacific Time. The special meeting will be held at the Wilshire Grand Hotel, 930 Wilshire Boulevard, Los Angeles, California. A copy of the notice of special meeting and proxy statement for the special meeting, together with the proxy card, are enclosed.

  At the special meeting, you are being asked to vote on a proposed merger in which (subject to stockholder approval and other specified conditions) every share of the company (except shares as to which statutory appraisal rights are perfected) will be exchanged for $12.00 per share in cash. As a result of the merger, Heritage Air Holdings Statutory Trust will become the sole stockholder of PSGH. The sole beneficiary of the Statutory Trust is a corporation indirectly controlled by the principals of Integrated Capital Associates, Inc. We are referring to PS Group Holdings as "PSGH," the proposed merger as the "PSGH Merger," the proposal to be submitted to stockholders at the special meeting as the "PSGH Merger Proposal," the Statutory Trust as "Heritage Trust" and Integrated Capital Associates as "ICA."

  ICA is a private investment and merchant banking firm which manages and invests in restructuring and leasing transactions. In its fifteen years of existence, it has organized or participated in transactions with a total market value in excess of $7 billion, including $2 billion of transactions involving companies (like our subsidiaries) owning aircraft or oil and gas properties. It has committed to fund (or cause the funding of) 20% of the total purchase price for all PSGH shares in the form of an equity investment in Heritage Trust, which will become PSGH's parent in the PSGH Merger.

  In conjunction with the signing of the PSGH Merger Agreement, our subsidiary PS Group, Inc. has entered into a loan agreement under which (subject to specified conditions) GATX Capital Corporation will fund 80% of the total purchase price for all PSGH shares as a secured one-year loan. GATX Capital provides asset-based financing, structures transactions for investment by itself and other lessors, and manages lease portfolios for third parties. It has participated in a number of transactions with ICA.

        PS Group Holdings, Inc. 4370 La Jolla Village Drive, Suite 1050, San Diego, California 92122 . (858) 642-2999 Fax: (858) 642-1955

  Your Board unanimously recommends that you vote "FOR" the PSGH Merger Proposal at the special meeting.

  For almost a decade, your Board has been focused on the company's long-term strategic viability as an independent publicly-traded company. We believe that the events of the past few years, as the company has recovered from its financial crisis of the early 1990's, have created a valuable opportunity for you to realize immediate value for your shares through the PSGH Merger. The factors that have led to this opportunity include not only the improved financial health of US Airways, our principal aircraft lessee, but also certain pro-active steps we initiated:

   . We obtained stockholder approval of our proposal for a holding company reorganization designed to protect the company's substantial tax benefits against a premature change of control that would have significantly reduced those benefits.

   . We utilized most of those tax benefits to offset taxes that would otherwise have been payable on sales of aircraft.

   . We paid off all of the company's recourse debt, streamlined its operations and reduced its overhead.

    . .  We significantly reduced the company's contingent liabilities by:

    . .  settling a 1992 stockholder class action suit;

    . .  settling a California Franchise Tax Board tax deficiency claim; and

    . . settling an important part of an environmental remediation claim relating to San Francisco International Airport.

  We have also returned a total of $10.00 per share in cash to our stockholders through special distributions made in the period 1995 through 1998. Now, with the PSGH Merger, we are able to offer you the opportunity to monetize -- and, we believe, maximize -- your entire investment in the near term. As we said in the April 13, 1999 Chairman's letter included in our 1998 Annual Report to Stockholders, recent events had put us in the position of being able to examine seriously a number of possibilities which previously had been merely theoretical. One of the possibilities identified in the letter was a sale of the entire company to a responsible buyer who was willing and able to pay a full and fair price. We believe that the PSGH Merger will turn that possibility into a reality and fulfill our commitment to address the company's long-term future in the most advantageous way for all of our stockholders.

  The accompanying proxy statement describes in more detail the background of the PSGH Merger Proposal and our reasons for recommending that you vote "for" it. The proxy statement also contains important information about other aspects of the PSGH Merger Proposal, including:

   .  the financing of the PSGH Merger;

   . the fairness opinion rendered by our financial advisor in connection with the Board's approval of the PSGH Merger;

   .  the conditions to completing the PSGH Merger;

   .  some risks you should consider in connection with the PSGH Merger; and

   .  the interests of PSGH's management in the PSGH Merger.

  Your vote is important. By using the enclosed proxy card to vote your shares, you will ensure your representation at the special meeting in case you do not attend in person. Whether or not you plan to attend the special meeting, please vote as soon as possible by signing and returning the enclosed proxy card in the envelope provided, which needs no postage if mailed in the United States. Your failure to return the enclosed proxy card will have the same effect as a vote against the PSGH Merger unless you vote in person at the special meeting.

  Separately from the PSGH Merger Agreement, we have signed a letter of intent which contemplates the sale of our oil and gas production and development subsidiary, Statex Petroleum, to that subsidiary's two officers. The Statex sale is subject to the buyers securing a mutually acceptable financing commitment and the negotiation of mutually acceptable definitive sale and financing agreements. The completion of the Statex sale is not a condition to the closing of the PSGH Merger and will not affect the price you receive if the PSGH Merger closes; stockholders who do not exercise their statutory appraisal rights will receive $12.00 per share in the PSGH Merger whether the Statex sale occurs before the PSGH Merger closes, afterwards or not at all.

  Please do not send us any of your stock certificates. If the PSGH Merger is completed, we will send you detailed instructions as to how to submit your stock certificates in order to receive the cash consideration for your shares.

  A number of you have owned your shares in the company for many years. We thank you for your continued support and hope you -- as well as our newer investors-- will share our view that the PSGH Merger is in the best interests of all stockholders.

                                          Sincerely,
                                          /s/ Charles E. Rickershauser, Jr.
                                          Charles E. Rickershauser, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer
                                          /s/ J.P. Guerin
                                          J.P. Guerin
                                          Vice Chairman of the Board
                                          /s/ William H. Borthwick
                                          William H. Borthwick
                                          Member of the Board
                                          /s/ Steven D. Broidy
                                          Steven D. Broidy
                                          Member of the Board
                                          /s/ Donald W. Killian, Jr.
                                          Donald W. Killian, Jr.
                                          Member of the Board
                                          /s/ Christopher H. B. Mills
                                          Christopher H. B. Mills
                                          Member of the Board

                           If you have any questions
                              or need assistance
                          completing your proxy card
                                 please call:

                                   MacKenzie
                                 Partners, Inc.

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         call toll-free (800) 322-2855

                            PS GROUP HOLDINGS, INC.
                    4370 La Jolla Village Drive, Suite 1050
                          San Diego, California 92122
                                (858) 642-2999

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

  NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of PS Group Holdings, Inc. ("PSGH") will be held on March 13, 2000 at 8:00 a.m., Pacific time, at the Wilshire Grand Hotel, 930 Wilshire Boulevard, Los Angeles, California, for the following purposes:

  . To consider and vote on a single proposal (the "PSGH Merger Proposal") to approve and adopt both the "PSGH Merger Agreement" and the "PSGH Merger," as those two terms are defined below:

   . . "PSGH Merger Agreement" means the Agreement and Plan of Merger dated as of December 18, 1999 among (i) Heritage Air Holdings Statutory Trust ("Heritage Trust"), a newly-formed trust, the sole beneficiary of which is a corporation indirectly controlled by the principals of Integrated Capital Associates, Inc. ("ICA"), (ii) PSG Acquisition, Inc., a newly-formed corporation wholly-owned by Heritage Trust ("PSG Acquisition"), and (iii) PSGH. The PSGH Merger Agreement provides for the PSGH Merger.

   . . "PSGH Merger" means the merger of PSG Acquisition into PSGH on the terms of the PSGH Merger Agreement. In the PSGH Merger, Heritage Trust will become the sole stockholder of PSGH and each outstanding share of PSGH common stock (other than shares as to which statutory appraisal rights are perfected) will be converted into the right to receive $12.00 in cash.

  . To transact such other business as may properly come before the special meeting or any adjournments or postponements, including, if submitted, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.

  The PSGH Merger Proposal is more fully described in the proxy statement accompanying this notice. The proxy statement includes (as Appendix A) a copy of the PSGH Merger Agreement.

  PSGH's Board of Directors unanimously recommends that stockholders vote "FOR" the PSGH Merger Proposal.

  Only stockholders of record at the close of business on February 10, 2000 will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the meeting. A list of such stockholders will be open to examination by any stockholder at the Special Meeting and for a period of ten days prior to the date of the special meeting during ordinary business hours at the offices of PSGH's counsel, Heller Ehrman White & McAuliffe LLP, 601 South Figueroa Street, 40th Floor, Los Angeles, California 90017. The special meeting is subject to adjournment from time to time as the stockholders present in person or by proxy may determine.

  The affirmative vote of the holders of at least a majority of the 6,068,313 outstanding shares of PSGH common stock is necessary to approve the PSGH Merger Proposal.

  If you sign and send back the accompanying proxy card with no contrary instructions, your shares will be voted at the special meeting "FOR" the PSGH Merger Proposal and in the discretion of the proxy holders named in the proxy card on any other business that may properly come before the special meeting and any postponements and adjournments of the meeting including, if submitted, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies in favor of the PSGH Merger
Proposal.

(If you vote any of your shares against the PSGH Merger Proposal, those shares will not be voted in favor of any adjournment motion submitted for that purpose.) If you attend the special meeting, you may withdraw your proxy and vote in person.

  Holders of PSGH shares who strictly comply with the requirements of Section 262 of the Delaware General Corporation Law are entitled to assert appraisal rights with respect to their shares and to obtain payment of the fair market value of the shares (as determined in accordance with Section 262) in an appraisal proceeding before the Delaware Court of Chancery if the PSGH Merger is completed. A copy of Section 262 is attached as Appendix C to the proxy statement accompanying this notice.

  We appreciate your giving this matter your prompt attention.

                                          By Order of the Board of Directors

                                          /s/ Johanna Unger
                                          Johanna Unger
                                          Secretary

San Diego, California
February 11, 2000

 Please mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided, which requires no postage if mailed in the United States. Otherwise, unless you attend the special meeting in person, your shares will not be voted in favor of the PSGH Merger Proposal and this will have the same effect as a "no" vote. Please do not send us any of your stock certificates at this time.

                            PS GROUP HOLDINGS, INC.
                    4370 La Jolla Village Drive, Suite 1050
                          San Diego, California 92122
                                (858) 642-2999

                               ----------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MARCH 13, 2000

                               ----------------

                              GENERAL INFORMATION

  PSGH's Board of Directors is furnishing this proxy statement to the PSGH stockholders in connection with a special meeting to be held on March 13, 2000 at 8:00 a.m., Pacific time, at the Wilshire Grand Hotel, 930 Wilshire Boulevard, Los Angeles, California. PSGH's Board is soliciting the accompanying proxy, which is to be voted at the special meeting and any adjournments or postponements of the meeting.

  At the special meeting, PSGH's stockholders will vote on the PSGH Merger Proposal (as defined below).

  The PSGH Board has unanimously:

  . approved the PSGH Merger;

  . determined that the PSGH Merger is fair to, in the best interests of, and advisable for, PSGH's stockholders; and

  . voted to recommend that stockholders vote "FOR" the PSGH Merger Proposal.

  PSGH has not authorized any person to give any information or to make any statements about the PSGH Merger Proposal other than those contained in, or incorporated by reference into, this proxy statement. Neither stockholders nor others should rely on any other information or statements as being authorized by PSGH.

  The delivery of this proxy statement does not, under any circumstances, constitute a statement about PSGH's affairs after the date of this proxy statement, nor that the included or incorporated information is correct as of any time after the date of this proxy statement. If any change occurs in that information prior to the date of the special meeting and PSGH determines that, under applicable law, the change is material to shareowners in connection with their consideration and vote on the PSGH Merger, PSGH will either report the change in a filing with the Securities and Exchange Commission (see "WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH" on pages 76 to 77) or supplement this proxy statement, as it determines appropriate under the circumstances. Otherwise, PSGH undertakes no obligation to update any of that information.

  The mailing address for PSGH's executive offices is 4370 La Jolla Village Drive, Suite 1050, San Diego, California 92122.

  The approximate date on which this proxy statement and the accompanying proxy card were first mailed to stockholders is February 11, 2000.

  The date of this proxy statement is February 11, 2000.

                               KEY DEFINED TERMS

  In this proxy statement:

  . "PSGH" means PS Group Holdings, Inc., a Delaware corporation;

  . "PSGH Merger" means the merger of PSG Acquisition into PSGH on the terms of the PSGH Merger Agreement. In the PSGH Merger, Heritage Trust (which owns all of the shares of PSG Acquisition) will become the sole stockholder of PSGH and each outstanding share of PSGH Common Stock (other than shares as to which statutory appraisal rights are perfected) will be converted into the right to receive $12.00 in cash;

  . "PSGH Merger Proposal" means the single proposal, to be considered and voted on at the special meeting, to approve and adopt both the PSGH Merger Agreement and the PSGH Merger;

  . "PSGH Merger Agreement" means the Agreement and Plan of Merger dated as of December 18, 1999 among Heritage Trust, PSG Acquisition and PSGH providing for the PSGH Merger (a copy is attached to this proxy statement as Appendix A);

  . "PSG" means PS Group, Inc., a Delaware corporation and a wholly-owned direct subsidiary of PSGH;

  . "PST" means PS Trading, Inc., a California corporation and a wholly-owned direct subsidiary of PSG;

  . "Statex" means Statex Petroleum, Inc., a California corporation and a wholly-owned direct subsidiary of PSG;

  . "Statex LOI" means the non-binding letter of intent dated November 24, 1999 setting forth the mutual understanding and agreement in principle of PSG and the two officers of Statex regarding a possible acquisition of Statex by such officers (the terms of the Statex LOI are summarized in "THE PSGH MERGER--Background of the PSGH Merger" on page 36);

  . "Heritage Trust" means Heritage Air Holdings Statutory Trust, a newly-formed Connecticut statutory trust, the sole beneficiary of which is a corporation indirectly controlled (through family trusts) by the principals of ICA;

  . "ICA" means Integrated Capital Associates, Inc., a Delaware corporation;

  . "PSG Acquisition" means PSG Acquisition, Inc., a newly-organized
    Delaware corporation formed and wholly-owned by Heritage Trust;

  . "GATX Capital" means GATX Capital Corporation, a Delaware corporation;

  . "GATX Loan Agreement" means the Loan Agreement between GATX Capital and
    PSG dated as of December 18, 1999;

  . "GATX Loan" means the secured loan of up to $63,131,060 to be made by GATX Capital under the GATX Loan Agreement to finance, in part, the PSGH Merger; and

  . "Houlihan Lokey" means Houlihan Lokey Howard & Zukin Advisors, Inc.,
    PSGH's financial advisor in connection with the PSGH Merger.

  On June 5, 1996, we completed a holding company reorganization in which PSGH became PSG's parent company and succeeded PSG as the publicly-traded entity. In this proxy statement, we use the terms "Board" and "PSGH Board" to include, for periods prior to June 5, 1996, the board of directors of PSG and "company" to include PSG prior to that date.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
GENERAL INFORMATION........................................................   1

KEY DEFINED TERMS..........................................................   2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................   5

QUESTIONS AND ANSWERS ABOUT THE PSGH MERGER PROPOSAL.......................   6

SUMMARY....................................................................   8
Special Meeting............................................................   8
Risks of the PSGH Merger...................................................   8
The PSGH Merger............................................................   8
  Background...............................................................   8
  Parties..................................................................   9
  Structure of the PSGH Merger.............................................   9
  Financing................................................................   9
  Certain Effects of the PSGH Merger.......................................  10
  Conduct of PSGH's Business After the PSGH Merger.........................  10
The PSGH Merger Agreement..................................................  11
  Effective Time of the PSGH Merger........................................  11
  Restrictions on Solicitations............................................  11
  Principal Conditions.....................................................  11
  Termination..............................................................  12
  Termination Fees; Expenses...............................................  13
  Federal Income Tax Consequences..........................................  14
  Accounting Treatment.....................................................  14
  Surrender of Certificates; Payment for Shares............................  14
  Certain Litigation.......................................................  14
  Appraisal Rights.........................................................  14
The PSGH Board's Reasons and Recommendation................................  15
Fairness Opinion of PSGH's Financial Advisor...............................  15
Interests of PSGH Management in the PSGH Merger............................  15
PSGH Selected Historical Consolidated Financial and Per Share Data.........  17

RISKS OF THE PSGH MERGER...................................................  19

THE SPECIAL MEETING........................................................  21
Date, Time and Place.......................................................  21
Purpose....................................................................  21
Who Can Vote...............................................................  21
How You Can Vote...........................................................  21
Vote Required; Quorum......................................................  21
Revocation of Proxies......................................................  22
Solicitation of Proxies; Expenses..........................................  22
Other Matters to be Acted On...............................................  22

THE PSGH MERGER............................................................  23
Background of the PSGH Merger..............................................  23
The PSGH Board's Reasons and Recommendation................................  37
Fairness Opinion of PSGH's Financial Advisor...............................  41
Structure of the PSGH Merger...............................................  50
Financing..................................................................  50
Certain Effects of the PSGH Merger.........................................  52
Conduct of PSGH's Business After the PSGH Merger...........................  53

                                                                           Page
                                                                           ----
Regulatory and Other Approvals and Consents...............................  53
Federal Income Tax Consequences...........................................  53
Accounting Treatment......................................................  54
Certain Litigation........................................................  54
Appraisal Rights..........................................................  55

THE PSGH MERGER AGREEMENT.................................................  58
Parties...................................................................  58
Effective Time of the PSGH Merger.........................................  58
Conversion of PSGH Shares.................................................  58
Surrender of Certificates; Payment for Shares.............................  58
Representations and Warranties............................................  59
Conduct of PSGH's Business Before the PSGH Merger.........................  60
Restrictions on Solicitations.............................................  61
Recommendation of the PSGH Board..........................................  62
Access to, and Confidentiality of, Information............................  62
Additional Covenants......................................................  62
Conditions to Closing.....................................................  63
Termination...............................................................  64
Termination Fees; Expenses................................................  64
Amendments................................................................  66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  67

INTERESTS OF PSGH MANAGEMENT IN THE PSGH MERGER...........................  69

MARKET PRICE AND DIVIDEND INFORMATION FOR PSGH SHARES.....................  75

WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH............................  76

APPENDIX A--PSGH Merger Agreement

APPENDIX B--Fairness Opinion of Houlihan Lokey dated December 17, 1999

APPENDIX C--Section 262 of the Delaware General Corporation Law

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This proxy statement contains and incorporates by reference certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not statements of historical fact (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words). Such statements are subject to risks, uncertainties and assumptions, including (but not limited to) those described in the PSGH documents incorporated by reference into this proxy statement (see "WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH" on pages 76 to 77), and in the following sections of this proxy statement and the summaries of those sections appearing in "SUMMARY":

  . "RISKS OF THE PSGH MERGER" on pages 19 to 20;

  . "THE PSGH MERGER--Background of the PSGH Merger" on pages 23 to 37;

  . "THE PSGH MERGER--The PSGH Board's Reasons and Recommendations" on pages
    37 to 41; and

  . "THE PSGH MERGER--Financing" on pages 50 to 52.

              QUESTIONS AND ANSWERS ABOUT THE PSGH MERGER PROPOSAL

  The following is intended to answer some of the questions we expect you have about the transaction to be voted on at the special meeting. It is not intended as a substitute for reading this entire proxy statement.

                QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

1. Q: What should I do now?

A: After carefully reviewing this proxy statement, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares are represented at the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted FOR the PSGH Merger Proposal. If you do not vote at all or you abstain, this will have the same effect as voting your shares against the PSGH Merger Proposal.

2. Q: When is the special meeting?

A: The special meeting will take place on March 13, 2000, at 8:00 a.m., Pacific time, at the Wilshire Grand Hotel, 930 Wilshire Boulevard, Los Angeles, California. If you wish, you may attend the special meeting and vote your shares in person rather than signing and mailing your proxy card. If you do not attend the special meeting in person, we must receive your proxy card before the vote is taken in order for your shares to be counted.

3. Q: If my shares are held in the name of my broker, will my broker vote my shares for me?

A: You should instruct your broker how you want your shares voted. Without instructions, your broker will not be able to vote your shares on the PSGH Merger Proposal.

4. Q: How do I change my vote?

A: Just complete, date and sign a new proxy card and mail it to our executive offices. The new card must be received by Johanna Unger, Corporate Secretary of PSGH before the vote is taken at the special meeting. Alternatively, you may come to the special meeting and vote your shares as you wish, whether or not you have already returned a proxy card. Additional information regarding the procedure for revoking a proxy appears on page 22.

5. Q: Whom should I call with questions?

A: If you have any questions about the PSGH Merger Proposal, how to vote your shares or any other matter relating to the special meeting, please call MacKenzie Partners, Inc., our proxy solicitors, at (800) 322-2855 (toll-free) or (212) 929-5500 (call collect).

                  QUESTIONS AND ANSWERS ABOUT THE PSGH MERGER

6. Q: What does the PSGH Board recommend?

A: PSGH's Board of Directors unanimously recommends that you vote FOR the PSGH Merger Proposal.

7. Q: Why is the PSGH Board unanimously recommending the PSGH Merger?

A: For almost a decade, the Board has been focused on the company's long-term strategic viability as an independent publicly-traded entity. Until the company was able to take steps to recover from its severe financial difficulties of the early 1990's, reduce its contingent liabilities, and preserve its substantial tax benefits and make effective use of them, the sale of the company was merely a theoretical possibility. However, in the Chairman's letter dated April 13, 1999, included in the 1998 Annual Report to Stockholders, PSGH stated that those priorities had been addressed and that the company was prepared to entertain a sale to a responsible buyer who was willing and able to pay a full and fair price and make adequate provision for the company's remaining contingent liabilities.

The PSGH Board is convinced that a sale of PSGH at $12.00 per share on the terms of the PSGH Merger Agreement will maximize value for stockholders. Additional information regarding the Board's reasons and recommendation appears on pages 37 to 41.

8. Q: How will I benefit from the PSGH Merger?

A: When the PSGH Merger is completed, you will be entitled to receive $12.00 in cash for each of your PSGH shares (unless you choose to perfect your statutory appraisal rights).

9. Q: How will management benefit from the PSGH Merger?

A: The non-employee directors of PSGH (who comprise five out of the six Board members) have no personal interest in the PSGH Merger other than as stockholders who will receive the same cash price for their shares as all other stockholders.

The three executive officers will be entitled to cash bonuses if the PSGH Merger is completed and these will exceed their pre-existing change-in-control severance entitlements. The two full-time executive officers will have a one-year relationship with the company after the PSGH Merger (one as a full-time employee and the other as a part-time consultant) and will continue to receive certain benefits. They will also receive their accrued vacation pay when their employment ends. In addition, PSGH will obtain (at Heritage Trust's cost) an insurance policy to cover PSGH's guaranty of PSG's contractual payment obligations to its retirees (including the three executive officers), as well as one of the executive officer's bonus payments. Additional information about these arrangements appears on pages 69 to 74.

10. Q: When do you expect the PSGH Merger to be completed?

A: We are working with ICA to complete the PSGH Merger as quickly as possible. Stockholder approval is a condition to the PSGH Merger. Other conditions must also be met, such as the funding of the GATX Loan and the absence of any orders, injunctions or decrees preventing the completion of the PSGH Merger. We hope to complete the PSGH Merger as soon as possible after the special meeting.

11. Q: What assurance do you have that the necessary financing will be obtained?

A: The amount required to pay $12.00 for every outstanding PSGH share and to pay our related expenses is estimated to be approximately $77.7 million. The funds will be provided from the following sources:

 . GATX Capital will loan PSG approximately $58.4 million to finance (together with the equity financing referred to below) the payment of the $12.00 per share PSGH Merger consideration. PSG will be entitled to borrow an additional approximately $4.7 million to pay transaction expenses. The funding of the GATX Loan is subject to a number of conditions, including the satisfaction of all conditions to closing the PSGH Merger other than payment of the necessary funds to the paying agent.

 . Heritage Trust has received from ICA, and furnished to PSGH, a commitment to provide (or cause to be provided) approximately $14.6 million in equity financing for the PSGH Merger. The provision of this financing is a condition to funding the GATX Loan.

 . We expect our cash on hand to be sufficient to defray our transaction expenses to the extent that PSG elects not to borrow from GATX Capital to finance those expenses.

12. Q: What are the tax consequences of the PSGH Merger to me?

A: Your receipt of cash in the PSGH Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. Additional information regarding federal income tax consequences appears on pages 53 to 54. You are urged to consult your tax advisor as to the particular tax consequences of the PSGH Merger to you, including the applicability and effect of federal, state, local and other tax laws.

                                    SUMMARY

  The following is a summary of certain information contained or incorporated by reference into this proxy statement. This summary is not intended to be a complete statement of all material information concerning the PSGH Merger Proposal. This summary is qualified by the more detailed information contained elsewhere in this proxy statement and the appendices, as well as by the incorporated information. Please read the entire proxy statement carefully.

                                Special Meeting

  Date. March 13, 2000.

  Time. 8:00 a.m., Pacific time.

  Place. The Wilshire Grand Hotel, 930 Wilshire Boulevard, Los Angeles, California.

  Purpose. To consider and vote on the PSGH Merger Proposal.

  Who Can Vote. Stockholders of record of PSGH common stock at the close of business on the record date, which was February 10, 2000. A list of such stockholders will be open to examination by any stockholder at the special meeting and for a period of ten days prior to the date of the special meeting during ordinary business hours at the offices of PSGH's counsel, Heller Ehrman White & McAuliffe LLP, 601 South Figueroa Street, 40th Floor, Los Angeles, California 90071.

  Vote Required. The affirmative vote of the holders of a majority of PSGH's shares outstanding at the close of business on the record date is required to approve the PSGH Merger Proposal. Abstentions, broker non-votes and proxies that are not received by PSGH will have the effect of "no" votes except where the stockholder votes in person at the special meeting. (See "THE SPECIAL MEETING--Vote Required; Quorum" on pages 21 to 22.)

                            Risks of the PSGH Merger

  In considering whether to approve the PSGH Merger Proposal, stockholders should carefully consider the information in "RISKS OF THE PSGH MERGER" on pages 19 to 20.

                                The PSGH Merger

  Background. For almost a decade, the Board has been focused on the company's long-term strategic viability as an independent publicly-traded entity. Until 1999, the Board had concentrated its effort on restoring the company to profitability after a period of significant operating losses, divesting unprofitable businesses, preserving and effectively using the company's substantial tax loss benefits, and returning meaningful cash to stockholders while retaining sufficient cash to protect against contingencies. With those priorities accomplished, in 1999 the Board concluded it was practical to consider a sale of the company as potentially the best means of maximizing stockholder value. The Chairman's letter dated April 13, 1999, included in PSGH's 1998 Annual Report to Stockholders, indicated the Board's willingness to entertain a sale of the entire company to a responsible buyer who was willing and able to pay a full and fair price and make adequate provision for the company's remaining contingent liabilities.

  ICA contacted PSGH in mid-May 1999 to express interest in a possible acquisition of PSGH and, following discussions between the parties and a due diligence investigation by ICA into the company's contingent liabilities, the parties began exclusive negotiations in late September 1999, culminating in the signing of the PSGH Merger Agreement and the GATX Loan Agreement on December 18, 1999.

  (See "THE PSGH MERGER--Background of the PSGH Merger" on pages 23 to 37.)

  Parties. The parties to the PSGH Merger Agreement are PSGH, PSG Acquisition and Heritage Trust. The following information describes PSG Acquisition and related parties.

  . PSG Acquisition: a newly-organized Delaware corporation formed by Heritage Trust to participate in the PSGH Merger. It will not have any significant assets or liabilities, or conduct any business, before the PSGH Merger closes. As a result of the PSGH Merger, it will cease to exist and PSGH will be wholly owned by Heritage Trust.

  . Heritage Trust: a newly-formed Connecticut statutory trust, the sole beneficiary of which is a corporation indirectly controlled (through family trusts) by Douglas Wolf and Richard Buckingham, the principals of ICA. ICA has committed to provide (or cause to be provided) the equity financing for the PSGH Merger. The sole trustee of Heritage Trust is First Union National Bank, which executed the PSGH Merger Agreement not in its individual capacity but solely as trustee of Heritage Trust under the governing trust agreement.

  . ICA: a private investment and merchant banking firm which manages and invests in restructuring and leasing transactions including companies owning aircraft or oil and gas properties. In its fifteen years of existence, it has organized or participated in transactions with a total market value in excess of $7 billion, including $2 billion of transactions involving companies owning aircraft (like PSG) or oil and gas properties (like Statex).

  Structure of the PSGH Merger. When the PSGH Merger closes:

  . PSG Acquisition will merge into PSGH and cease to exist;

  . PSGH will continue in existence as the surviving corporation;

  . each then-outstanding share (except for any shares as to which statutory appraisal rights are perfected) will be converted into the right to receive $12.00 in cash and will no longer represent an equity interest in PSGH; and

  . each share of PSG Acquisition will be converted into one PSGH share and these new PSGH shares (which will be owned by Heritage Trust) will represent 100% of the then-outstanding PSGH shares.

  (See "THE PSGH MERGER--Structure of the PSGH Merger" on page 50, "--Certain Effects of the PSGH Merger" on page 52 and "Appraisal Rights" on pages 55 to 57, and "THE PSGH MERGER AGREEMENT--Surrender of Stock Certificates; Payment for Shares" on page 58).

  Financing. The amount required to pay $12.00 for every outstanding PSGH share and to pay PSGH's related expenses is estimated to be approximately $77.7 million. The funds will be provided from the following sources:

  . GATX Capital will loan PSG up to approximately $63.1 million.
    Approximately $58.4 million will be used (together with the equity financing referred to below) to finance the payment of the $12.00 per share PSGH Merger consideration and the balance (to the extent PSG elects to borrow it) will be used to pay certain related transaction expenses. The funding of the GATX Loan is subject to a number of conditions, including the satisfaction of all conditions to closing the PSGH Merger other than payment of the necessary funds to the paying agent.

  . Heritage Trust has received from ICA, and furnished to PSGH, a commitment to provide (or cause to be provided) approximately $14.6 million in equity financing for the PSGH Merger. The funding of this commitment is a condition to funding the GATX Loan.

  . PSGH expects its cash on hand to be sufficient to defray all its transaction expenses to the extent that PSG elects (which, as a practical matter, will be decided by ICA) not to borrow under the GATX Loan Agreement to finance those expenses.

  (See "THE PSGH MERGER PROPOSAL--Financing" on pages 50 to 52.)

  Certain Effects of the PSGH Merger. Following the PSGH Merger:

  . the pre-closing owners of PSGH shares will no longer have any continuing equity interest in PSGH but will have the right to receive a cash payment of $12.00 for each share owned at the time the PSGH Merger takes effect (or, if they satisfy the requirements of Section 262 of the Delaware General Corporation Law, to exercise their statutory appraisal rights);

  . PSGH shares will no longer be listed on the New York Stock Exchange or the Pacific Exchange and will no longer be publicly traded;

  . the registration of PSGH shares with the Securities and Exchange
    Commission will be terminated and PSGH will cease to file public reports;

  . the PSGH Board will consist entirely of directors designated by PSG
    Acquisition (who will not include any of the current PSGH directors); and

  . the Certificate of Incorporation of PSGH will be amended and restated in its entirety to read as set forth in Exhibit A to the PSGH Merger Agreement (see pages A-A-1 to A-A-6 of Appendix A), including certain provisions that will limit the permissible scope of PSGH's activities so long as the GATX Loan (or any refinancing of it) is outstanding.

  (See "THE PSGH MERGER PROPOSAL--Certain Effects of the PSGH Merger" on page
52.)

  Conduct of PSGH's Business After the PSGH Merger. Heritage Trust has advised PSGH that after the PSGH Merger is completed:

  . its present intention is to:

    .. pursue the possible sale of some or all of the aircraft owned by PSG;

    .. conduct the business of PST substantially as it has been conducted in the past; and

    .. if Statex has not been sold to its two officers in the transaction contemplated by the Statex LOI, either (i) complete that transaction if it is still pending or (ii) evaluate the possible sale of Statex to another buyer and, pending any such sale or a decision not to pursue it, conduct Statex's business substantially as it has been conducted in the past.

  . Heritage Trust will continue to evaluate PSGH and will cause those changes to PSGH it considers appropriate.

  (See "THE PSGH MERGER PROPOSAL--Conduct of PSGH's Business After the PSGH Merger" on page 53.)

                           The PSGH Merger Agreement

  Effective Time of the PSGH Merger. The PSGH Merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State. The filing will be made after the closing, which is to take place promptly after all conditions to the PSGH Merger contained in the PSGH Merger Agreement have been satisfied or waived or as otherwise agreed by the parties. (See "THE PSGH MERGER AGREEMENT--Effective Time of the PSGH Merger" on page 58.)

  Restrictions on Solicitations. Pending the closing of the PSGH Merger, PSGH has agreed not to solicit, initiate or encourage any proposal or offer relating to a "Competing Transaction" (as defined in the PSGH Merger Agreement) or endorse any Competing Transaction. However, PSGH is allowed to furnish information and enter into discussions with a bidder that makes an unsolicited bona fide written proposal for a Competing Transaction if:

  . the PSGH Board has reasonably concluded, after having consulted with its financial advisor, that the proposal was made in good faith and is reasonably likely, if negotiated, to lead a "Superior Proposal" (as defined in the PSGH Merger Agreement);

  . PSGH provides written notice to Heritage Trust of PSGH's intent to furnish information or enter into discussions at least 48 hours prior to taking such action; and

  . PSGH obtains an executed confidentiality agreement on terms no less favorable to PSGH than the one signed by ICA.

  (See "THE PSGH MERGER AGREEMENT--Restrictions on Solicitations" on pages 61 to 62 ).

  Principal Conditions. The obligations of the parties to complete the PSGH Merger are subject to several conditions including:

  . PSGH stockholder approval of the PSGH Merger Proposal; and

  . the absence of any orders, laws or injunctions that restrict, prevent or prohibit the PSGH Merger and related transactions or make the acquisition of PSGH shares illegal.

  In addition, each party's obligations to complete the PSGH Merger is subject to several other conditions, including:

  . the accuracy (both on December 18, 1999 and, in all material respects, at the closing) of the other party's representations and warranties in the PSGH Merger Agreement; and

  . the other party's performance in all material respects of all its pre-closing obligations under the PSGH Merger Agreement.

  The obligations of PSG Acquisition and Heritage Trust to complete the PSGH Merger are subject to several additional conditions, including:

  . there not having occurred any change, condition, event or development that has a "Material Adverse Effect" on PSGH (as defined in the PSGH Merger Agreement);

  . the absence of any laws, legislation, judgments, orders and rules applicable to PSGH, Heritage Trust, or their respective affiliates that is reasonably likely to have a Material Adverse Effect or materially or adversely impact the economic or business benefits of the PSGH Merger to Heritage Trust;

  . the receipt of all consents, approvals and waivers necessary for completion of the PSGH Merger, except those consents and approvals which could not individually or in the aggregate have a Material Adverse Effect; and

  . the satisfaction or waiver of all conditions (other than the consummation of the PSGH Merger) to PSG obtaining the GATX Loan under the GATX Loan Agreement.

  The obligation of PSGH to complete the PSGH Merger is subject to several additional conditions, including:

  . Heritage Trust having entered into a binding commitment to purchase an insurance policy reasonably satisfactory to PSGH (the "SERP Policy") covering the contractual payment obligations of PSG and Statex (which will be guaranteed by PSGH as the owner of the SERP Policy) to their retirees and to PSG's current executive officers, as well as a bonus payment to be made to PSGH's Chairman and Chief Executive Officer if the PSGH Merger closes (see "INTERESTS OF PSGH MANAGEMENT IN THE PSGH MERGER" on pages 69 to 74);

  . the receipt by ChaseMellon Shareholder Services, LLC, as paying agent, of the funds (approximately $73 million) required to pay $12.00 for every outstanding PSGH share, of which 80% (approximately $58.4 million) must be funded from the GATX Loan and 20% (approximately $14.6 million) must be funded by the equity capital to be contributed to Heritage Trust by ICA's principals; and

  . receipt by PSGH of a written opinion from Houlihan Lokey confirming to PSGH's reasonable satisfaction, as of the closing date, the preliminary solvency advice given to the PSGH Board by Houlihan Lokey on December 17, 1999.

  (See "THE PSGH MERGER AGREEMENT--Conditions to Closing" on pages 63 to 64.)

  Termination. Before the closing, the PSGH Merger Agreement may be terminated by the mutual consent of the parties. It may also be terminated by either PSGH or Heritage Trust:

  . if any final non-appealable court or governmental action prohibits the PSGH Merger;

  . if stockholder approval of the PSGH Merger Proposal is not received at the special meeting;

  . if the PSGH Merger does not occur by April 30, 2000 or a later agreed-upon date except that:

   . . the right to terminate may not be exercised by a party that has materially breached its obligations under the PSGH Merger Agreement; and

   . . the date may be extended at the election of Heritage Trust to May 30, 2000 if the special meeting has not then occurred;

   or

  . if a representation, warranty or covenant of the other party is materially breached and, if the breach is not willful and is curable, it is not cured within 30 days after a notice of the breach and in any event by April 30, 2000 (or, under the circumstances described above, May 30, 2000) or a later agreed-upon date.

  In addition, Heritage Trust may terminate the PSG Merger Agreement if:

  . the PSGH Board withdraws, modifies or changes its recommendation of the PSGH Merger Proposal in a manner adverse to Heritage Trust (or resolves to do so);

  . the PSGH Board recommends to the stockholders, or agrees to enter into, a Competing Transaction;

  . a cash tender offer (with committed financing) or an exchange offer with consideration higher than $12.00 per share is commenced and would result in any person or group being the beneficial owner of more than 50% of PSGH's outstanding shares; or

  . any person or group acquires beneficial ownership, or the right to acquire beneficial ownership, of more than 15% of PSGH's outstanding shares.

  (See "THE PSGH MERGER AGREEMENT--Termination of the PSGH Merger Agreement" on page 64.)

  Termination Fees; Expenses. PSGH must pay Heritage Trust a $2.5 million termination fee if:

  . the PSGH Merger Agreement is terminated by Heritage Trust because the PSGH Board withdraws, modifies or changes its recommendation of the PSGH Merger in a manner adverse to Heritage Trust;

  . the PSGH Merger Agreement is terminated by Heritage Trust because PSGH's
    Board agrees to enter into, or recommends that stockholders approve, a Competing Transaction;

  . PSGH completes a Competing Transaction within twelve months of Heritage
    Trust terminating the PSGH Merger Agreement as a result of a material (and, if applicable, uncured) breach of a representation, warranty or covenant by PSGH;

  . Heritage Trust terminates the PSGH Merger Agreement because of the commencement of a cash tender offer (with committed financing) or exchange offer with consideration higher than $12.00 per share that would result in any person or group beneficially owning more than 50% of PSGH's outstanding shares and the PSGH Board fails to recommend against the offer; or

  . the PSGH Merger Agreement is terminated by Heritage Trust because the PSGH Merger is not consummated by April 30, 2000 (or, in the circumstances, described under "Termination" above, May 30, 2000) or a later agreed-upon date, provided that:

   . . PSGH would not then have been entitled to terminate the PSGH Merger
       Agreement;

   . . Heritage Trust certifies that it and PSG Acquisition are ready, willing and able to consummate the PSGH Merger;

   . . all conditions to the obligation of PSGH to consummate the PSGH Merger have been satisfied; and

   . . Heritage Trust has taken all steps necessary to deliver the SERP
       Policy other than its actual purchase;

   or

  . the PSGH Merger Agreement is terminated by PSGH or Heritage Trust because the PSGH stockholders fail to approve the PSGH Merger Proposal at the special meeting and, at the time of termination:

   . . a Competing Transaction has been publicly announced and not publicly withdrawn or any person has publicly announced its intention to propose a Competing Transaction, and Heritage Trust was not then entitled to terminate the PSGH Merger Agreement on the basis that the PSGH Board had withdrawn, modified or changed its recommendation of the PSGH Merger in a manner adverse to Heritage Trust; or

   . . Heritage Trust was then entitled to terminate the PSGH Merger
       Agreement because any person or group had become, or had the right to become, the beneficial owner of more than 15% of PSGH's outstanding shares with the prior approval of the PSGH Board.

  Heritage Trust must pay PSGH a $2.0 million termination fee in connection with the PSGH Merger Agreement if:

  . the PSGH Merger Agreement is terminated by PSGH on the basis of a material (and, if applicable, uncured) breach of a representation, warranty or covenant by Heritage Trust or PSG Acquisition; or

  . the PSGH Merger Agreement is terminated by PSGH because the PSGH Merger was not consummated before April 30, 2000 (or, in the circumstances described under "Termination" above, May 30, 2000) or a later agreed-upon date provided that:

     . . Heritage Trust would not have been entitled to terminate the PSGH
         Merger Agreement;

   . . PSGH certifies that it is ready, willing and able to consummate the PSGH Merger; and

   . . either (i) all conditions to the obligations of Heritage Trust and PSG
       Acquisition to consummate the PSGH Merger have been satisfied or (ii) all such conditions have been satisfied except for the conditions to obtaining the GATX Loan and the failure to satisfy those lending conditions is not attributable to a breach of the PSGH Merger Agreement by PSGH or any other event relating to PSGH which is a basis for GATX Capital declining to provide the GATX Loan without breaching the GATX Loan Agreement.

  Except for the above described termination fees, all costs and expenses incurred in connection with the PSGH Merger Agreement and related transactions must be paid by the party incurring such expenses, whether or not the PSGH Merger is consummated.

  (See "THE PSGH MERGER AGREEMENT--Termination Fees; Expenses" on pages 64 to
66.)

  Federal Income Tax Consequences. The receipt of cash by a PSGH stockholder in the PSGH Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. In general, for federal income tax purposes under current law, a PSGH stockholder in whose hands the PSGH shares are capital assets will recognize a capital gain or loss equal to the difference between the stockholder's adjusted tax basis in each block of the shares converted to cash in the PSGH Merger and the amount of cash received for those shares. Because individual circumstances may differ, each PSGH stockholder should consult such stockholder's tax advisor to determine the particular tax effects of the PSGH Merger for such stockholder. (See "THE PSGH MERGER--Federal Income Tax Consequences" on pages 53 to 54.)

  Accounting Treatment. PSGH and ICA expect that, for financial reporting purposes, the PSGH Merger will be accounted for under the "purchase" method of accounting for business combination transactions.

  Surrender of Certificates; Payment for Shares. Promptly after the closing of the PSGH Merger, ChaseMellon Shareholder Services, LLC, as paying agent, will send to each PSGH stockholder (other than those stockholders holding shares as to which statutory appraisal rights are perfected) a letter advising them as to the procedures for surrendering certificates representing PSGH shares in exchange for $12.00 in cash per share. PSGH stockholders should not surrender their stock certificates until they receive the letter from the paying agent. No interest will accrue or be paid on the $12.00 PSGH Merger consideration between the effective time of the PSGH Merger and the date the paying agent sends the payment for shares surrendered for payment. (See "THE PSGH MERGER AGREEMENT--Surrender of Certificates; Payment for Shares" on page 58.)

  Certain Litigation. A purported stockholder class action has been filed in California Superior Court against PSGH and its directors alleging (among other things) that the defendants breached their fiduciary duty to stockholders in approving the PSGH Merger Agreement by failing to maximize stockholder value. PSGH considers this lawsuit without merit and intends to defend against it vigorously. The Court has set February 25, 2000 for a telephonic hearing on defendants' demurrer to the complaint and plaintiff's motion for expedited discovery. (See "THE PSGH MERGER-- Certain Litigation" on pages 54 to 55.)

  Appraisal Rights. Holders of PSGH shares who strictly comply with the requirements of Section 262 of the Delaware General Corporation Law are entitled to assert appraisal rights with respect to their shares and to obtain payment of the fair market value of the shares (as determined in accordance with Section 262) in an appraisal proceeding before the Delaware Court of Chancery if the PSGH Merger is completed. A copy of Section 262 is attached as Appendix C. (See "THE PSGH MERGER--Appraisal Rights" on pages 55 to 57.)

                The PSGH Board's Reasons and Recommendation

  On December 17, 1999, the PSGH Board unanimously determined that the PSGH Merger was fair to, in the best interests of, and advisable for, PSGH's stockholders and decided to approve and recommend the PSGH Merger. The Board is convinced that the sale of PSGH to Heritage Trust for $12 per share on the terms of the PSGH Merger Agreement will maximize value for stockholders. In reaching this conclusion, the Board considered a number of factors. (See "THE PSGH MERGER--The PSGH Board's Reasons and Recommendation" on pages 37 to 41.)

                  Fairness Opinion of PSGH's Financial Advisor

  On December 17, 1999, the PSGH Board received an opinion from PSGH's financial advisor, Houlihan Lokey, that the $12.00 per share cash consideration to be received in the PSGH Merger by the PSGH stockholders was fair, from a financial point of view, to them as of that date. The full text of the written fairness opinion of Houlihan Lokey dated December 17, 1999 is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. This opinion is directed to the PSGH Board and addresses only the fairness of the $12.00 per share cash consideration from a financial point of view. This opinion does not address any other terms of the PSGH Merger Agreement or any other aspect of the PSGH Merger. This opinion does not constitute a recommendation to any stockholder as to any matter relating to the PSGH Merger.

  (See "THE PSGH MERGER--Fairness Opinion of PSGH's Financial Advisor" on pages 41 to 49.)

                Interests of PSGH Management in the PSGH Merger

  Executive Bonuses; Employment and Consulting Agreements. If the PSGH Merger closes, the three executive officers of PSGH will become entitled to bonuses in the following amounts under agreements approved by the PSGH and PSG Boards on December 17, 1999, and subsequently amended and restated (with the concurrence of ICA and GATX Capital):

  . Charles E. Rickershauser, Jr. (Chairman and Chief Executive
    Officer): $400,000 (approximately $312,000 more than he would be entitled to receive as cash severance under the company's general severance policy for employees who do not have individual agreements), payable at $11,900 per month for 12 months and the balance on June 30, 2001, with interest accruing at a specified rate on all payments until they are made;

  . Lawrence A. Guske (Vice President-Finance and Chief Financial
    Officer): $550,000 (approximately $165,000 more than he would be entitled to receive as cash severance under his 1988 employment agreement), payable in two installments, the first of $385,000 at closing and the balance of $165,000 one year later; and

  . Johanna Unger (Vice President, Controller and Secretary): $536,000
    (approximately $216,000 more than she would be entitled to receive as cash severance under her 1988 employment contract), payable in a lump sum of $335,000 at closing and twelve monthly payments of $16,750.

  The bonuses payable to Mr. Guske and Ms. Unger are in addition to the $75,000 bonuses paid to them in December 1999 in respect of their 1999 performance (the same performance bonus amounts as were paid to them in the two previous years), as well as accrued vacation pay of approximately $101,000 for Mr. Guske and $25,000 for Ms. Unger under PSG's existing vacation policy. Their bonuses are also in addition to the compensation and potential performance bonus Mr. Guske will earn (as well as a potential performance bonus and the continuing benefits he will receive) under a new one-year employment agreement with PSG that will take effect at the closing and the fees Ms. Unger may earn under a new one-year consulting agreement with PSG that will take effect at the closing. Mr. Rickershauser currently has no employment or severance agreement and will have no continuing relationship with the company after the closing. All three executive officers will relinquish all positions with PSG and its affiliates at the closing except that Mr. Guske will remain in his current position, or a mutually agreed alternative position, for one year.

  Retirement Arrangements. Prior to the effective time of the PSGH Merger, PSG's unfunded retirement plan for corporate officers (the "PSG SERP") will be amended (conditioned on the completion of the PSGH Merger) to: (i) discontinue further accruals for Mr. Guske (notwithstanding his continued employment under his new employment agreement) and for Ms. Unger (notwithstanding her continued status as a consultant under her new consulting agreement); (ii) permit Mr. Guske and Ms. Unger to take early retirement, and start receiving their retirement benefits, notwithstanding their continued one-year relationships with PSG; and (iii) exclude their 1999 performance bonuses and their accrued vacation pay from "compensation" for purposes of the PSG SERP. Their monthly retirement payments under the PSG SERP will be covered by the SERP Policy, as will the unfunded retirement payment due to Mr. Rickershauser on June 30, 2001 under his executive retirement agreement, which has been amended to provide for a lump sum payment instead of periodic annuity-type payments.

  Payments for Shares. Each of PSGH's directors and executive officers (except Ms. Unger) owns PSGH shares that will be converted into $12.00 in cash in the PSGH Merger. The pre-tax amounts that they will each receive for their shares is stated on page 73.

  Indemnification. The PSGH Merger Agreement provides that the Bylaws of PSGH after the PSGH Merger must contain provisions relating to indemnification of directors and officers no less favorable than those currently in effect, which provisions may not be amended, repealed or modified for six years in any matter that would adversely affect the rights of individuals who were directors, officers, employees, fiduciaries or agents of PSGH at the effective time of the PSGH Merger unless such modification is required by law. In addition, to the fullest extent permitted under applicable law and regardless of whether the PSGH Merger becomes effective, for six years PSGH must indemnify each present and former director, officer, employee, fiduciary and agent of PSGH and each of its subsidiaries in respect of any act or omission in that individual's representative capacity. If the PSGH Merger closes, Heritage Trust must also cause PSGH to honor the indemnification agreements that are currently in effect with each of PSGH's present and former directors and officers. Prior to the closing of the PSGH Merger, PSGH is required to purchase, subject to a maximum price, a "tail" or "runoff" policy extending its current directors' and officers' liability insurance coverages for six years following the closing.

  (See "INTERESTS OF PSGH MANAGEMENT IN THE PSGH MERGER" on pages 69 to 74).

       PSGH Selected Historical Consolidated Financial and Per Share Data

  PSGH derived the following selected historical financial data from its audited financial statements for the years 1994 through 1998 and its unaudited interim financial statements for the nine months ended September 30, 1998 and September 30, 1999. In PSGH's opinion, the following unaudited information reflects all adjustments, consisting only of normal recurring adjustments (except for the impairment loss recorded in the third quarter of 1998, as described below), necessary for a fair presentation of the results of operations and financial condition for the nine months ended September 30, 1998 and September 30, 1999. Results for interim periods should not be considered indicative of results for any periods or for the year.

  The following information is only a summary and should be read in conjunction with PSGH's historical financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in PSGH's annual reports on Form 10-K, quarterly reports on Form 10-Q and other information on file with the Securities and Exchange Commission and incorporated by reference in this Proxy Statement. See "WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH" on pages 76-77.

  As more fully described in PSGH's annual reports on Form 10-K on file with the Securities and Exchange Commission, the income (loss) from continuing operations is not comparable between years due, in part, to the following significant unusual items (all amounts except (ii) are pretax): (i) in 1998 and 1997, impairment losses of $12.8 million and $.5 million, respectively, were recorded on oil and gas properties; (ii) in 1998 and 1996, $8 million and $5.6 million, respectively, of reductions of income tax liabilities were recorded;
(iii) in 1997 and 1996, $5.5 million and $1.2 million, respectively, of environmental remediation expenses were recorded; (iv) in 1998 and 1997, $0.7 million and $3.5 million, respectively, of additional depreciation expense was recorded on certain BAe 146 aircraft (five in 1997 and two in 1998); (v) in 1997, a $0.5 million gain was recorded on the sale of one BAe 146 aircraft;
(vi) in 1996, a $1.8 million gain was recorded on the sale of an interest in six 737-200 aircraft; (vii) in 1995, a $1.7 million loss on disposition of 747 aircraft was recorded and in 1994, a write-down of $7.2 million was recorded related to 747 aircraft previously leased to airlines which had declared bankruptcy; (viii) in 1994, an accrual of $5 million was made for the settlement of securities litigation; and (ix) in 1994, a gain (net of losses) of $0.6 million was recorded on marketable equity securities' transactions.

  As more fully described in PSGH's quarterly reports on Form 10-Q on file with the Securities and Exchange Commission, the income (loss) from continuing operations is not comparable between the nine months ended September 30, 1999 and the nine months ended September 30, 1998 due, in part, to the following significant unusual items (all amounts are pretax): (i) in 1998, an impairment loss of $10.2 was recorded on oil and gas properties; (ii) in 1998, $0.5 million of additional depreciation expense was recorded on two BAe 146 aircraft, and (iii) in 1999, a $1 million gain was recorded on the sale of five BAe 146 aircraft.

  During the fourth quarter of 1997 and the first quarter of 1998, the assets of the wholesale and aviation fuel sales divisions, respectively, of PST were sold. Accordingly, the fuel sales segment is shown as a discontinued operation in all periods presented. In 1994, the assets of the travel management segment and the major asset of the metallic waste recycling segment were sold. Accordingly, these two segments are shown as discontinued operations in 1994.

                          Nine Months Ended            Year Ended December 31,
                          -----------------  -----------------------------------------------
                          9/30/99  9/30/98     1998      1997      1996      1995     1994
                          -------- --------  --------  --------  --------  -------- --------
                                 (Dollars in thousands, except per share amounts)
Operating Results:
Revenues from continuing
 operations.............  $ 21,147 $ 24,961  $ 32,251  $ 43,765  $ 48,031  $ 46,189 $ 47,116
Income (loss) from
 continuing operations..     3,296   (4,069)    3,161      (562)   10,276     2,696   (5,178)
Income (loss) from
 discontinued
 operations.............                                 (2,048)     (666)      336   12,414
                          -------- --------  --------  --------  --------  -------- --------
    Net income (loss)...     3,296   (4,069)    3,161    (2,610)    9,610     3,032    7,236
Financial Position:
Working capital
 (deficit)..............  $ 30,627 $ 22,020  $ (4,649) $ 14,324  $ 21,968  $ 22,205 $ 10,289
Total assets............   160,374  198,492   171,729   225,022   280,083   299,312  351,347
Long-term obligations...    28,055   44,410    36,605    55,511    81,895   103,365  122,074
Stockholders' equity....    84,960   92,639    81,664    96,708   123,591   123,082  129,151
Per Share Data:
Shares used in
 determining basic and
 diluted net income
 (loss) per share.......     6,608    6,068     6,068     6,068     6,068     6,068    6,068
Basic and diluted net
 income (loss) per
 share:
  Continuing operations.  $    .54 $   (.67) $    .52  $   (.09) $   1.69  $    .44 $   (.85)
  Discontinued
   operations...........                                   (.34)     (.11)      .06     2.04
                          -------- --------  --------  --------  --------  -------- --------
    Net income (loss)
     per share..........       .54     (.67)      .52      (.43)     1.58       .50     1.19
Cash distributions per
 share(a)...............                     $   3.00  $   4.00  $   1.50  $   1.50
Stockholders' equity
 (book value) per share.  $  14.00 $  15.26  $  13.46  $  15.94  $  20.37  $  20.28 $  21.28

--------
(a) The special cash distributions in 1998, 1997, 1996, and 1995 are not precedents for future distributions.

                           RISKS OF THE PSGH MERGER

    Risks Associated with the Termination Fee in the PSGH Merger Agreement

  Under the PSGH Merger Agreement, there are situations in which PSGH would have to pay Heritage Trust a termination fee of $2.5 million in the event that the PSGH Merger Agreement was terminated (see "THE PSGH MERGER AGREEMENT-- Termination Fees; Expenses" on pages 64 to 65).

  In some of these situations (for instance, if the PSGH Board felt it necessary to change its recommendation of the PSGH Merger in a manner adverse to Heritage Trust), we would not necessarily have another buyer to help fund the payment and our ability to find a buyer at a price comparable to ICA's $12.00 price (which we believe is unlikely) might be adversely affected by our obligation to make the payment.

  Risks Associated with the Debt Portion of the Financing for the PSGH Merger

  When a company borrows money to finance an acquisition of its own shares, there is a risk that, if the company defaults on the loan or the lender takes the collateral in a foreclosure proceeding, this may precipitate a voluntary or involuntary bankruptcy proceeding under federal law or a receivership proceeding under state law.

  In such a proceeding, an unpaid creditor, or the company's own trustee or receiver, could invoke the "fraudulent conveyance" provisions of federal or state law as a basis for seeking to recover payments that were made by the company within a specified period before the proceeding was instituted.

  PSG intends to borrow money from GATX Capital in connection with the PSGH Merger. Approximately $58.4 million of this debt is expected to be used to help partially finance the PSGH Merger itself, i.e., to help pay approximately 80% of the total price payable for all PSGH shares at the $12 per share cash price. This debt will be secured by substantially all of PSGH's assets other than already-encumbered aircraft, will be senior to other debt PSG may incur and will be guaranteed by PSGH and PST, the assets of which (with certain exceptions) will secure their guarantees (see "THE PSGH MERGER--Financing" on pages 50 to 52).

  There is a risk that PSG's post-closing operations will not generate sufficient revenue to service this debt, that PSG could default on its loan obligations and that PSGH and PST could not discharge their guarantees. This could lead to the institution of a bankruptcy or receivership proceeding by PSGH, the lenders or other creditors. In such a proceeding, if a court determined that the cash payments made to PSGH's stockholders in the PSGH Merger constituted a fraudulent conveyance, it could require some or all of PSGH's former stockholders to repay all (or a portion) of the cash they received in the PSGH Merger.

  To make such determination, the court would have to find that:

  . PSGH was insolvent when the payment was made; or

  . PSGH was rendered insolvent by the payment; or

  . PSGH was engaged in a business or transaction for which its assets constituted unreasonably small capital; or

  . PSGH intended to incur, or believed it would incur, debts beyond its ability to pay as they matured (we have no such intention or belief).

  The way in which "insolvency" is tested varies depending upon the law that is being applied. Under the most common test, PSGH would be considered insolvent if the fair value of its assets was less than the amount of its total debts and liabilities or if it incurred debt beyond its ability to repay as the debt matures.

  In connection with the signing of the PSGH Merger Agreement and the GATX Loan Agreement, Houlihan Lokey gave preliminary advice to the PSGH Board, as of December 17, 1999, that, immediately after giving effect to the PSGH Merger and the GATX Loan, PSGH and its subsidiaries would not be insolvent under the standard tests of insolvency described above. It is a condition to PSGH's obligation to complete the PSGH Merger that Houlihan Lokey render to PSGH an opinion confirming, to PSGH's reasonable satisfaction, this preliminary advice at closing (see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSGH's Obligation to Close" on pages 63 to 64) but Houlihan Lokey's ability to render such confirmatory opinion will be subject to economic and other factors as they exist at the time of closing and we cannot determine, at this time, whether this condition will be satisfied. While this kind of solvency opinion is often obtained in a leveraged merger transaction like the PSGH Merger, there is a risk that a court would disagree with the opinion.

  There have been very few, if any, cases where the fraudulent conveyance laws have been applied to force repayment of cash received in a leveraged merger by a stockholder who was not affiliated with either the acquiring company or the acquired company and who played no active role in the transaction. Moreover, a number of courts have held that payments made to stockholders of acquired companies through financial intermediaries are not recoverable under the fraudulent conveyance doctrine. Under these holdings, payments made to former PSGH stockholders in the PSGH Merger by the paying agent would not be recoverable.

  Nevertheless, we cannot assure you of a favorable outcome if (i) PSG defaults on the debt incurred to finance the PSGH Merger, (ii) PSGH and PST default on their guarantees, (iii) this precipitates a bankruptcy or similar proceeding, and (iv) a claim is made in that proceeding to recover the payments made to you in the PSGH Merger.

                              THE SPECIAL MEETING

Date, Time and Place

  The PSGH Board is soliciting proxies for use at a special meeting of stockholders. The special meeting will be held on March 13, 2000, at 8:00 a.m., Pacific time, at the Wilshire Grand Hotel, 930 Wilshire Boulevard,
Los Angeles, California. This proxy statement and the enclosed proxy card were first mailed to stockholders beginning February 11, 2000.

  Stockholders are urged to read all the information contained in this proxy statement before voting.

Purpose

  As described in the Notice of Special Meeting, the purpose of the special meeting is:

  .  to consider and vote on the PSGH Merger Proposal; and

  . to transact such other business as may properly come before the special meeting or any adjournments or postponements, including, if submitted, a motion to adjourn to another time or place for the purpose of soliciting additional proxies.

  The PSGH Board recommends a vote "FOR" the PSGH Merger Proposal.

Who Can Vote

  Only stockholders of record of PSGH common shares at the close of business on the record date, namely February 10, 2000, are entitled to vote at the special meeting and any adjournments or postponements. On the record date, PSGH had 6,068,313 common shares outstanding. Each stockholder has one vote for each share.

How You Can Vote

  You can vote by proxy or in person at the special meeting. If you return your signed proxy card before the special meeting, the proxy holders will vote your shares as you direct. If you return your proxy card and do not specify on the card how you want your shares voted, the proxy holders will vote them "FOR" the PSGH Merger Proposal. Your failure to return your proxy card will have the same effect as a vote against the PSGH Merger Proposal.

Vote Required; Quorum

  The affirmative vote of holders of a majority of the outstanding PSGH shares at the close of business on the record date of February 10, 2000 (i.e., at least 3,034,157 of the 6,068,313 outstanding shares) is required to approve the PSGH Merger Proposal.

  In order for stockholders to conduct business at the special meeting, a quorum must be present. This means that at least a majority of the shares outstanding on the record date (i.e., 3,034,157 shares) must be present in person or by proxy.

  For purposes of determining the presence of a quorum, shares represented by proxies that reflect "abstentions" will be treated as present and entitled to vote. If a broker or other nominee is the holder of record of shares, and that holder does not receive instructions from the beneficial owner as to how the shares should be voted at the special meeting, the holder may choose to send in a proxy card to enable the shares to be present for purposes of determining a quorum and those shares may be entitled to vote on other matters that may properly come before the special meeting. However, the record holder will have to indicate that it has received no voting instructions on the PSGH Merger Proposal and this will mean that those shares will not be voted on the PSGH Merger Proposal.

  Since the affirmative vote of a majority of the outstanding shares entitled to vote at the special meeting is required to approve the PSGH Merger Proposal, any abstentions, "broker non-votes" and proxy cards that are not received by PSGH will have the effect of "no" votes except where the stockholder votes in person at the special meeting.

  ChaseMellon Shareholder Services, LLC, PSGH's transfer agent, will tabulate the votes and its representative will serve as inspector of election for the special meeting.

Revocation of Proxies

  Any person executing and submitting a proxy in the form of the proxy card accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked:

  .  by filing with the Secretary of PSGH an instrument of revocation;

  . by presenting at the special meeting a duly executed proxy bearing a later date or time; or

  .  by attending the special meeting and voting in person.

Solicitation of Proxies; Expenses

  PSGH is paying the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card and any additional material that may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of shares held in the names of such nominees.

  The solicitation of proxies will be conducted by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of PSGH, who will receive no additional compensation for their solicitation activities. PSGH has engaged MacKenzie Partners, Inc. to solicit proxies and distribute materials to certain stockholders, brokerage houses, banks, custodians and other nominee holders. PSGH will pay MacKenzie Partners, Inc. $12,500 for these services, plus expenses.

Other Matters to be Acted On

  PSGH does not know of any matters, other than the PSGH Merger Proposal, to be presented or acted on at the special meeting. However, PSGH reserves the right for the chairman of the special meeting to invite a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies in favor of the PSGH Merger Proposal. If such a motion or any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders. If a stockholder votes any shares against the PSGH Merger Proposal on the enclosed proxy card, those shares will not be voted in favor of any motion to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the PSGH Merger Proposal.

                                THE PSGH MERGER

Background of the PSGH Merger

  For almost a decade, the Board has been focused on the company's long-term strategic viability as an independent publicly-traded entity. However, it was not until 1999 that the Board concluded it was practical to consider a sale of the company as potentially the best means of maximizing stockholder value. Until then, the Board had concentrated its efforts on restoring the company to profitability after a period of significant losses, divesting unprofitable businesses, preserving the company's substantial tax loss benefits and using most of them to offset taxes that would otherwise have been payable on sales of aircraft, and returning meaningful cash to stockholders while retaining sufficient cash to protect against contingencies. As explained below, under federal tax law a sale of the company during most of the past decade would have resulted in a very significant diminution in the amount of those benefits, which would have made the company far less valuable to a buyer. With these priorities accomplished, in 1999 the Board concluded it was practical to consider a sale of the company as potentially the best means of maximizing stockholder value and the Chairman's April 13, 1999 letter, included in the 1998 Annual Report to Stockholders, so indicated.

 During the period 1990-1994, PSG suffered substantial losses and went into covenant default under its bank credit agreement.

  After recording a modest profit in 1989, PSG sustained five years of substantial losses from both continuing and discontinued operations in the period 1990 to 1994. These losses resulted from several factors:

  . Airline "fare wares" in the early 1990's depressed air fares and commission revenues. The Gulf War caused further significant reduction in worldwide airline travel. These adverse developments for the airline industry inflicted losses on PSG's then-subsidiary US Travel Systems, Inc. ("USTS");

  . A general economic recession further reduced airline traffic and resulted in the bankruptcy reorganizations of three of the airlines that leased aircraft from PSG. This, in turn, led to substantial losses from the return of four leased aircraft to PSG. PSG's investment in two of the aircraft was written off when PSG defaulted on the non-recourse debt on those aircraft. Multiple write-downs of the carrying value of the other two aircraft resulted in almost a total loss and it took a three-year marketing effort to sell those two aircraft;

  . Widespread difficulties throughout the airline industry--including operating losses at USAir (subsequently renamed US Airways), PSG's principal aircraft lessee--depressed the market value of all the aircraft in the PSG fleet;

  . PSG was forced to write down, by a substantial amount, the carrying value of its investment portfolio of corporate debt securities due to the adverse effects of the deteriorating economy on the issuers of those securities; and

  . PSG's new metallic waste recycling subsidiary, Recontek, Inc., experienced continuing substantial start-up costs without generating any offsetting revenue. After several years of operating losses from Recontek, PSG took a pretax $56.4 million write-down of its investment in 1992.

  This combination of adverse factors resulted in PSG defaulting on certain covenants in its bank revolving credit agreement relating to fixed charge coverage and required minimum equity. As conditions for waiving these defaults and relaxing the covenants, the lenders progressively demanded greater security, imposed additional covenants, increased the cost of outstanding borrowings, accelerated the repayment schedule and reduced operating flexibility. PSG was also forced to suspend the payment of dividends.

 The Board responded to this grave financial situation by reducing staff and overhead, disposing of two unprofitable businesses and paying off the bank credit agreement. The company returned to profitability in 1995.

  During this difficult period, the Board's priority was to restore PSG to financial viability and avoid bankruptcy reorganization. In connection with this effort, overhead was cut and staff was reduced. In September 1994, Charles E. Rickershauser, Jr., who had become chairman in 1991, also assumed the position of part-time Chief Executive Officer following the resignation of the prior full-time Chief Executive Officer. PSG's September 21, 1994 press release announcing Mr. Rickershauser's appointment quoted him as stating that "[a]s a result of the recent reduction of operating units the Company will operate with a limited administrative staff."

  In the period 1993 through 1995, the Board took a number of significant steps to curtail losses, stabilize PSG's deteriorating financial condition and restore profitability:

  . In March 1994, PSG sold the assets of USTS, recording an after-tax gain on disposition of $15.3 million;

  . Through a combination of sales of marketable securities, the proceeds of a secured financing on six aircraft, use of operating cash flow, and the proceeds of the USTS sale, PSG was able to pay off its bank credit agreement as well as its recourse aircraft-related indebtedness, leaving only debt on individual aircraft and the bank debt of Statex that was non-recourse to PSG;

  . In December 1994, PSG sold the major assets of Recontek for no book gain or loss;

  . In March 1995, PSG settled for $5 million all pending litigation
    (originally filed in 1992) that had alleged misleading public statements by PSG with respect to the progress and prospects of Recontek; and

  . In 1995, PSG was able to sell the two returned aircraft that it had been holding for resale for three years.

 In its 1995 annual report, PSG stated a commitment to achieving financial soundness by conserving cash and preserving the company's tax benefits.

  In December 1995, having generated in 1995 net income from continuing operations for the first time since 1992, PSG paid a special cash distribution of $1.50 per share. However, in its press release announcing this distribution, PSG emphasized that this was not a precedent for future action. This caution was echoed in the Chairman's letter to stockholders dated March 26, 1996 that was included in PSG's 1995 Annual Report. In that letter, PSG noted that its principal business was now leasing aircraft to three commercial airlines, which subjected it to the risks inherent in the airline industry, including intense competitive pressure and sensitivity to cash containment problems (e.g., the cost of labor). The letter pointed out that, in the past several years, a number of airlines had gone out of business or restructured through bankruptcy proceedings. The letter also noted that, if any of PSG's lessees defaulted on its lease payments, PSG might not be able to meet its own commitments (including principal and interest payments under its secured aircraft borrowing), and might lose some of its most valuable assets in foreclosure, unless it had substantial cash reserves.

  The Chairman's 1996 letter also stated that there was heightened uncertainty for PSG in the case of the US Airways leases, both because (i) the payments under those leases were (and still are) the single largest individual component of total revenue and gross profit, and (ii) US Airways' viability had been in question for a number of years and, although there had been some positive recent factors in its business, it had continuing disagreements with its labor unions and it remained (and still remains) the industry's high-cost airline.

  For these reasons, the Chairman's 1996 letter noted, PSG's fundamental tenet was to protect its principal source of revenue by keeping sufficient cash in the company. The letter went on to review various stockholder suggestions for generating and deploying cash and outlined what the Board saw as the drawbacks with all of these suggestions:

  . Repurchasing outstanding shares was not feasible because it could significantly reduce PSG's substantial tax benefits, which, at December 31, 1995, comprised $95.6 million of federal net operating loss carryforwards and a $12.5 million federal investment tax credit (in addition to other federal and state tax benefits). These benefits were available to offset future taxable income but they would be subject to substantial diminution in the event of an "ownership change" under
    Section 382 of the Internal Revenue Code. A repurchase program could cause a stockholder previously holding less than 5% of the outstanding shares (5% being the crucial level under Section 382) to go over 5%, thereby triggering an "ownership change" and, although PSG had no way of knowing how many stockholders beneficially owned close to 5% of its stock, it believed there were several. Thus, buying back shares was not an option until the tax benefits were fully utilized or otherwise no longer available;

  . Purchasing or starting another business was not a strategy PSG intended to pursue in the near term, for several reasons: the then-current market for existing businesses was characterized by high acquisition prices, which placed intense pressure on profit margins; PSG was likely to have only a relatively small amount available for acquisitions in the foreseeable future, which limited the size of business it would be able to start or buy; and it would face significant problems in absorbing and running a new business, particularly in light of its substantially reduced corporate staff (which was then seven full-time employees and is now five, excluding the nine Statex employees). (Two months later, in announcing the settlement of the threatened proxy contest discussed below, PSG disavowed any intention to enter into new businesses);

  . Disposing of existing assets to increase liquidity, generate profits faster and accelerate the utilization of the tax benefits was problematic because the best assets typically tended to go first in any kind of liquidation program. The Board did not believe it would be prudent to shrink PSG to a point that its only remaining businesses were its least currently productive assets. Although the Board would continue to monitor opportunities for selling aircraft (separate and apart from those resulting from the exercise of unilateral lease termination options by its aircraft lessees, over which PSG had, and has, no control) if market conditions were favorable, there was no assurance that such opportunities would present themselves;

  . The use of excess cash to pay down secured non-recourse debt on PSG's individual aircraft would trigger substantial prepayment penalties; and

  . Investing in equity securities would require a sophisticated investment program designed to limit risk. Since PSG did not have the internal capacity to engage in that kind of activity, it would have to develop, or pay a third party to provide, that capability. The Board viewed distributing cash, to the extent not needed in the businesses, and thereby giving individual stockholders the opportunity to decide for themselves how to use or invest it, as a preferable alternative.

 In February 1996, PSG announced a proposed holding company reorganization designed to preserve its tax benefits. After resolving its differences with certain stockholders over this proposal, PSG was able to obtain stockholder approval and the reorganization was completed on June 5, 1996, resulting in PSGH succeeding PSG as the publicly-traded company and in transfers of shares becoming subject to restrictions.

  As was indicated in the Chairman's March 26, 1996 letter summarized above, one of PSG's priorities, once it had restored its operations to profitability, was to protect itself and its stockholders against an "ownership change" under
Section 382 of the Internal Revenue Code, which would have significantly reduced its substantial federal and state tax loss carryforwards and other tax benefits. On February 9, 1996, PSG publicly announced a proposal for achieving this goal. The proposal involved a reorganization in which every share of PSG would be exchanged for a newly-issued share of PSGH, all PSGH shares would be governed by transfer restrictions and PSGH would become a publicly traded holding company for PSG and its subsidiaries. On that same date, PSG filed with the Securities and Exchange Commission a registration statement covering the PSGH shares to be issued in the reorganization and a preliminary proxy statement for use in soliciting stockholder approval for the proposal at PSG's 1996 annual meeting.

  Under this proposal, PSGH's certificate of incorporation would be restated to include provisions that would (with certain exceptions for "pre-existing 5% shareholders") prohibit, without the prior approval of the PSGH board, direct or indirect dispositions or acquisitions of any PSGH shares by or to any holder who owned, or would as a result of the transaction own, either directly or through the tax attribution rules, 5% or more of the PSGH shares.

  The announcement of the proposed reorganization engendered initial opposition from certain stockholders.

  . PSG's second largest stockholder (owning over 19%) asserted that PSG was not taking appropriate measures--specifically, an additional cash distribution--to narrow the gap between the market price of PSG's shares and its intrinsic value. This stockholder indicated an intention to vote against the proposal, vote against the two Board nominees standing for re-election at the 1996 annual meeting, and support the Board candidacy (discussed below) of another stockholder;

  . Another stockholder (owning 1%) notified PSG of his intention to nominate himself as an opposition Board candidate, and filed related proxy material with the Securities and Exchange Commission, in support of his proposal (which the PSG Board opposed) to hire an investment banker to evaluate certain alternatives for increasing stockholder value (these were the same alternatives that the Board considered inadvisable for the reasons set forth in the Chairman's March 26, 1996 letter); and

  . Another stockholder (owning over 4%) also indicated an intention to vote against the proposal.

  On May 22, 1996, PSG announced that it had resolved its differences with these stockholders under agreements that would enable its reorganization proposal to proceed to a stockholder vote with their support. On June 5, 1996, at the postponed 1996 annual meeting, the stockholders approved the reorganization and it was completed later that day.

  Under the agreements that PSG reached with these stockholders, the following actions were taken:

  . Mr. Christopher H.B. Mills, Chief Executive Officer of the 4% stockholder that had initially opposed the reorganization, was elected to the PSGH Board (on which he still sits, having been re-nominated by Board action);

  . The 1% stockholder who had initially opposed the reorganization and threatened to run as an opposition candidate withdrew his stockholder proposal and his candidacy, and was appointed to the PSGH Board (on which he sat until he resigned on April 12, 1999, having been advised that he was one of three directors who would not be re-nominated in connection with a reduction of the Board size; in resigning, he publicly cited his view, which the rest of the Board did not (and does not) share, that the Board had failed to maximize stockholder value during his tenure);

  . The same 1% stockholder was appointed to serve on a new Strategic
    Planning Committee of the Board, along with the Chairman and the Vice Chairman, to explore alternatives for pursuing the Board's commitment to enhancing stockholder value (this Committee was disbanded in 1997 because its functions had been assumed by the entire Board);

  . The proposed transfer restrictions on PSGH's shares were amended, prior to being submitted to stockholders, to (i) permit their amendment or elimination by a vote of a majority, rather than two-thirds, of the outstanding shares and (ii) lapse at the year 2000 annual meeting, rather than after 15 years, unless the stockholders voted to continue them by a vote of a majority of the outstanding shares; and

  . The Board committed to studying the possibility of proposing for stockholder approval the elimination from the PSGH Certificate of Incorporation of the provisions (carried over from the PSG Certificate of Incorporation) for the classification of the Board into three classes, with the members of each class serving for a three-year term. (This study was completed following the 1996 annual meeting and the Board's proposal to provide for all directors to be elected annually for one-year terms was approved at the 1997 annual meeting of stockholders, with effect at the 1998 annual meeting.)

 During the second half of 1996, following the holding company reorganization, PSGH completed a reassessment of its business and announced the results in its 1996 annual report. The 1996 Annual Report also disclosed an environmental remediation liability to San Francisco International Airport.

  In December 1996, having experienced a second year of profitability from continuing operations and having reduced its outstanding indebtedness by approximately 14%, PSGH declared a second special cash distribution of $1.50 per share. After giving effect to this distribution, the company's debt-to-total-capitalization ratio had been reduced by approximately 8%.

  In commenting on these positive developments in the Chairman's letter dated March 27, 1997 contained in the 1996 Annual Report, PSGH noted that the Board, in declaring the year-end 1996 special distribution, had considered (among other things): the continued improvement in US Airways' operating results; PSGH's year-end 1996 financial condition and projected cash needs; and the probability this would be the last cash distribution that would be treated entirely as a non-taxable return of capital rather than as a taxable dividend.

  Nevertheless, the Chairman's letter reiterated the prior year's caution that the special distribution should not be interpreted as the implementation of a continuing policy. The letter noted that the airline industry in general, and US Airways in particular, continued to face an uncertain future (for example, US Airways' unit cost was still the highest in the industry and it had not announced agreement with its labor unions on potentially vital concessions). Accordingly, it remained a fundamental imperative that PSGH manage its cash flow conservatively.

  The Chairman's 1997 letter went on to report on the progress made during 1996--first through the Board's Strategic Planning Committee and thereafter with the participation of the entire Board (which had been expanded not only to include the two additional directors added in connection with the resolution of issues relating to the proposed holding company reorganization but also by the addition of two further outside directors)--in re-examining the Company's business operations.

  . The Board had concluded that, under then-current market conditions, stockholders were best served by PSG retaining its aircraft, collecting lease payments and continuing to test the market periodically with the help of its industry financial advisor. Of the nineteen aircraft then owned by PSG, sixteen were leased to US Airways. Most of the payments from these leases was used to service secured debt incurred to buy or refinance the aircraft. Because of the continued uncertainty concerning US Airways' future, there was no significant interest on the part of other leasing companies in adding these sixteen leases to their portfolio, particularly at prices the Board would consider advantageous (after taking into account the prepayment penalties that would be incurred if PSG paid off the debt with the sale proceeds);

  . The Board had concluded that stockholders would be best served by PSG retaining Statex and by Statex continuing to grow its business through its bank credit line. This conclusion was based on evaluating Statex's 1996 results and testing the market to compare the net proceeds that could likely be realized by selling Statex to the after-tax rate of return its properties had generated in 1996 and were projected to generate in future years;

  . The Board had concluded that, in order to address the 1996 operating loss from PST's Wholesale Division (which sold refined petroleum products for use in land-based vehicles), that Division's operations should be concentrated on higher-margin customers. While this plan would necessarily reduce the volume of the

   Division's sales, the Board believed it was necessary to enhance the possibility of improving profitability, decrease the level of investment in inventory and accounts receivable, and improve the return on invested capital. The Board intended to monitor actively the effects of this plan.

  The Chairman's 1997 letter added that the completion of this 1996 re-assessment of PSGH's businesses was not the end of the Board's work. The Board remained committed to continued exploration of alternatives to enhance stockholder value. However, real-world constraints on these alternatives, which has been discussed in the prior year's Chairman letter (including the reasons why the Board could not consider, at that time, using excess cash to buy back stock, paying down debt on the PSG aircraft or entering into a new line of business) remained equally applicable.

  The 1996 Annual Report also included information about two potentially significant contingent liabilities:

  . In February 1996, the California Franchise Tax Board (the "CFTB") issued notices of net deficiencies to PSG for the years 1987 to 1990. The net deficiencies totaled $5.9 million plus estimated interest of $7.9 million through March 31, 1997. PSG was protesting the adjustment proposed in these notices and believed that adequate provision had been made in PSGH's consolidated financial statements for the possible assessment of additional taxes and interest.

  . Under an order from the California Regional Water Quality Control Board,
    PST and many other potentially responsible parties had participated during 1996 in a process of investigation and remediation related to potential soil and ground water pollution at the San Francisco International Airport ("SFIA"). PST had various fuel storage and fuel distribution facilities at SFIA which were acquired and subsequently improved at various times since 1982. As a result of the investigation and remediation process, PSGH recorded in 1996 total expenses of $1.2 million comprising both actual expenditures and its best estimate of additional expenses yet to be incurred, including expenses related to the removal of various pipelines as a result of construction of a new terminal at SFIA. PSGH noted that it was reasonably possible that the estimate of additional expenses yet to be incurred might change in the future.

  . The 1996 Annual Report also explained that when PSG had purchased the original SFIA facilities, the former owners had agreed to indemnify PSG for environmental impacts occurring before the acquisition and PSG might have to initiate litigation to enforce this indemnification obligation, for which reason it had not recorded an estimate of potential indemnification recovery.

 In 1997, PSGH achieved further progress towards its goal of strengthening the company and returning value to stockholders but future challenges remained and the company continued to be dependent on future events beyond its control.

  In 1997, PSGH continued to make progress in recovering from its financial problems of the early 1990's and in enhancing value for stockholders. This enabled it to make two special cash distributions during that year: a special distribution of $1.50 per share in August 1997 and special distribution of $2.50 per share in December 1997. In the Chairman's letter to stockholders dated March 31, 1998 included in the 1997 Annual Report, PSGH noted the following benchmarks of the company's 1997 progress:

  . $10.1 million of debt was paid, and $8.4 million of cash had been realized, from the sale of four aircraft to the lessee, US Airways. These aircraft had previously been idle for several years, although US Airways had remained current in its lease payments;

  . Federal tax loss carryforwards of $36 million had been used, reducing the risk that the company's substantial tax benefits (approximately $60.8 million of tax loss carryforwards and $12.5 million of unused investment tax credit at the beginning of 1997) would not be utilized. The Board continued to hope that the remaining benefits would be fully utilized over the next few years in view of the expressed desire of US Airways to purchase six additional aircraft it leased from PSG; and

  . Approximately $8 million had been realized from the sale of PST's
    Wholesale Division. When the Board concluded, during the course of 1997, that the prior year's plan to refocus that Division on higher margin customers was not improving profitability, it decided that it was better to sell that Division than to continue investing in it.

  The Chairman's 1998 letter went on to repeat the caution from the two prior years that the special cash distributions made in 1997 should not be interpreted as the implementation of a regular policy. The letter noted that these 1997 distributions had been based on cash largely generated from the one-time sale of PST's Wholesale Division and the sale of the four aircraft to US Airways, an event over which PSGH had no control (since they occurred due to the exercise of lessee termination rights). Because the company was estimating substantial future cash expenditures relating both to environmental remediation at SFIA and the unresolved claim of tax deficiencies by the California Franchise Tax Board, PSGH could not commit to future cash distributions. However, as it had previously stated, it would continue to monitor the situation carefully, mindful of the interest of its stockholders in a tangible return on their investment.

  The Chairman's 1998 letter then reviewed the status of the company's two significant contingent liabilities:

  . The CFTB claim and related interest for the tax years 1987 through 1990 aggregated $15.1 million on December 31, 1997. The company's efforts to reach a negotiated settlement had not succeeded in 1997 and, while efforts would again be made in 1998, the company might have to pursue protracted litigation to vindicate its position that the claim was excessive.

  . During 1997, the company had accrued a further $5.5 million of environmental remediation expenses at SFIA after accruing $1.2 million of similar expenses in 1996. Of the expenses accrued in 1997, $5.1 million would be paid in future years. These estimated expenses related to future remediation of contaminated soil, future removal of fuel storage tanks and distribution lines, future settlement of claims by SFIA and reimbursement of environmental expenses.

    In addition, on July 11, 1997, the City and County of San Francisco ("CCSF") filed a complaint in the United States District Court for the Northern District of California, seeking to recover costs incurred in connection with the investigation and clean-up of contamination in and around SFIA. This complaint had been filed against various present and former tenants who had operated fuel storage and other facilities at SFIA. While neither PSG nor PST was a named defendant, each of them, along with the majority of present and former tenants at SFIA, had entered in to an agreement with CCFS tolling the statute of limitations and other time-based defenses that any of the signatories might have against one another in order to facilitate an attempt to solve their disputes by mediation without the necessity for litigation. Separately, in September 1997, Atlantic Richfield Company, one of the named defendants in the CCSF litigation, had filed cross-claims against PSG (and other parties) seeking a declaration that it was not jointly and severally liable for any environmental clean-up at SFIA and asserting indemnification claims in connection with the litigation, as well as unspecified damages for breach of contract.

  . The 1996 Annual Report stated that PSGH was unable to determine the extent, if any, to which expenses incurred in connection with environmental costs at SFIA might be recoverable from third parties including the prior lessees of PST's facilities, other SFIA tenants or PST's insurers. In addition to the cross-claims filed by Atlantic Richfield Company as one of the prior lessees, the other lessee and PST's insurers had disputed PST's claims for recovery. PST was unable to estimate, and therefore had not recorded, any potential recovery from or by these third parties.

  The Chairman's 1998 letter went on to review the company's future direction:

  . It remained the Board's view that PSG's business should not be grown. In large part, this decision was based on the significant aircraft leasing losses PSG had suffered in the early 1990's. In addition, one of the primary components of the return on investment in aircraft leasing was (and is) the tax benefits. PSG could not utilize tax benefits to be derived from new aircraft lease transactions because of its existing unused substantial tax loss carryforwards. With the tax gain on the sale of four aircraft to US Airways in

   1997, the estimated remaining federal net operating loss carryforwards at December 31, 1997 totaled approximately $24.5 million and if US Airways exercised its purchase options and sold an additional six aircraft in 1998, that balance would be fully utilized, which would in turn accelerate the usage of the $12.5 million federal investment tax credit before it expired between 2000 and 2002. However, this entire scenario was beyond PSGH's control and subject to various substantial uncertainties. Although events in 1997, including the continued improvements in US Airways' financial condition, had enhanced the value of PSG's lease portfolio, there was no immediate strategic action available to the company in connection with this business.

  . A year-end 1997 significant drop in oil prices had adversely affected
    Statex's 1997 results, which had already been below 1996. The Board had, in recent years, been supporting Statex's management in its efforts to grow the business. The Board had looked closely at the matter several times and concluded that continuing to invest in this business would ultimately enhance the alternatives for stockholders. Because of high purchase prices during most of 1997 and low indicated rates of return on most oil properties being offered for sale, Statex had not been as successful as the Board had hoped in buying new fields and growing its overall size. During 1998, the Board would look at other ways to enhance or realize value from Statex but the volatility of recent oil prices would make any changes in Statex's business difficult if not impossible.

  The Chairman's 1998 letter concluded its review of the company's strategic direction with the following paragraph:

  "Long-term possibilities. While it is appropriate for stockholders to ask what the long-term strategy is for the Company, the fact is that we cannot articulate a "one-size-fits all' answer because of our dependence on future events which are beyond our control and impossible to predict. Our first priority is the utilization of the tax-loss carryforwards. While this could occur in 1998 if the [six] remaining BAe 146's [leased to US Airways] are sold, we cannot cause this to happen. If there is no such sale, the loss carryforwards and other tax benefits will not expire for some years, even if we assume that the lease payments are timely made. When and if tax benefits are utilized, possibilities would then include, as far as we can now tell, complete liquidation, sale of the Company or continuation of the aircraft leasing business. Each of the possibilities, as well as the issue of Statex's future direction, involve complex market, legal, other considerations which will be fully examined if the occasion arises."

  The Chairman's letter ended with the following:

  "Given the nature of our businesses as well as potentially significant contingent liabilities, we continue to face several challenges and uncertainties. Our priorities remain the same: to place the Company on the soundest practical financial position for the future; to protect to the fullest extent possible our remaining substantial tax benefits; and to put the Company into a position where, over time, it will be possible to articulate and execute a long-term strategy for enhancing stockholder value."

 In October 1998, PSG received an unsolicited expression of interest in acquiring the company. However, after five months of exploratory discussions, the Board decided that it had no further interest in pursuing the matter.

  On October 9, 1998, PSG received an inquiry from a leveraged buyout firm that stated it was seeking information about the company and its businesses in connection with a possible acquisition offer at a potential price substantially in excess of the then-current market price for PSGH's stock. After PSGH had received information about the background and qualifications of this firm, it entered into a confidentiality agreement with this firm on November 30, 1998. At a meeting on December 4, 1998, the PSGH Board authorized the management of PSGH to continue discussions with this firm.

  Over the next four months, this firm was provided with substantial confidential information about PSGH and its subsidiaries and this firm conducted a substantial amount of due diligence with the management of PSGH, the attorney handling the SFIA environmental remediation claim on behalf of PSG and PST, PSGH's outside corporate counsel and the management of Statex.

  Ultimately, this firm made an offer to acquire PSGH at $11.50 per share, subject to due diligence and the execution of a definitive acquisition agreement. However, at a meeting on March 25, 1999, the Board decided that it had no interest in proceeding with discussions. The Board's decision was based on a number of factors, including the following:

  . The Board did not believe that the offered price adequately reflected several developments that had occurred during the course of the exploratory discussion and which had, or were expected to have, a positive effect on the Company's prospects including: (i) the pending sale to US Airways (subsequently completed on April 2, 1999) of five leased aircraft; (ii) the tentative agreement with the CFTB, made in November 1998, to settle the pending claim tax deficiencies relating to the years 1987 to 1990 for $6 million, consistent with the reserve previously established for the claim; and (iii) the enhanced possibility that the ongoing mediation effort in the SFIA environmental remediation litigation would result in a portion of the claim being settled by PST within an acceptable limit.

  . The firm had indicated that its own equity capital was not available to finance the transaction and it was not in a position to provide any financing commitment pending continued discussions exploring financing with a number of financial institutions. This caused the Board to be concerned as to when-- if at all--the firm might be in a position to complete a transaction.

 In 1998, despite significant impairment losses at Statex, PSGH made further progress in achieving its priorities of strengthening its financial position while returning value to stockholders.

  With oil prices dropping below $10 per barrel in late 1998, Statex recorded impairment losses totaling $12.8 million. In addition, Statex defaulted on a covenant in its bank lending agreement which had a $5.8 million outstanding balance at December 31, 1998. Although the bank waived the covenant violation for the fourth quarter of 1998, PSGH classified the loan balance as a current liability because of the uncertainty of receiving future quarterly waivers while oil and gas prices remained low. In the Chairman's letter dated April 13, 1999 included in the 1998 Annual Report, PSGH noted that, while there had been some recovery in oil and gas prices during the first quarter of 1999, the duration of that recovery was unpredictable and a clear assessment of Statex's future could not be made at that time. In the meantime, marginal wells had been shut-in and exploration activity had been curtailed to reduce both expenses and current operating losses.

  Despite the significant impairment losses at Statex, the Chairman's 1999 letter noted, PSGH had made progress strengthening its financial position. This had enabled it to make a special cash distribution of $3.00 per share in December 1998, raising to $10 per share the total amount of cash it had distributed since December 1995. The Chairman's letter repeated the cautions of the previous three years that this distribution should not be interpreted as the implementation of a regular policy, noting that the distribution was based on cash largely generated from: (i) the sale, in the first quarter of 1998, of PST's Aviation Fuel Sales Division (which sold aircraft jet fuel) for over $7 million (leaving PST's fuel distribution business at SFIA and Los Angeles International Airport as its only remaining business); and (ii) the availability of cash reserves previously designated for potential litigation with the CFTB over the tax deficiency claims for the years 1987 through 1990 that had been tentatively settled for $6 million in November 1998 (the settlement became final on August 20, 1999).

  Despite the caution that the 1998 special distribution was largely based on the two one-time circumstances, the Chairman's 1999 letter listed several 1998 accomplishments in addition to the sale of PST's Aviation Fuel Sales Division, including:

  . PSG had paid off outstanding debt on three aircraft in accordance with its terms. In 1998, 100% of the lease payment on those aircraft had been dedicated to debt services and the payoff of the outstanding debt was expected to enhance 1999 cash flow by approximately $5.8 million. In the later part of 1999, the debt on two additional aircraft, which also had 100% of their lease payments dedicated to debt services, was also scheduled to be (and in fact was) paid off in accordance with its terms; and

  . The company had utilized federal tax loss carryforwards of approximately
    $9 million, leaving approximately $15.5 million of tax loss carryforwards and $12.5 million of unused tax credit at the beginning of 1999.

  The Chairman's 1999 letter, in reviewing the status of the company's contingent liability for environmental remediation at SFIA, expressed the hope that the current mediation effort would be successful in 1999 but cautioned that SFIA was petitioning the court to set a trial date at May 2000 and if SFIA did proceed to trial as to its claims involving PST, the company's expense estimate would probably have to be substantially increased.

  The Chairman's 1999 letter noted that, on April 2, 1999, US Airways had exercised its lease termination rights on five aircraft by purchasing (and subsequently re-selling) them. The estimated net gain on these sales had utilized all of the remaining federal net operating loss carryforwards and approximately $1.1 million of the remaining tax credit. Accordingly, the first priority that had been identified in the prior years' Chairman's letter-- utilizing the company tax benefits--had been largely achieved. This meant that the Board could now seriously examine a number of possibilities relating to the company's long-term future that in the past had been merely theoretical. The letter identified these possibilities as follows:

  . One possibility was complete liquidation of the Company in a tax efficient manner. In the words of the letter: "Our preliminary conclusion is that this is an attractive possibility, but further study is required to ensure the proper handling of contingent liabilities. In addition, the success of such a plan is dependent upon the prices that are attainable for our aircraft, aircraft leases and other assets in the open market."

  . Another possibility would be, in the words of the letter, "a sale of the entire company to a responsible buyer who is willing and able to pay a full and fair price and make adequate provision for our contingent liabilities." The letter went on to note that the Board could not offer assurance that it would be able to effectuate a sale or transaction on terms that it could recommend as a preferable alternative to liquidation.

  . If neither of these possibilities yielded a transaction that the Board could endorse, the possibility remained of continuing to operate the businesses of the company as efficiently as possible until one of the other possibilities became viable.

  This discussion of the company's future direction in the letter ended as follows:

  "Our priority to 1999 is to pursue these possibilities vigorously, with such outside professional assistance as is appropriate. Once we have completed our evaluation, we will report back to our shareholders, but approval would be required for any sale or liquidation of the entire Company. We are committed to avoiding the trap of allowing the status quo to continue without an exhaustive exploration of preferable alternatives."

  On April 30, 1999, the San Diego Union-Tribune carried a story headlined "PS Group explores its options for sale, liquidation," in which the writer discussed the statements from the Chairman's April 13, 1999 letter summarized above, as well as an interview with the Company's Chief Financial Officer relating to the statement in the letter regarding the company's willingness to entertain a possible sale of the company or a liquidation.

 Shortly following the issuance of the 1998 annual report (including the Chairman's April 13, 1999 letter), PSGH received an expression of interest from ICA regarding a possible acquisition of the company. The ensuing preliminary discussions resulted in the signing of an exclusivity agreement with ICA in September 1999.

  In mid-May 1999, representatives of ICA and its investment banking firm, Lazard Freres & Company, contacted PSGH to express ICA's interest in a possible acquisition of PSGH, to be financed by a loan from GATX Capital Corporation secured by the assets of PSGH and its subsidiaries. Following preliminary discussions regarding the nature of ICA's potential interest, and its background in completing leveraged acquisitions and other transactions and its prior history of collaborating with GATX Capital, the parties executed a confidentiality agreement on June 8, 1999 and PSGH began providing to ICA non-public information about its businesses, principally PSG's aircraft leasing business.

  In June 1999, PSGH was approached by a publicly-traded limited partnership with an existing aircraft portfolio about possible exploratory discussions concerning a possible exchange (at an unspecified exchange ratio) of PSG's aircraft fleet for limited partnership interests. However, this proposal did not address PSGH's announced goal of resolving the Company's long-term future in a manner that would enable stockholders to maximize their entire investment through the receipt of cash. Accordingly, PSGH did not pursue the possible transaction.

  On August 4, 1999, PSGH issued a press release announcing that, subject to the approval of the United States District Court Northern District of California, a proposed settlement agreement had been entered into between PST and CCSF covering CCSF's environmental remediation claims at SFIA through May 1998. Under this proposed settlement, which was later approved by the Court on August 23, 1999, PST paid $680,000 to settle that portion of CCSF's claim. PSGH's press release noted that the payment would be fully covered by its previously recorded estimate of liabilities. The press release also noted that the settlement would not remove PST as a party to the litigation. Besides contractual contribution and indemnity claims asserted by PST against various parties from which PST had purchased its SFIA facilities or which had provided services to PST, the same parties had also asserted claims against PST and, in addition, there might be claims from CCSF for environmental costs incurred since May 1998. While PST believed it had made adequate provision to cover these unsettled claims in its previously recorded estimates of environmental liability, such estimate was subject to change due to future circumstances.

  In the same August 4, 1999 press release, PSG also announced that its tentative $6 million settlement with the State of California relating to net tax deficiency claims 1987 through 1990 would become final on August 20, 1999, if, as expected (and as in fact occurred), no further action was taken by the CFTB.

  On August 16, 1999, PSGH's executive officers and its counsel met with representatives of ICA and its investment banking firm to discuss ICA's interest in a possible acquisition of PSGH, to be financed with a secured loan from GATX Capital. At that meeting, ICA's representatives indicated a contemplated acquisition price of $12 a share. Based on prior discussions that had taken place among Board members either informally or in Board meetings (including discussions in connection with the prior expression of interest that had been received from a leveraged buyout firm in October 1998) regarding key issues that would need to be addressed before the Board would give serious consideration to any leveraged buyout proposals in general and ICA's expression of interest in particular, the PSGH representatives advised the ICA representatives of certain threshold issues that the Board would want to know had been satisfactorily addressed before it made any decision regarding ICA's proposal:

  . ICA would need to confirm that it had satisfied itself that PSG's contingent liabilities in connection with the SFIA environmental remediation situation had been fully investigated so that it could confirm its contemplated $12 per share price (subject to customary conditions) and that price would not be subject to reduction on account of those contingent liabilities;

  . ICA would also need to confirm that it would be willing and able to take appropriate action, without a reduction in its contemplated acquisition price, to assure that any leveraged acquisition of PSGH would not impair the ability of PSG and Statex to continue meeting their unfunded payment obligations to their retirees;

  . In order to maximize the likelihood that any announced transaction with ICA would be completed, it would be important to the Board that GATX Capital enter into a definitive loan agreement at the same time that a definitive merger agreement was signed; and

  . ICA would need to provide references that could be checked by PSGH in order that the Board could be satisfied as to ICA's capacity, in conjunction with GATX Capital, to complete the acquisition.

  The ICA representatives agreed to concentrate their immediate due diligence efforts on the matters identified by the PSGH representatives, to provide the requested references and to confirm with GATX Capital its willingness to enter into a definitive loan agreement currently with the signing of a definitive merger agreement.

  During the following approximately four weeks, with the assistance of PSGH, ICA investigated the matters that had been identified as threshold issues for the PSGH Board by the PSGH representatives at the August 16, 1999 meeting. In early September 1999, ICA advised PSGH that it had investigated those matters and confirmed that it was interested in proceeding with the negotiation of a possible acquisition of PSGH at $12 per share, which was its maximum price.

  On September 8, 1999, ICA submitted to PSGH a non-binding proposal to acquire PSGH for $12 a share, subject to a potential downward price adjustment if the stockholders equity of the company as of September 30, 1999 declined by more than a specified amount (which it did not). The proposal contemplated that a definitive loan agreement with GATX Capital would be executed concurrently with any merger agreement. The proposal stipulated that, in order for ICA to be willing to perform additional due diligence, it would require PSGH to enter into an agreement to conduct exclusive negotiations with ICA for thirty days.

  At a meeting on September 13, 1999, the PSGH Board discussed ICA's non-binding proposal and its related request for a thirty-day exclusivity agreement. The Board also reviewed the results of the reference checks regarding ICA and GATX. In addition, the Board discussed the various uncertainties that would affect the amount that stockholders might be expected to receive if a complete liquidation of PSGH and its subsidiaries was pursued as an alternative to a cash sale of the company at $12.00, including the timing of liquidating distributions in relation to market conditions affecting the possible prices available for the assets of PSG and Statex and in relation to the potential resolution of the SFIA environmental remediation litigation, the potential tax effects of a liquidation and its potential costs. The Board decided that it would be in the best interests of the company and its stockholders for negotiations to proceed with ICA on the basis of a possible merger at a price of $12.00 per share in cash, and it authorized the execution of the exclusivity agreement requested by ICA, as modified to reflect PSGH's comments. The Board also authorized the retention of Houlihan Lokey to provide fairness and solvency opinions to the PSGH Board with respect to any definitive agreements that might be reached with ICA and GATX Capital.

  On September 29, 1999, PSGH and ICA executed an exclusivity agreement that prohibited PSGH, until October 29, 1999, from soliciting, initiating, seeking or encouraging any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any third party, other than ICA, regarding any acquisition of PSGH or any material portion of its assets, except for the aircraft sales which were then contemplated (and subsequently occurred). PSGH also agreed not to accept or enter into any agreement for any such transaction with a third party during the exclusivity period and to advise ICA immediately, upon receipt of any inquiry or proposal relating to any such transaction from a third party, of the identity of the third party and the terms of the proposal or inquiry. However, PSGH expressly reserved the right to engage in discussions or provide information to a third party which made an unsolicited acquisition proposal that the PSGH Board reasonably determined was bona fide and reasonably likely to result in a transaction economically superior to ICA's $12.00 per share proposal.

  The PSGH Board based its decision to enter into the exclusivity agreement with ICA on several factors:

  . The Chairman's April 13, 1999 letter included in the 1998 Annual Report, as reported in the San Diego Union-Tribune, had made it clear that the company was open to acquisition offers (see "Background of the PSGH Merger" on page 32). However, during the four-month period that PSGH had been in preliminary discussions with ICA no other specific bid or proposal for the acquisition of the company had been received.

  . PSGH was (and is), in the PSGH Board's view, an unusual company with limited appeal as an acquisition candidate. Its mix of businesses-- aircraft leasing, with a small fleet, and a small oil and gas production and development business--is unlikely to attract strategic buyers and the amount of debt that can be raised by financial buyers on the basis of the company's own assets is limited by the secured debt on half the aircraft fleet and the separate secured Statex bank debt. In addition, the company's capacity to generate revenue growth is constrained by the fact that most of PSG's aircraft leases--which account for a high percentage of the company's revenue and operating profit--provide for fixed lease payments.

  . The PSGH Board believed that another limitation on the attractiveness of PSGH as an acquisition candidate is the unresolved state of the SFIA environmental remediation situation. Additional remediation work still has to be completed by PST and the cost of this work may exceed the estimated liability that has been recorded. In addition, even though an important portion of CCSF's claim was settled in August 1999, the company remains subject to the risk that CCSF will assert claims for the period after May 1998 and that the cross-claims between PST and other involved parties will remain unresolved for many years and could be resolved adversely to PST and beyond the amount reserved in PSGH's financial statements. In the view of the PSGH Board, the universe of potential buyers that might be willing (as ICA was) to assume these risks and nevertheless pay a fair price to stockholders was very limited.

  . Having received the results of the investigation that PSGH had conducted with both ICA and GATX Capital, the PSGH Board concluded that ICA was a credible bidder and that GATX Capital had the capacity and willingness to support ICA's interest with loan financing.

  . The PSGH Board attached significance to ICA's willingness to accede to requirements that PSGH viewed as important but which other potential buyers (if any) might not accept:

   . . ICA had been willing to investigate the SFIA environmental remediation situation and ways to assure the continuing ability of PSG and Statex to fulfill their unfunded contractual payment obligations to their retirees before confirming its $12 per share price and demanding an exclusivity agreement. ICA had also been willing to accede to PSGH's insistence that, under that agreement, PSGH be permitted to entertain unsolicited potentially superior offers.

   . . ICA had also agreed to condition the signing of a definitive merger agreement on the simultaneous signing of a definitive loan agreement with GATX Capital so that all of the terms and conditions of the debt financing could be identified for, and evaluated by, the Board before any announced transaction even though this would necessarily extend the negotiation process and increase the possibility that the company might receive unsolicited potentially superior offers.

   . . ICA had also agreed that, if a definitive merger agreement could be negotiated, it would commit to fund Heritage Trust in order to enable Heritage Trust to pay a $2 million termination fee if, after a definitive agreement was signed, the agreement was terminated by PSGH because of the unavailability of the debt financing without PSGH's fault or because Heritage Trust materially breached any definitive merger agreement resulting from the negotiations between the parties.

  . Once ICA had completed its initial phase of due diligence and confirmed its willingness to pay $12 per share, it had insisted on an exclusivity agreement to protect its investment of time, effort and money in the negotiation and due diligence processes. The PSGH Board concluded that if it failed to accede to this requirement, there was a significant likelihood that ICA would withdraw its proposal, which would have subjected the company and its stockholders to the unacceptable risk that the significant potential for an attractive and viable transaction would be forfeited with no assurance, and substantial uncertainty, that an equally attractive alternative could be found.

 Exclusive negotiations between PSGH and ICA following the signing of the exclusivity agreement resulted in the signing of the PSGH Merger
 Agreement on December 18, 1999.

  For the next approximately three months, PSGH and ICA conducted negotiations with respect to the terms of the proposed acquisition of PSGH by Heritage Trust (the prospective buyer designated by ICA) at $12 per share, including the provisions of a definitive merger agreement between PSGH and Heritage Trust and the provisions of a definitive loan agreement (and related security and guaranty documents) with GATX Capital for a secured loan to finance approximately 80% of the total purchase price, with the balance being financed by equity from ICA or its affiliates. In connection with these negotiations, the PSGH Board, at meetings held on November 1 and November 29, 1999, having received reports of the progress of the negotiations and other relevant developments, authorized the extension of the exclusivity agreement with ICA, first until November 29, 1999, and ultimately until December 17, 1999.

  At various times during the course of these negotiations, PSGH received approaches from an individual indicating that he represented a party that was interested in the possibility of exploring an acquisition of PSGH (this same party had approached PSGH, earlier in 1999, about the possibility of buying certain aircraft from PSG but the prices it had indicated had not been attractive to PSGH and discussions had not ensued). Consistent with its goal of maximizing stockholder value without violating its exclusivity agreement with ICA, and with ICA's concurrence, PSGH responded to these approaches by advising the individual on several occasions (the last one having occurred a few days before the Board's December 17, 1999 meeting to consider the PSGH Merger Agreement and the GATX Loan Agreement) that if the party he represented wished to pursue its interest PSGH would need specific information with respect to its background and experience in completing a public company acquisition, as well as its proposed price and the other material terms of its proposal before deciding how to respond. However, no such information was provided to PSGH.

  During the course of the negotiations between PSGH and ICA following the execution of the exclusivity agreement on September 29, 1999, one of the issues discussed between the parties was the future of Statex. PSGH had previously advised ICA that, earlier in 1999, the officers of Statex had, on two separate occasions, indicated to PSGH their interest in buying Statex and that the Board had decided to defer any action on these approaches while it continued to address the overall future of PSGH as a whole. After ICA conducted its own evaluation of Statex, it advised PSGH that, although it had been considering offering Statex for sale if it acquired PSGH, it would be supportive of a sale of Statex by PSGH to the Statex officers if an acceptable price could be agreed upon and the Statex officers demonstrated that they had requisite funds available to complete the transaction. Accordingly, with ICA's concurrence, PSGH contacted the Statex officers and informed them that it would be willing to entertain a fully financed proposal for the acquisition of Statex at an appropriate price and that, if a proposal satisfactory to PSGH and ICA was not received and ICA acquired PSGH, ICA would likely explore the possible interest of third parties in acquiring Statex. The ensuing discussions among PSGH, ICA and the Statex officers resulted in the execution, on November 24, 1999, of the Statex LOI (which PSGH Board had authorized at a meeting held on November 10, 1999).

  The Statex LOI, which was signed by PSGH and PSG with the concurrence of ICA, contemplates that Statex will be sold for cash, an assumption of bank debt and certain contingent future payments. The transaction is subject to the finalizing of a financing commitment, the signing of mutually acceptable definitive acquisition and financing agreements, and the satisfaction of the closing conditions specified in those agreements. PSGH has agreed not to solicit other purchasers until February 18, 2000 while the Statex officers explore the availability of financing and, if acceptable financing is committed, for an additional 35 days while the parties negotiate definitive terms. The transaction is not conditioned on the closing of the PSGH Merger, its completion is not a condition to the PSGH Merger and neither its completion nor its non-completion will affect the $12.00 per share price to be paid in the PSGH Merger. If the transaction is completed before the PSGH Merger closes, and based on PSG's current investment in Statex, PSGH will record a net loss of approximately $.7 million or $.11 per share.

  On November 4, 1999, PSGH issued a press release announcing (among other things) that on October 1, 1999, US Airways had exercised its lease termination rights with respect to, and had purchased, an additional leased aircraft from PSG, that the sale had not resulted in any net gain or loss and that the net cash proceeds were approximately $.9 million after debt repayment of approximately $1 million. The press release added that, with this sale, PSG's lease portfolio consisted of nine aircraft leased to three major U.S. airlines. The press release stated that PSG had been marketing an additional aircraft leased to US Airways and was attempting to conclude a sale of this aircraft in the fourth quarter of 1999.

  On November 15, 1999, PSGH issued a press release announcing that on November 12, 1999, PSG had sold the additional leased aircraft to Finova Capital Corporation. The press release reported that PSGH's fourth quarter 1999 results would include a net gain from this sale of approximately $130,000, or $0.2 per share, with net cash proceeds of approximately $10.1 million. The press release added that it was estimated that the tax gain from this sale (which, because of prior accelerated tax depreciation, was substantially higher than the book gain) would utilize approximately $2.7 million of PSGH's unused investment tax credit. The press release added that PSGH estimated that, as of December 31, 1999, it would have approximately $7.9 million of unused investment tax credit which would expire, if not used, the following years: $1.8 million in 2000; $2.9 million in 2001; and $3.2 million in 2002.

  At a meeting held on December 17, 1999, the PSGH Board received a presentation from PSGH's counsel, Heller Ehrman White & McAuliffe LLP, regarding the terms of the definitive PSGH Merger Agreement that had been negotiated with ICA, the definitive GATX Loan Agreement (and related security and guaranty documents) that had been negotiated among the company, ICA and GATX Capital, and the terms of definitive agreements that had been negotiated between each of the three executives officers of PSGH, in their respective individual capacities, and ICA providing, subject to the approval of the PSGH Board, for bonus payments to those three individuals, as well as an employment agreement for one of them and a consulting agreement for another, in the event that the PSGH Merger was completed. At the same meeting, Houlihan Lokey made a presentation to the PSGH Board with respect to its opinion, as of that date, as to the fairness to the PSGH stockholders, from a financial point of view, of the $12 per share price proposed by ICA, and with respect to its preliminary advice, as of that date, as to the solvency of PSGH and its subsidiaries immediately after giving effect to the PSGH Merger and the GATX Loan. At this meeting, the PSGH Board authorized the execution of the PSGH Merger Agreement, the GATX Loan Agreement and the agreements with the three executive officers of PSGH (some of which were subsequently amended and restated in February 2000).

  On December 18, 1999, the PSGH Merger Agreement, the GATX Loan Agreement and, with ICA's concurrence, the agreements with the three PSGH executive officers were executed. At the same time, Heritage Trust delivered to PSGH a letter from ICA to Heritage Trust committing to provide (or cause to be provided) the equity financing for the PSGH Merger and to defray Heritage Trust's transactional expenses (other than the GATX Loan). ICA also delivered to PSGH a commitment, in a form that PSGH had previously approved, for the issuance by John Hancock Mutual Life Insurance Company, at the closing of the PSGH Merger, of the SERP Policy.

  Before the opening of trading on the New York Stock Exchange on December 20, 1999, PSGH issued a press release announcing the signing of the PSGH Merger Agreement and the GATX Loan Agreement as well as the Statex LOI.

The PSGH Board's Reasons and Recommendation

  The following is a discussion of the factors considered by the PSGH Board in unanimously determining that the PSGH Merger was fair to, in the best interests of, and advisable for, PSGH's stockholders and in deciding to approve and recommend the PSGH Merger. The following discussion is not intended to be exhaustive but it summarizes the material factors taken into account by the PSGH Board in making its decision. The PSGH Board did not assign any relative or specific weight as between those factors nor did it specifically characterize any factor as positive or negative (except as described below). Individual directors may have given differing weights to particular factors and may have viewed any single factor more positively or negatively than other directors.

  Throughout its deliberations, the PSGH Board consulted with PSGH's executive officers and its legal and financial advisors.

  The PSGH Board unanimously recommends that PSGH stockholders vote "FOR" the PSGH Merger Proposal.

 The PSGH Board is convinced that the price and terms of the PSGH Merger Agreement are fair to PSGH's stockholders.

  The PSGH Board based its determination on several factors:

  . The PSGH Board's familiarity with the businesses, financial condition, prospects and contingent liabilities of the company.

   . . As indicated in "Background of the PSGH Merger" on pages 23 to 37, the Board has been focused on these matters for almost a decade. The Board had closely monitored the company's affairs and had familiarized itself, on a regular basis, with market prices for PSG's aircraft and Statex's oil and gas properties.

  . The provisions of the PSGH Merger Agreement (see "THE PSGH MERGER
    AGREEMENT" on pages 58 to 66).

   . . The PSGH Board noted that these provisions had been vigorously negotiated at arm's-length between PSGH and ICA and their respective advisors. The Board concluded that these provisions were appropriate for a transaction like this and accommodated ICA's wishes without subjecting the transaction, PSGH or its stockholders to undue risk.

  . The fact that Houlihan Lokey rendered an opinion that the $12 per share price was fair, from a financial point of view, to the PSGH stockholders as of December 17, 1999, and the methodology employed by Houlihan Lokey in reaching that conclusion.

   . . For a detailed discussion of the written fairness opinion of Houlihan
       Lokey and related financial analyses, including the assumptions made, matters considered and limitations on the review undertaken, see "Fairness Opinion of PSGH's Financial Advisor" on pages 41 to 49. It is also important that you read the opinion itself, which is reproduced as Appendix B.

  . The provisions of the GATX Loan Agreement and related security and guaranty agreements (see "THE PSGH MERGER--Financing" on pages 50 to 52).

   . . The PSGH Board noted that the GATX Loan Agreement had been negotiated with GATX Capital principally by ICA, not PSGH, because most of its provisions are applicable only once the PSGH Merger has closed and the GATX Loan has been funded.

   . . However, the PSG Board also took into consideration the fact that PSGH had participated fully in the negotiation of those provisions that had pre-closing application, particularly the conditions to funding and the pre-closing covenants of PSGH. The Board concluded that these provisions were appropriate for a transaction like this (where the definitive loan documents were signed concurrently with the definitive merger agreement, unlike the more typical situation where a financing commitment letter is provided at the signing of the definitive merger agreement and the definitive loan documents are drafted and negotiated afterwards) and accommodated GATX Capital's wishes without subjecting the transaction, PSGH or its stockholders to undue risk.

  The PSGH Board recognized that PSGH had not been able to persuade ICA to increase its proposed price of $12.00 per share. However, the Board concluded that was not a reason for declining to approve the PSGH Merger Agreement, not only because of the Board's view that this price was fair but also because of:

  . the extensive due diligence conducted by ICA and GATX Capital, including due diligence concerning PST's contingent environmental remediation liability in connection with SFIA, before confirming its price;

  . GATX Capital's willingness to negotiate a definitive loan agreement (and related security and guaranty documents) concurrently with the negotiation of a definitive merger agreement, which eliminated the uncertainty that would have existed if the negotiation of those documents had been postponed until after the announcement of a signed merger agreement;

  . the extensive negotiations between the parties that had resulted in mutually acceptable definitive merger and loan agreements; and

  . the Board's view that the prospects of any other party being willing and able to pay a higher price once it had conducted the same due diligence, and if it made the same concessions, were too remote to justify rejecting ICA's price and other terms.

   . . The Board noted that, in the approximately three months since PSGH and ICA had signed their exclusivity agreement (which expressly reserved to PSGH the right to entertain unsolicited potentially superior offers), and in the approximately eight-month period since the Chairman's April 13, 1999 letter to stockholders expressing the company's willingness to entertain offers for the company at a fair price and the article in the San Diego Union-Tribune reporting the letter (see "Background of the PSGH Merger" on pages 23 to 37), no other specific bid or proposal for the acquisition of the company had been received.

 The PSGH Board is convinced that the PSGH Merger Agreement will maximize value for stockholders.

  Having focused on PSGH's long-term strategic viability as a publicly-traded independent entity for almost a decade (see "Background of the PSGH Merger" on pages 23 to 37), the PSGH Board is convinced that it is not in the best interests of stockholders for the company to continue on a stand-alone basis and that a sale to a third party buyer that is prepared to pay a fair price and assume the risks inherent in the company's situation, which ICA (through Heritage Trust) is prepared to do, will maximize value for stockholders.

  . The company's principal business--aircraft leasing--is a depleting asset.
    PSGH's fleet is now only eight aircraft. While the leases are capable of providing a continuing stream of income during the term of the leases, they expire during the period 2001 to 2008. PSG's ability to re-lease the aircraft at attractive lease rates is uncertain, as is their resale value at any particular moment in time, particularly as they age and new generations of aircraft win popularity with the major commercial airlines.

  . The airline industry remains subject to intense competitive pressure and--as PSG's own experience in the early 1990s demonstrates--a downturn in the economy or other unforeseeable adverse events (such as the outbreak of armed hostilities, as occurred in 1991) could have a material adverse impact on PSG's airline lessees and impair their ability to remain current in their lease obligations.

  . Statex's oil and gas production and development business is also subject to the inherent uncertainties of that industry. Oil and gas prices have risen and fallen repeatedly in recent years and Statex lacks the critical mass necessary to provide an effective buffer against these fluctuations as part of a public company that has no growth plans.

  . The Board remains committed to its undertaking made to stockholders in 1996 not to enter into new lines of business. The company's greatly reduced corporate staff (comprising its part-time Chairman and Chief Executive Officer, two full-time officers, three other full-time employees and one part-time employee) lacks the capacity to oversee new business ventures.

  . The overhead of maintaining the company as a publicly-traded exchange-listed entity (such as legal and accounting expenses) are substantial.

  The Board is also convinced that a liquidation is a risky and unreliable alternative to the sale of the company to a third party.

  . The need for the company to protect stockholders by making adequate provision in any liquidation for its contingent liabilities--particularly its remaining contingent environmental remediation liability at SFIA-- would compel the company to retain a substantial amount of the proceeds of any liquidating sales of its assets for many years, during which period the retained funds would not be available for distribution to stockholders. It is possible that the company could purchase insurance against the liabilities and thereby free up the sale proceeds for distribution but such special-purpose insurance, if available, would likely be costly unless it was subject to high self-insured retentions.

  . A liquidation would commit the company to selling its assets and, as indicated above, the market value of both its aircraft assets and its oil and gas assets is subject to uncertainties that could cause prices to fluctuate. This, in turn, could result in any liquidating sales being delayed or effected at disadvantageous prices.

  . The costs of a liquidation could be substantial. In addition to the costs involved in the preparation of a formal plan of liquidation and the submission of that plan for stockholder approval (and, possibly, to the Delaware Court of Chancery if the option of seeking that Court's approval of the plan under Delaware law were to be pursued), the company would incur costs during the post-plan process of winding up, including costs associated with selling the assets of PSG, Statex and PST, and the costs of remaining a publicly-held entity.

  . A liquidation would be less tax-efficient for stockholders than a sale of the company.

   . . To the extent that the company realized gains from any liquidating asset sales and those sales were not offset (as they would likely not be) by the relatively small amount of the company's remaining investment tax credits, tax would be payable at the corporate level and this would reduce the amount available for distributions to stockholders. In contrast, a cash transaction such as the PSGH Merger only attracts tax at the stockholder level on the amount paid for outstanding shares.

   . . In order for any liquidating distribution to stockholders to qualify for tax treatment as capital gains or losses, rather than ordinary income, those distributions would have to be deferred until a plan of liquidation was adopted and filed with the Internal Revenue Service (as well as having to be approved by stockholders, as required by Delaware law). Given the complexities that the formulation of a plan of liquidation would inevitably involve in view of the contingent liabilities related to the SFIA environmental remediation situation, stockholders would not be likely to receive distributions that qualified for capital gain treatment until a much later date than the date on which they could expect to receive payment in a sale of the company.

  The Board is also convinced that continuing to make cash distributions to stockholders or buying back a portion of their shares is not the best way to maximize value for them.

  . By necessity, the company could not spend all its cash in this way. It would have to continue to retain sufficient cash to operate its businesses and make adequate provision for its contingent liabilities so further distributions or a stock repurchase would not solve the fundamental issue of the company's future.

  . Additional cash distributions would not be a tax-efficient way of generating immediate value for those stockholders in whose hands the cash would be taxable as a dividend.

  . As a practical matter, the company could not purchase all shares from all stockholders. In contrast, a sale of the company offers the opportunity for all stockholders to realize immediate cash value for all of their shares.

  Further, the Board believes that, while the partial settlement with CCSF in August 1999 has alleviated some of the uncertainty created by the SFIA environmental remediation situation, there is an inherent risk in any environmental litigation that the costs of the case itself, as well as the ultimate result, could exceed a party's estimate. A sale of the company at this time to a buyer (such as Heritage Trust) willing to pay a fair price for PSGH's shares and accept that risk relieves the stockholders of a continuing cloud over the company's ability to offer them, in the near term, an opportunity to maximize the value of their investment.

 The PSGH Board also weighed the risks of the transaction against the benefits.

  The PSGH Board recognized that, as in every leveraged transaction of this nature, there was an inherent risk that the buyer's financing condition might not be satisfied (see "THE PSGH MERGER--Financing" on pages 50 to 52 and "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSG Acquisition's and Heritage Trust's Obligations to Close" on page 63).

  However, the PSGH Board determined that the risk was acceptable.

  . The Board took into account the fact that ICA had confirmed in writing that it would provide (or cause to be provided) equity financing for 20% of the purchase price, as well as the reputation, experience and track record of ICA.

  . The Board took into account the fact that all of the terms and conditions of the debt financing for 80% of the purchase price would be specified in the GATX Loan Agreement, which would be a definitive binding agreement of GATX Capital, as well as the reputation and experience of GATX Capital and its prior history of providing debt or equity financing for ICA-sponsored transactions.

  . The PSGH Board also noted that, under the PSGH Merger Agreement, Heritage
    Trust would be required to pay a termination fee of $2 million if PSGH terminated the PSGH Merger Agreement because the debt financing was not provided through no fault of PSGH's (see "THE PSGH MERGER AGREEMENT-- Termination Fees; Expenses") and that ICA had effectively agreed to fund this fee by permitting Heritage Trust to represent that it would have cash on hand to pay this fee while committing to defray Heritage Trust's other transactional expenses (see "THE PSGH MERGER--Financing" on pages 50 to 52). The Board also noted that, under the trust agreement governing Heritage Trust, its trustee is required to act at the direction of its sole beneficiary, which is a corporation indirectly controlled by ICA's principals.

  The PSGH Board recognized that another risk inherent in every leveraged transaction of this nature was the fraudulent conveyance risk discussed in "RISKS OF THE PSGH MERGER--Risks Associated with the Debt Portion of the Financing for the PSGH Merger" on pages 19 to 20. However, the Board concluded that this risk was not high and was also acceptable.

  . The PSGH Board took note of the uncertainties associated with the applicability of the fraudulent conveyance doctrine to claims attempting to recover merger payments from unaffiliated stockholders of acquired public companies (see pages 19 to 20).

  . The PSGH Board also took into account the fact that PSGH's obligation to close the PSGH Merger was conditioned on the receipt from Houlihan Lokey, at the closing, of an opinion confirming the preliminary solvency advice it gave on December 17, 1999 (see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSGH's Obligation to Close" on page 64).

Fairness Opinion of PSGH's Financial Advisor

  On December 17, 1999, the PSGH Board received an opinion from PSGH's financial advisor, Houlihan Lokey, that the $12.00 per share cash consideration to be received in the PSGH Merger by PSGH's stockholders was fair, from a financial point of view, to them as of that date. The full text of the written fairness opinion of Houlihan Lokey dated December 17, 1999 is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. This opinion is directed to the PSGH Board and addresses only the fairness of the $12.00 per share cash consideration from a financial point of view. This opinion does not address any other terms of the PSGH Merger Agreement or any other aspect of the PSGH Merger. This opinion does not constitute a recommendation to any stockholder as to any matter relating to the PSGH Merger.

  In furnishing its opinion to the PSGH Board, and in consenting to the inclusion of its opinion and the references to it in this proxy statement, Houlihan Lokey did not admit that it is an expert within the meaning of the term "experts" as used in the Securities Act of 1933, as amended and the rules and regulations promulgated under that Act, nor did it admit that its opinion constituted a report or valuation within the meaning of Section 11 of that Act.

  Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. PSGH selected Houlihan Lokey to render its opinion on the basis of Houlihan Lokey's experience in transactions similar to the PSGH Merger. For more than the past ten years, Houlihan Lokey has had no material relationship with PSGH or its affiliates. Houlihan Lokey was not requested to, nor did it, solicit third party indications of interest in acquiring all or any part of PSGH. Houlihan Lokey did not express any opinion as to PSGH's business decision to effectuate the PSGH Merger and did not negotiate the PSGH Merger or advise the PSGH Board with respect to alternatives to it. The PSGH Board did not limit the investigations made or procedures followed by Houlihan Lokey in rendering its opinion.

  Houlihan Lokey was engaged to render an opinion to the PSGH Board as to the fairness, from a financial point of view, to the PSGH stockholders of the $12.00 per share consideration to be received by them in the PSGH Merger and an opinion as to the solvency of PSGH and its subsidiaries immediately after, and giving effect to, the PSGH Merger and the GATX Loan. It is a condition to PSGH's obligation to complete the PSGH Merger that PSGH receive a written opinion from Houlihan Lokey confirming to PSGH's reasonable satisfaction, as of the closing date, the preliminary solvency advice Houlihan Lokey gave to the PSGH Board on December 17, 1999 (see "THE PSGH MERGER AGREEMENT-- Conditions to Closing--Conditions to PSGH's Obligation to Close" on page 64).

  As compensation to Houlihan Lokey for its services in connection with its fairness and solvency opinions, PSGH has agreed to pay Houlihan Lokey an aggregate fee of $550,000, of which $425,000 has been paid and the balance became due upon the public filing of this proxy statement. PSGH has also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of the engagement of Houlihan Lokey and to reimburse Houlihan Lokey for its out-of-pocket expenses in connection with the engagement up to a limit of $50,000 unless PSGH consents to a greater amount (which consent may not be unreasonably withheld).

  In arriving at its opinion that the cash consideration of $12.00 per share to be received in the PSGH Merger by PSGH stockholders was fair, from a financial point of view, to them as of the date of its fairness opinion, Houlihan Lokey:

  . reviewed PSGH's annual reports on Form 10-K for the fiscal years ended
    December 31, 1996 through December 31, 1998, and PSGH's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

  . reviewed a draft copy, dated December 12, 1999, of the PSGH Merger
    Agreement (which Houlihan Lokey was advised was the most recent draft available prior to the issuance of the fairness opinion), and assumed that the final agreement would not differ materially from the draft copy (PSGH does not consider that there is any material difference between the final terms of the PSGH Merger Agreement and the draft copy reviewed by Houlihan Lokey);

  . met with members of the senior management of PSGH to discuss the operations, financial condition, future prospects and projected operations and performance of PSGH, and spoke with representatives of PSGH's independent accounting firm and counsel to discuss related matters;

  . visited facilities and business offices of PSGH;

  . reviewed forecasts and projections prepared under the direction and with the approval of PSGH management with respect to PSGH, for the years ended December 31, 1999 through 2000 and discussed such forecasts and projections with the management of PSGH;

  . reviewed the historical market prices and trading volume for PSGH's publicly traded common stock;

  . reviewed other publicly available financial data for PSGH and companies that Houlihan Lokey deemed comparable to PSGH; and

  . conducted other studies, analyses and investigations as Houlihan Lokey deemed appropriate.

  Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to PSGH and did not assume any responsibility with respect to the information. Houlihan Lokey relied on the information as being accurate and complete in all material respects.

  PSGH does not publicly disclose internal management forecasts and projections of the type reviewed by Houlihan Lokey in connection with Houlihan Lokey's opinion. Such forecasts and projections were not prepared with a view toward public disclosure and were not audited or reviewed by PSGH's independent accounting firm or any other independent accounting firm. In addition, the forecasts and projections were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from the forecasts and projections.

  Houlihan Lokey also made the following assumptions:

  . that the forecasts and projections relating to PSGH prepared under the direction and with the approval of PSGH management for the years ended December 31, 1999 through 2000, were reasonably prepared and reflected the best then-available estimates of the future financial results and condition of PSGH;

  . that there had been no material changes in the assets, financial condition, business or prospects of PSGH since the date of the most recent financial statements made available to Houlihan Lokey;

  . that the PSGH Merger would be consummated in a manner that complied in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state statutes, rules and regulations; and

  . that the PSGH Merger would be consummated in accordance with the terms described in the December 12, 1999 draft of the PSGH Merger Agreement, without any further amendments to the PSGH Merger Agreement, and without waiver by PSGH of any of the conditions to its obligations that are contained in the PSGH Merger Agreement.

  In addition, for purposes of its opinion Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of PSGH. Houlihan Lokey's opinion was based on business, economic, monetary, market and other conditions as they existed and could be evaluated by Houlihan Lokey at the date of the fairness opinion.

  The following represents a brief summary of the material financial analyses performed by Houlihan Lokey in connection with providing its fairness opinion to the PSGH Board.

  The primary methodology utilized by Houlihan Lokey to estimate the value of PSGH was a discounted cash flow approach. The discounted cash flow analysis considered the projected cash flow stream generated by PSG and PST and then discounted these items to the present using market-based, risk-adjusted discount rates. Houlihan Lokey used three different methods for calculating the value of Statex, each of which is described below.

  PSG. Houlihan Lokey performed a discounted cash flow analysis with respect to PSG. Houlihan Lokey used forecasts and projections prepared under the direction and with the approval of PSGH management with respect to PSG for the years ended December 31, 1999 through 2000 reflecting:

  . the gross cash flow stream generated by the leases of PSG's eight aircraft through the expiration date of each lease, with the last expiration date occurring in 2008; and

  . the estimated residual sale value of the aircraft if they were sold upon the expiration date or renewal date of each respective lease.

  Houlihan Lokey calculated the estimated residual sale values for the aircraft using four cases:

  . PSGH estimates;

  . PSGH estimates less a 5% discount based on Houlihan Lokey's analysis of recent prior sales of aircraft by PSG;

  . publicly available estimates obtained from Avitas, Inc. (a company that performs aviation asset appraisals) for aircraft with similar characteristics; and

  . the estimates obtained from Avitas less a 10% discount based on factors including age and wear on the aircraft.

  Houlihan Lokey then discounted the aggregate value of the gross cash flow streams from aircraft leases to present values using discount rates from 11% to 15%. Houlihan Lokey selected the discount rates by estimating the weighted average cost of capital for PSG. Houlihan Lokey also discounted the aggregate residual sale values of the aircraft to present values using discount rates ranging from 12% to 16%, which Houlihan Lokey selected based on the estimated weighted average cost of capital for PSG and additional risk related to the residual sale value of the aircraft. Houlihan Lokey calculated the aggregate equity value of the combination of present values of the gross cash flow streams and the residual sale values of the aircraft.

  Houlihan Lokey then calculated the value of PSG's deferred tax liabilities after applying a discount rate of 6.9%. The discount rate was based on the current 5 year U.S. Treasury bond rate of 5.85% plus 100 basis points. Houlihan Lokey selected this rate based on its belief that there was a low level of risk associated with the obligation to pay the tax liabilities. Having calculated the value of PSG's deferred tax liabilities, Houlihan Lokey then calculated the aggregate equity values of the combination of the present values of PSG's gross cash flow streams and the residual sale values of the aircraft derived under each of the selected cases and applicable discount rates, after subtracting the value of the deferred tax liabilities. The analysis indicated aggregate equity values ranging for PSG from $65,953,000 to $81,992,000 and implied prices per share ranging from $10.87 to $13.51.

  Statex. Houlihan Lokey performed three analyses with respect to Statex. Houlihan Lokey used forecasts and projections prepared under the direction and with the approval of Statex management with respect to Statex for the years ended December 31, 1999 through 2000 reflecting:

  . earnings before income tax, depreciation and amortization ("EBITDA"); and

  . oil reserves calculated as barrels of oil equivalents, where 6,000 cubic feet of gas is equivalent to one barrel of oil.

  Houlihan Lokey first calculated the enterprise value of Statex by applying EBITDA multiples ranging from 3.0x to 4.5x to Statex's projected fiscal year 2000 EBITDA. Houlihan Lokey selected the range of multiples based on an analysis of enterprise value to fiscal year 2000 EBITDA multiples of publicly traded comparable public companies and enterprise value to fiscal year 2000 EBITDA multiples implied by comparable public transactions in the marketplace.

  Then the enterprise value indicated by each multiple was

  . reduced by the aggregate liabilities of Statex excluding intercompany debt,

  . increased by the aggregate amount of cash held by Statex, and

  . increased by other receivables held by Statex

to determine the equity value indicated by each multiple for the projected fiscal year 2000 EBITDA.

  With respect to comparable companies reviewed in connection with this analysis, Houlihan Lokey reviewed the multiples of enterprise value to projected fiscal year 2000 EBITDA for ten companies:

      Bellwether Exploration Company;

      Comstock Resources, Inc.;

      Edge Petroleum Corporation;

      Titan Exploration, Inc.;

      Magnum Hunter Resources, Inc.;

      Remington Oil & Gas Corporation;

      Swift Energy Company;

      Stone Energy Corporation;

      Meridian Resource Corporation; and

      Wiser Oil Company.

  Each company was selected because (a) it had an active public trading market for its equity securities, (b) it was in the oil and gas production industry, and (c) Houlihan Lokey believed it had operating characteristics similar to those of Statex. The multiples of enterprise value to projected fiscal year 2000 EBITDA for these companies ranged from 3.2x to 7.6x.

  With respect to comparable transactions reviewed in connection with this analysis, Houlihan Lokey reviewed the multiples of enterprise value to latest twelve months EBITDA for four comparable acquisitions of either all or a portion of a given company:

       Acquiror                Seller                         Announcement Date
       --------                ------                         -----------------
       Santa Fe Energy
        Resources Inc.         Snyder Oil Corp.               January 14, 1999
       Warburg, Pincus Equity
        Partners, L.P.         EEX Corporation                December 22, 1998
       Seagull Energy Corp.    Ocean Energy Inc.              November 25, 1998
       McMoran Oil & Gas Co.   Freeport-McMoran Sulphur, Inc. August 3, 1998

  Each transaction was selected because (a) Houlihan Lokey believed that the selling company had similar operating characteristics to those of Statex, (b) the transaction involved the sale of gas reserves or a company owning gas reserves, (c) the transaction was relatively recent and involved a company geographically located on the Gulf Coast of the United States, and (d) information regarding the transaction was publicly available.

  The multiples of enterprise value to latest twelve months EBITDA for these companies ranged from9.09x to 16.48x.

  The comparable companies and comparable transactions were deemed to be the most relevant given the factors considered above. Consequently, Houlihan Lokey did not include every company in the industry or every transaction that could be deemed to occur in the industry. No company used in the comparable company analysis is identical to Statex and no transaction used in the comparable transaction analysis is identical to the PSGH Merger. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or purchase price of the companies to which Statex and the PSGH Merger are being compared for purposes of determining appropriate multiples.

  Houlihan Lokey then reviewed the composite range of multiples indicated for the comparable companies and comparable transactions and adjusted the composite range downward to a range of 3.0x to 4.5x, based on factors including (a) the secondary recovery nature of Statex's business, which is regarded in the industry as a less profitable business than the primary recovery components of the businesses of the comparable companies and the companies selling in the comparable transactions reviewed by Houlihan Lokey, and (b) the lower growth rates that Houlihan Lokey believed would be associated with Statex's recent history of not acquiring new properties to develop.

  The first analysis indicated aggregate equity values for Statex ranging from $3,562,000 to $7,949,000.

  Houlihan Lokey performed a second analysis regarding the capitalization of barrel-of-oil equivalents. Houlihan Lokey calculated the enterprise value of Statex by multiplying Statex's projected barrels of oil equivalents by implied prices per barrel ranging from $3.00 to $4.50. Houlihan Lokey selected the range of barrel prices based on an analysis of implied barrel prices based on publicly traded comparable public companies and comparable public transactions in the marketplace.

  Then the enterprise value indicated by each implied barrel price was

  . reduced by the aggregate liabilities of Statex,

  . increased by the aggregate amount of cash held by Statex, and

  . increased by other receivables held by Statex

to determine the equity value indicated by each implied barrel price for Statex's projected barrel-of-oil equivalents.

  With respect to comparable companies reviewed in connection with this analysis, Houlihan Lokey reviewed the same ten comparable companies listed above. The implied barrel prices for these companies ranged from $2.80 to $9.60.

  With respect to comparable transactions reviewed in connection with this analysis, Houlihan Lokey reviewed the multiples of enterprise value to barrel-of-oil equivalents for 52 comparable acquisitions of either all or a portion of a given company.

      Acquiror                       Target                         Announcement Date
      --------                       ------                         -----------------
      Miller Exploration Company     Amerada Hess/Undisclosed       First Quarter 1998
      Seagull Energy Corp.           BRG Petroleum, Inc.            First Quarter 1998
      Taxol, Inc.                    Cliffwood Oil & Gas Corp.      First Quarter 1998
      Forest Oil Corp.               ULOB Exploration Co.           January 7, 1998
      Forest Oil Corp.               Amcon Corp.                    January 9, 1998
      Magnum Hunter Resource         TEL Offshore Trust             January 28, 1998
      Noble Affiliates, Inc.         New England Electric System    January 28, 1998
      Houston Exploration Co.        Undisclosed                    February 9, 1998
      Optima Petroleum Corp.         American Explore, L.L.C.       February 12, 1998
      Cross Timbers Oil Co.          EEX Corporation                February 25, 1998
      Cogan Energy, Inc.             Seagull Energy Corp.           March 10, 1998
      Forcenergy, Inc.               EEX Corporation                March 30, 1998
      Meridian Resource Corporation  Shell Oil Co.                  March 30, 1998
      Mitchel Energy & Development
       Corp.                         Occidental Petroleum Corp.     Second Qtr 1998
      Castle Energy Corp.            United Energy plc              April 12, 1998
      Hallwood Consolidated
       Resources Corp.               Undisclosed                    May 1, 1998
      The Houston Exploration
       Company                       Undisclosed                    May 1, 1998
      Lemek Petroleum Inc.           Domain Energy Corp.            May 12, 1998
      PANACO, Inc.                   British Petroleum Co. plc      May 1, 1998
      Collins & Were, Inc.           Union Pacific Resources Group
                                      Inc.                          Third Qtr 1998
      Enron Oil & Gas Co.            Union Pacific Resources Group
                                      Inc.                          Third Quarter 1998
      Samson Investment Co.          Nuevo Energy Company           July 1, 1998
      Swift Energy Company           Sonal, Inc.                    July 8, 1998
      Brammer-Keystone Energy,
       L.L.C.                        Kelley Oil & Gas Corporation   July 24, 1998
      McMoran Oil & Gas Co.          Freeport-McMoran Sulphur, Inc. August 3, 1998
      Hicks, Muse, Tate & Furst,
       Inc.                          Coho Energy, Inc.              August 2, 1998
      Apache Corp.                   Petsec Energy, Ltd.            Fourth Qtr 1998
      Chancellor Group, Inc.         Union Pacific Resources Group,
                                      Inc.                          September 14, 1998
      Energen Corp.                  Total SA                       September 15, 1998
      Terol, Inc.                    Sonal, Inc.                    September 21, 1998
      Clayton Williams Energy, Inc.  Sonal, Inc.                    October 11, 1998
      Toreador Royalty Corporation   Howell Corp.                   November 1, 1998
      Vastar Resources, Inc.         Atlantic Richfield Company     November 2, 1998
      The Houston Exploration
       Company                       Chevron Corp.                  November 9, 1998
      Future Petroleum Corporation   Bargo Energy Company           November 23, 1998
      Seagull Energy Corp.           Ocean Energy Inc.              November 25, 1998
      EnerVest Management Co., L.C.  Coho Energy Inc.               November 25, 1998
      Cabot Oil & Gas Corp.          Oryx Energy Company            December 14, 1998
      Texas Pacific Group            Danbury Resources, Inc.        December 10, 1998
      Warburg, Pincus Equity
       Partners, L.P.                EEX Corporation                December 22, 1998
      Canasian Occidental Petroleum
       Ltd.                          Royal Dutch Shell Group        First Quarter 1999
      Santa Fe Energy Resources Inc.
                                     Snyder Oil Corp.               January 14, 1999
      Onastel Corporation            Undisclosed                    Second Qtr 1999
      Lois Dreyfus Natural Gas Corp.
                                     Dominion Resources, Inc.       April 8, 1999
      Phillips Petroleum Co.         Kelley Oil & Gas Corporation   April 13, 1999
      Apache Corp.                   Royal Dutch Shell Group        April 29, 1999
      Gulfport Oil & Gas Inc.        ARXA International Energy,
                                      Inc.                          May 7, 1999
      Coastal Corporation            Titan Exploration, Inc.        May 20, 1999
      EXCO Resources, Inc./Venus
       Exploration                   Apache Corp.                   May 26, 1999
      Burlington Resources, Inc.     Mariner Energy, Inc.           June 3, 1999
      Bellwether Exploration Co.     Energen Corp.                  June 15, 1999
      St. Mary Land & Exploration
       Co.                           King Ranch, Inc.               July 27, 1999

  Each transaction was selected because (a) Houlihan Lokey believed that the selling company had similar operating characteristics to those of Statex, (b) the transaction involved the sale of gas reserves or a company owning gas reserves, and (c) the transaction was relatively recent and involved a company geographically located on the Gulf Coast of the United States.

  The implied barrel prices for these transactions ranged from $2.50 to $10.53.

  Houlihan Lokey was able to review a larger number of comparable acquisitions for this analysis because information regarding gas and oil reserve sizes was available for these acquisitions, while latest twelve months EBITDA information was not available for a large percentage of the transactions.

  The comparable companies and comparable transactions were deemed to be the most relevant given the factors considered above. Consequently, Houlihan Lokey did not include every company in the industry or every transaction that could be deemed to occur in the industry. No company used in the comparable company analysis is identical to Statex and no transaction used in the comparable transaction analysis is identical to the PSGH Merger. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or purchase price of the companies to which Statex and the PSGH Merger are being compared for purposes of determining appropriate multiples.

  Houlihan Lokey then reviewed the composite range of implied barrel prices indicated for the comparable companies and comparable transactions and adjusted the composite range downward to a range of $3.00 to $4.50, based on factors including (a) the secondary recovery nature of Statex's business, which is regarded in the industry as a less profitable business than the primary recovery components of the businesses of the comparable companies and the companies selling in the comparable transactions reviewed by Houlihan Lokey, and (b) the lower growth rates that Houlihan Lokey believed would be associated with Statex's recent history of not acquiring new properties to develop.

  The second analysis indicated aggregate equity values for Statex ranging from $2,859,000 to $6,896,000.

  Houlihan Lokey prepared a third analysis based on a relative net asset value approach. Under this approach, each proved developed reserve was valued based on the present value of the future cash flows that Statex management believed that Statex would generate from it. The valuation of these reserves was based on an independent third-party appraisal prepared by Netherland, Sewell & Associates, Inc. (independent petroleum engineers and geologists). The valuation analysis also included the value of additional proved developed reserves that were not included in the Netherland, Sewell appraisal. The valuation of these reserves was based on the present value of the future cash flows. The present value calculations for the projected cash flows were analyzed over a range of discount rates from 8% to 10%. Proved undeveloped reserves and unproved reserves were not included in the valuation as the value of these reserves were estimated to be immaterial by Statex management. The relative net asset valuation analysis was adjusted for miscellaneous assets such as debt-free working capital to produce an indication of enterprise value.

  Then the indicated enterprise value was

  . reduced by the aggregate liabilities of Statex;

  . increased by the aggregate amount of cash held by Statex, and

  . increased by other receivables held by Statex

to provide an indicated equity value for Statex of $7,573,000.

  Houlihan Lokey combined the ranges of aggregate equity value for Statex indicated by the three analyses performed to compile a composite range of aggregate equity values for Statex between $2,900,000 to $7,900,000 and implied prices per share ranging from $0.48 to $1.30.

  PST. Houlihan Lokey performed a discounted cash flow analysis with respect to PST. Houlihan Lokey used forecasts and projections prepared under the direction and with the approval of PSGH management with respect to PST for the years ended December 31, 1999 through 2000 reflecting the estimated cash flows from the leasing of PST's fuel storage tank operations. Estimated environmental liabilities were deducted from the aggregate amount of the estimated cash flows and then discounted at a rate of 6.85% to determine the present value of the cash flows from the leases. The discount rate was selected based on the 5 year U.S. Treasury bond rate of 5.85% plus 100 basis points, which Houlihan Lokey selected based on its belief that the probability of a reduction in the lease rents or the environmental liabilities was relatively low.

  Houlihan Lokey then considered the estimates of PSGH management regarding the proceeds which would be raised by the sale of the fuel storage tank operations if such a sale occurred as of December 31, 2000, and discounted the estimates by a rate of 10% to determine the present value of the proceeds which would be raised, which Houlihan Lokey selected based on the speculative nature of the estimates of PSGH management and the likelihood of the consummation of such sales. Houlihan Lokey then aggregated the present value of the estimated lease cash flows with the present value of the estimated sales proceeds. Finally, Houlihan Lokey adjusted the indicated aggregate equity value to compensate for the possibility that actual environmental liabilities could exceed the estimates of PSGH management and calculated implied negative prices per share ranging from $(0.59) to $(1.25).

  Aggregate Valuation. After analyzing the value of each of PSGH's subsidiaries, Houlihan Lokey aggregated the results of the analyses performed. The combination of the results indicated implied prices per share for PSGH on a consolidated basis ranging from $10.10 to $14.22. Houlihan Lokey noted that the $12.00 per share consideration offered to PSGH's stockholders in the PSGH Merger was within the indicated range, leading Houlihan Lokey to conclude that the consideration to be received by the PSGH stockholders in connection with the PSGH Merger was fair, from a financial point of view, to them as of the date of its fairness opinion.

  The analyses discussed above required studies of the overall market, economic and industry conditions in which PSGH operates, and PSGH's operating results and holdings of other assets. Research into, and consideration of, these conditions were incorporated into the analyses.

  The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its opinion. The preparation of a fairness opinion is a complex analytical process involving determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and the summary above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or portions of this summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan Lokey opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to PSGH, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PSGH. The estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

  The opinion and financial analysis of Houlihan Lokey were only one of many factors considered by the PSGH Board in its evaluation of the PSGH Merger and should not be viewed as determinative of the views of the PSGH Board or its management with respect to the fairness of the PSGH Merger consideration to the PSGH stockholders from a financial point of view.

Structure of the PSGH Merger

  If the PSGH Merger is completed, PSG Acquisition will merge into PSGH and cease to exist. PSGH will be the surviving corporation, continuing in existence under its present name. At the effective time of the PSGH Merger:

  . the holders of then-outstanding PSGH shares will cease to be stockholders of PSGH and will no longer have any equity interest in PSGH;

  . each PSGH stockholder (other than those holding shares as to which statutory appraisal rights are perfected) will be entitled to receive $12.00 per share in exchange for each share upon surrender of the stockholder's certificate or other appropriate evidence of stock ownership; and

  . each share of PSG Acquisition will be converted into one PSGH share and these new PSGH shares (which will be owned by Heritage Trust) will represent 100% of the then-outstanding PSGH shares.

  Stockholders who perfect their appraisal rights will be entitled to receive such consideration as may be determined to be due, and will have such other rights, as is provided in Section 262 of the Delaware General Corporation Law (see "Appraisal Rights" on pages 55 to 57 and Appendix C).

Financing

  Total Amount of Required Financing; Sources. The amount required to pay $12.00 for every outstanding PSGH share and to pay PSGH's related expenses is estimated to be approximately $77.7 million. The funds will be provided from the following sources:

  . GATX Capital will loan PSG up to approximately $63.1 million.
    Approximately $58.4 million will be used (together with the equity financing referred to below) to finance the payment of the $12.00 per share PSGH Merger consideration and the balance (to the extent PSG elects to borrow it) will be used to pay certain related transaction expenses. The funding of the GATX Loan is subject to a number of conditions, including the satisfaction of all conditions to closing the PSGH Merger other than payment of the necessary funds to the paying agent.

  . Heritage Trust has received from ICA, and furnished to PSGH, a commitment to provide (or cause to be provided) approximately $14.6 million in equity financing for the PSGH Merger. The funding of this commitment is a condition to funding the GATX Loan.

  . PSGH expects its cash on hand to be sufficient to defray its transaction expenses to the extent that PSG elects (which, as a practical matter, will be decided by ICA) not to borrow under the GATX Loan Agreement to finance those expenses.

  Debt Financing Condition to PSGH Merger Closing. It is a condition to the obligations of Heritage Trust and PSG Acquisition to close the PSGH Merger that all conditions (other than the consummation of the PSGH Merger) to PSG obtaining the GATX Loan under the GATX Loan Agreement have been satisfied or waived (see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSG Acquisition's and Heritage Trust's Obligations to Close" on page 63).

  It is a condition to PSGH's obligation to close the PSGH Merger that the paying agent has received the funds (approximately $73 million) required to pay $12.00 for every outstanding PSGH share, of which 80% (approximately $58.4 million) must be funded from the GATX Loan and 20% (approximately
$14.6 million) must be funded by the equity capital discussed below (see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSGH's Obligation to Close" on page 64).

  Solvency Opinion Condition. It is a condition to PSGH's obligation to close the PSGH Merger that it has received from Houlihan Lokey a written opinion, dated the closing date, confirming, to PSGH's reasonable satisfaction, the preliminary solvency advice Houlihan Lokey gave to the PSGH Board on December 17, 1999

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(see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSGH's
Obligation to Close" on page 64).

  The Equity Financing. In connection with the signing of the PSGH Merger Agreement, Heritage Trust received from ICA a letter dated December 17, 1999, in which ICA confirmed to Heritage Trust that it would provide (or cause to be provided) equity financing equal to 20% (or approximately $14.6 million) of the funds required to consummate the PSGH Merger and the other transactions contemplated by the PSGH Merger Agreement. Heritage Trust furnished this letter to PSGH, with ICA's authorization, in satisfaction of Heritage Trust's obligation in the PSGH Merger Agreement to state its access to that amount of equity funding.

  The same letter from ICA contained its commitment to defray all of Heritage Trust's and PSG Acquisition's expenses in connection with their formation, the maintenance of their existence in good standing and their expenses related to the negotiation and performance of the PSGH Merger Agreement, the GATX Credit Agreement and the documents to be executed by Heritage Trust under the GATX Loan Agreement (other than the provision of the funds required to consummate the PSGH Merger and the related transactions, and other than the payment by Heritage Trust (if ever payable) of the $2 million termination fee provided for in the PSGH Merger Agreement (see "THE PSGH MERGER AGREEMENT--Termination Fees; Expenses on pages 64 to 66).

  Summary of the GATX Loan Agreement. The following section summarizes certain terms of the GATX Loan Agreement and the related security and guarantee agreements to be executed at the closing of the GATX Loan. The full text of the GATX Loan Agreement, including the forms of those related agreements, is on file with the Securities and Exchange Commission as an exhibit to PSGH's Current Report on Form 8-K filed on December 22, 1999 (see "WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH" on pages 76 to 77).

  (1) Parties. The parties to the GATX Loan Agreement are GATX Capital (as lender) and PSG (as borrower). At the closing, PSGH, PSG, PST and Heritage Trust will be required to sign certain collateral agreements (see (3) and (4) below).

  (2) Agreement to Lend; Interest; Maturity. The GATX Loan will be made in a single drawdown in an amount of at least approximately $58.4 million (representing 80% of the funds required for the PSGH Merger and related transactions) and a maximum amount of $63,131,060 (with the excess over approximately $58.4 million being available, at PSG's election as borrower, to pay PSGH's total estimated transactional expenses; see "THE PSGH MERGER AGREEMENT--Additional Covenants--Covenants of PSGH" on page 63). The GATX Loan will consist of a single drawdown in the applicable amount and will mature one year from the closing of the PSGH Merger. It will bear interest at a fixed rate equal to the Chase Manhattan Bank Prime Rate on the closing date plus 1.5%.

  (3) Guarantees. PSG's obligations under the GATX Loan Agreement will be unconditionally guaranteed by Heritage Trust, PSGH and PST.

  (4) Security. PSG's obligations under the GATX Loan Agreement and the obligations of the guarantors (see (3) above) will be secured by: (a) a perfected first priority pledge of all capital stock of PSGH, PSG and each of PSG's subsidiaries (except Statex, if the transaction contemplated by the Statex LOI has been completed before the closing of the PSGH Merger); (b) a perfected first priority security interest in all or substantially all of their tangible and intangible assets (with the exception of all real property, certain aircraft which are already encumbered to secure existing debt (to the extent that the granting of a lien is prohibited, or requires consent, under the terms of the existing debt), PSG's beneficial interest in the trusts that own those aircraft and the leases on those aircraft, and certain other excluded assets); and (c) mortgages on each of the unencumbered aircraft, related security interests in the leases on those aircraft, assignments of PSG's beneficial interests in the trusts that own those aircraft and assignments of certain rights.

  (5) Availability. The funding of the GATX Loan will be subject to various conditions precedent including: (a) customary conditions precedent concerning payment of fees, insurance, compliance with

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     agreements and laws, correctness of representations and warranties
     (including those made by PSGH in the PSGH Merger Agreement), and the delivery of loan documentation (including all guaranty and security documents, certificates and opinions); (b) satisfaction of all conditions precedent to the closing of the PSGH Merger (see "THE PSGH MERGER AGREEMENT-- Conditions to Closing" on pages 63 to 64) except the release of funds to the paying agent; (c) availability of the equity portion of the financing for the PSGH Merger, and related transactions in an amount of approximately $14.6 million in cash from ICA or an affiliate of ICA (see "The Equity Financing" on page 51); and
     (d) evidence that PSG has received certain consents in connection with the loan documentation.

  (6) Prepayments. The GATX Loan will be subject to mandatory prepayment from certain aircraft lease payments, proceeds of certain asset sales and excess cash (on a quarterly basis). PSG will have the right to prepay the GATX Loan in whole or part at any time (subject to certain limitations). Amounts repaid or prepaid under the GATX Loan will not be available for reborrowing.

  (7) Covenants. The GATX Loan Agreement contains customary affirmative and negative covenants, including: (a) affirmative covenants related to (i) maintenance of certain personal property and leased assets, (ii) payment of certain lease payments to GATX Capital and (iii) transfer of funds to a collateral account; and (b) negative covenants restricting PSG's ability, with certain exceptions, (i) to incur liens, (ii) to incur debt, (iii) to declare or pay dividends and distributions, (iv) to remarket certain leased assets, (v) to amend material contracts,
      (vi) to enter into sale and lease-back transactions, (vii) to sell assets, (viii) to amend lease documents or the PSGH Merger Agreement, and (ix) to make capital expenditures in excess of specified amounts. Most of these covenants will not become effective until the closing date.

  (8) Events of Default. The GATX Loan Agreement contains customary default provisions, including the nonpayment of principal or interest when due, cross-defaults, judgment default, non-compliance with covenants, breach of representations and warranties, bankruptcy, changes of control of Heritage Trust's sole beneficiary, and impairment of collateral. Pre-closing breaches of covenant (see (7) above) will be a basis for not funding the GATX Loan but will not constitute events of default.

Certain Effects of the PSGH Merger

  Following the PSGH Merger:

  . the pre-closing owners of PSGH shares will no longer have any equity interest in PSGH but (except for any who have perfected their statutory appraisal rights; see "Appraisal Rights" on pages 55 to 57 and Appendix
    C) will have the right to receive their cash payment of $12.00 for each PSGH share owned at the effective time of the PSGH Merger;

  . PSGH shares will no longer be listed on the New York Stock Exchange or the Pacific Exchange and will no longer be publicly traded;

  . the registration of PSGH shares with the Securities and Exchange
    Commission will be terminated and PSGH will cease to file public reports;

  . the PSGH Board will consist entirely of directors designated by Heritage
    Trust (who will not include any of the current PSGH directors);

  . the officers of PSG Acquisition will become the officers of PSGH; and

  . the Certificate of Incorporation of PSGH will be amended and restated in its entirety to read as set forth in Exhibit A to the PSGH Merger Agreement (see pages A-A-1 to A-A-6 of Appendix A), including certain provisions that will limit the permissible scope of PSGH's activities so long as the GATX Loan (or any refinancing of it) is outstanding.

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


Conduct of PSGH's Business After the PSGH Merger

  Heritage Trust has advised PSGH that after the PSGH Merger is completed:

  . its present intention is to:

   . . pursue the possible sale of some or all of the aircraft owned by PSG;

   . . conduct the business of PST, substantially as it has been conducted in the past; and

   . . if Statex has not been sold to its two officers in the transaction contemplated by the Statex LOI, either (i) complete that transaction if it is still pending or (ii) evaluate the possible sale of Statex to another buyer and, pending any such sale or a decision not to pursue it, conduct Statex's business substantially as it has been conducted in the past.

  . Heritage Trust will continue to evaluate PSGH and will cause those changes to PSGH it considers appropriate.

Regulatory and Other Approvals and Consents

  Regulatory Approvals. Completion of the PSGH Merger is conditioned on the receipt of all governmental permits, consents and approvals and the completion of all governmental filings, the absence of which could reasonably be expected to have a "Material Adverse Effect" as that term is defined in the PSGH Merger Agreement (see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSGH's Obligation to Close" on page 64). PSGH and Heritage Trust are not aware of any material regulatory consents or approvals that are required for the PSGH Merger.

  Other Consents. Heritage Trust's and PSG Acquisition's obligations to close the PSGH Merger are conditioned on receipt of all required non-governmental consents, except where the absence of a consent could not, individually or in the aggregate, reasonably be expected to have a "Material Adverse Effect" (for the definition of this term see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to Heritage Trust's and PSG Acquisition's Obligation to Close" on page 63). PSGH and Heritage Trust are aware of only one such material consent and that consent has been obtained.

Federal Income Tax Consequences

  The following is a summary of the principal federal tax consequences of the PSGH Merger to PSGH stockholders whose shares are converted into the right to receive cash in the PSGH Merger.

  This discussion is based upon the Internal Revenue Code, the regulations adopted under the Code, and judicial and administrative rulings presently in effect, all of which are subject to change, possibly retroactively. This discussion does not address all aspects of federal income taxation that may be relevant to a stockholder in light of the stockholder's particular circumstances or to those stockholders subject to special rules, such as stockholders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who acquired shares through the exercise of employee stock options or otherwise as compensation, stockholders who hold their shares as part of a straddle or similar transaction, or stockholders who exercise statutory appraisal rights with respect to their shares.

  This discussion is included for general information purposes only and is based upon present law. Because individual circumstances may differ, each PSGH stockholder should consult such stockholder's own tax advisor to determine the applicability to such stockholder of the rules discussed below and the particular tax effects of the PSGH Merger, including the application of state, local and other tax laws to such stockholder.

  The receipt of cash in the PSGH Merger will be a taxable transaction for federal income tax purposes. In general, for federal income tax purposes, a holder of PSGH shares will recognize gain or loss equal to the

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


difference between the stockholder's adjusted tax basis in the PSGH shares converted to cash in the PSGH Merger and the amount of cash received for those shares. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the PSGH Merger. Gain or loss will be capital gain or loss to stockholders in whose hands the PSGH shares are capital assets. Individual holders will be subject to tax on the net amount of their gain at long-term capital gains rates provided the shares were held for more than 12 months. Short-term capital gains are taxed at ordinary income rates. The deduction of capital losses is subject to certain limitations. Individuals generally can utilize capital losses in any year up to an amount equal to capital gains recognized that year plus $3,000, but the balance of unused capital losses of individuals generally may be carried forward to subsequent tax years. Capital losses of corporations may generally be used only against capital gains, and such losses may be carried forward for only five years and back for only three years.

  Payments in connection with the PSGH Merger may be subject to backup withholding at a 31% rate. Backup withholding generally applies if a stockholder fails to furnish the stockholder's social security number or taxpayer identification number ("TIN"), furnishes an incorrect TIN or, under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is the stockholder's correct number and that the stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain stockholders, including corporations and financial institutions generally, are exempt from backup withholding. Each stockholder should consult with the stockholder's own tax advisor as to the stockholder's qualifications for exemption from withholding and the procedure for obtaining an exemption.

Accounting Treatment

  PSGH and ICA expect that, for financial reporting purposes, the PSGH Merger will be accounted for under the "purchase" method of accounting for business combination transactions.

Certain Litigation

  On December 27, 1999, a purported stockholder class action lawsuit was filed against PSGH, its directors and 25 unnamed "Doe" defendants in the California Superior Court for the County of San Diego entitled Gibson v. PS Group Holdings, Inc., Case No. GIC740874.

  The complaint alleges (among other things) that the defendants breached their fiduciary duty to PSGH stockholders in connection with the PSGH Merger by failing to maximize the value of PSGH through any active auction, open bidding or other procedure and taking actions (including the "no-shop" and termination fee provisions of the PSGH Merger Agreement) to inhibit the maximization of shareholder value; by structuring a preferential deal for the directors and officers pursuant to which they will receive "change of control" payments; and by not disclosing to PSGH's public stockholders the true value and expected increased future value of PSGH and its assets, including the value of PSGH's plans to sell Statex.

  The complaint seeks (among other relief) a declaration that the PSGH Merger Agreement was entered into in breach of fiduciary duty and is therefore unenforceable; an injunction against defendants proceeding with the PSGH Merger or any other business combination with a third party unless and until PSGH adopts and implements a procedure or process, such as an auction, to obtain the highest possible price for the company; unspecified compensatory damages; and an award of reasonable attorneys' and experts' fees.

  PSGH considers this lawsuit without merit and intends to defend against it vigorously.

  On January 25, 2000, the Court ruled on defendants' ex parte application to set a briefing schedule and hearing date for a demurrer that the defendants intend to file with the Court contending that the complaint fails to state a cause of action upon which relief can be granted. At the same time, the Court ruled on plaintiff's

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


ex parte application for a briefing schedule and hearing date on a motion that plaintiff intends to make to the Court for expedited discovery in connection with plaintiff's intention to seek a temporary restraining order and a preliminary injunction against the PSGH Merger. The Court granted both applications and set a telephonic hearing date of February 25, 2000 on both motions.

Appraisal Rights

  Under Delaware law, you have the right to demand an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery (the "Delaware Court"). If you elect to exercise appraisal rights, you must comply with the provisions of Section 262 of the Delaware General Corporation Law ("DGCL Section 262") in order to perfect your appraisal rights. PSGH will require strict compliance with the statutory procedures. The text of the DGCL
Section 262 is attached as Appendix C to this proxy statement. If you wish to exercise your appraisal rights or preserve your right to do so, you should carefully review Appendix C because failure to timely and properly comply with the requirements of DGCL Section 262 will result in the loss of your appraisal rights under Delaware law.

  The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a PSGH stockholder in order to perfect appraisal rights with respect to the PSGH Merger. This summary is not a complete statement of all applicable requirements and is qualified in its entirety by reference to DGCL Section 262.

  In view of the complexity of DGCL Section 262, PSGH stockholders who are considering exercising their appraisal rights in connection with the PSGH Merger may wish to consult their own legal advisors.

  Under DGCL Section 262, if a proposed merger or consolidation gives rise to appraisal rights, the corporation must notify its stockholders of the availability of appraisal rights not less than 20 days prior to a stockholders' meeting called for the purpose of approving such merger or consolidation. A copy of DGCL Section 262 must be included with such notice. This proxy statement constitutes PSGH's notice to its stockholders of the availability of appraisal rights in connection with the PSGH Merger in compliance with the requirements of DGCL Section 262.

  If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

  . You must deliver to PSGH a written demand for appraisal of your shares before the vote on the PSGH Merger Proposal is taken at the special meeting. This demand must be made separately, in addition to any proxy or vote abstaining from or voting against the PSGH Merger Proposal. Voting against or failing to vote for the PSGH Merger Proposal by itself does not constitute a demand for appraisal within the meaning of DGCL Section 262;

  . You must not vote in favor of the PSGH Merger Proposal. An abstention or failure to vote will satisfy this requirement but a vote in favor of the PSGH Merger Proposal, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal; and

  . You must hold your shares through the effective time of the PSGH Merger.

  If you do not comply with any of these conditions and the PSGH Merger is completed, you will be entitled to receive the $12.00 per share cash payment for your PSGH shares as provided for in the PSGH Merger Agreement but you will have no appraisal rights with respect to your PSGH shares.

  Any demand for appraisal should be addressed to PS Group Holdings, Inc., (Attention: Corporate Secretary) 4370 La Jolla Village Drive, Suite 1050, San Diego, California 92122 and should reasonably inform PSGH of the stockholder's identity and intention to demand appraisal of his or her shares.

  To be effective, a demand for appraisal as to any PSGH shares must be executed by or on behalf of the record holder of the particular shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record, but the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

  A record owner, such as a broker, who holds shares as a nominee for others, may demand appraisal with respect to the shares held by one or more beneficial owners while not exercising this right for other beneficial owners. In such a case, the written demand must state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares registered in the name of such record holder.

  If shares are held through a broker, who in turn holds the shares through a central securities depository nominee (such as Cede & Co.) in the name of which the shares are registered, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify it as the record holder.

  Within ten days after the effective date of the PSGH Merger, PSGH must give written notice that the PSGH Merger has become effective to each PSGH stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the PSGH Merger. Within 120 days after the effective date of the PSGH Merger, any stockholder who has previously complied with the applicable provisions of DGCL Section 262 will be entitled, upon written request, to receive from PSGH a statement setting forth the aggregate number of PSGH shares not voting in favor of the PSGH Merger Proposal and with respect to which demands for appraisal were received by PSGH, and the number of holders of such shares. Such statement must be mailed (i) within 10 days after the written request has been received by PSGH or (ii) within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

  Within 120 days after the effective date of the PSGH Merger, either PSGH or any stockholder who has complied with the requirements of DGCL Section 262 may file a petition in the Delaware Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. PSGH has no obligation to file such a petition and it has no present intention of doing so. Accordingly, any stockholders who desire to have their shares appraised under DGCL Section 262 should initiate any petitions necessary for the perfection of their appraisal rights within the time period and in the manner prescribed in DGCL Section 262.

  If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to PSGH, PSGH will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to stockholders who have demanded appraisal of their shares, the Delaware Court will conduct a hearing to determine which stockholders have complied with DGCL
Section 262 and have become entitled to the appraisal rights it provides. The Delaware Court may direct the stockholders who have demanded appraisal of their shares to submit their stock certificates to the office of the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

  After determination of the stockholders entitled to appraisal of their shares, the Delaware Court will appraise the fair value of the shares, together with a fair rate of interest. When the fair value is determined, the Delaware Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Delaware Court so determines, to the stockholders entitled to receive the payment upon surrender by them of the certificates representing their shares.

  Although PSGH believes that the PSGH Merger consideration of $12.00 per share in cash is fair, no representation is made as to the outcome of an appraisal of fair value by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the PSGH Merger consideration. Moreover, PSGH does not anticipate offering more than the PSGH Merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of DGCL
Section 262, the "fair value" of a PSGH share is less than $12.00.

  In determining "fair value" under DGCL Section 262, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the Delaware Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger and throw any light on the future prospects of the merged corporation. DGCL Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which, rather, applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed DGCL Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

  The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each stockholder whose shares are appraised by the Delaware Court is responsible for his or her attorneys' and expert witness expenses, although, upon application of such a stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

  From and after the effective time of the PSGH Merger, any stockholder who has duly demanded appraisal in compliance with DGCL Section 262 will not be entitled to vote, for any purpose, any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the PSGH Merger.

  Any stockholder may withdraw a demand for appraisal by delivering to PSGH a written withdrawal and acceptance of the PSGH Merger consideration, except that (i) any such attempt to withdraw made more than 60 days after the date on which the PSGH Merger takes effect will require the written approval of PSGH and (ii) no appraisal proceeding in the Delaware Court may be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just. If no petition for appraisal is filed with the Delaware Court within 120 days after the date on which the PSGH Merger takes effect, appraisal rights will cease as to all stockholders who have demanded appraisal rights, all of whom will become entitled to receive the $12.00 per share cash consideration specified in the PSGH Merger Agreement.

                           THE PSGH MERGER AGREEMENT

  The following section summarizes the material terms of the PSGH Merger Agreement, a copy of which is included in this proxy statement as Appendix A and incorporated into this summary by reference. We urge you to read the whole PSGH Merger Agreement for more detailed information on the terms and conditions of the PSGH Merger.

Parties

  For a description of PSG Acquisition and related parties, see "SUMMARY--The PSGH Merger-- Parties" on page 9.

  For information about PSGH (which is a party to the PSGH Merger Agreement and a guarantor under the GATX Loan Agreement), PSG (which is the borrower under the GATX Loan Agreement), and PST (which is a guarantor under the GATX Loan Agreement), see "SUMMARY--PSGH Selected Historical Consolidated Financial and Per Share Data" on pages 17 to 18, "THE PSGH MERGER--Background of the PSGH Merger" on pages 23 to 37, "MARKET PRICE AND DIVIDEND INFORMATION FOR PSGH SHARES" on page 75 and "WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH" on pages 76 to 77.

Effective Time of the PSGH Merger

  The closing of the PSGH Merger is scheduled to take place promptly (and in any event within three business days) following satisfaction or waiver of all conditions to the completion of the PSGH Merger or as otherwise agreed by the parties. At the closing, the PSGH Merger will be consummated by the filing of a Certificate of Merger with the Delaware Secretary of State. The date and time of the filing of the Certificate of Merger will be the "effective time" of the PSGH Merger.

Conversion of PSGH Shares

  Except for shares as to which statutory appraisal rights have been perfected (see "THE PSGH MERGER-- Appraisal Rights" on pages 55 to 57), each PSGH common share outstanding at the effective time of the PSGH Merger will be converted into the right to receive $12.00 in cash per share.

Surrender of Certificates; Payment for Shares

  ChaseMellon Shareholder Services, LLC has been selected to act as the paying agent for the payment of the consideration of $12.00 per share for each PSGH common share. It is a condition to PSGH's obligation to consummate the PSGH Merger that the paying agent receive proceeds from the GATX Loan to finance 80% of the total merger consideration and proceeds from the equity to be provided to Heritage Trust to finance 20% of the total merger consideration (see "Conditions to Closing--Condition to PSGH's Obligation to Close" on page 64). No interest will accrue or be paid on the $12.00 PSGH Merger consideration between the effective time of the PSGH Merger and the date the paying agent sends the payment for shares surrendered for payment.

  Shortly after the effective time of the PSGH Merger, PSGH stockholders will receive documents and instructions for transmitting their stock certificates or other appropriate evidence of stock ownership to the paying agent. PSGH stockholders will be required to submit a W-9 tax form or similar document and other forms to permit an orderly exchange (see "THE PSGH MERGER--Federal Income Tax Consequences").

  After the effective time of the PSGH Merger, there will be no further transfers of PSGH shares on the records of PSGH or its transfer agent (other than to give effect to sales of shares that took place prior to the effective time).

Representations and Warranties

  Representations and Warranties of Each Party. The PSGH Merger Agreement includes representations and warranties by each party relating to a number of matters, including the following:

  . its organization and similar corporate matters;

  . its authorization, execution and delivery of the PSGH Merger Agreement and GATX Loan Agreement;

  . the enforceability of the PSGH Merger Agreement against it;

  . the consistency of the PSGH Merger Agreement with its charter documents and its contracts;

  . required consents and approvals for its execution, delivery and performance of the PSGH Merger Agreement (and for the execution, delivery and performance of the GATX Loan Agreement by PSG and the related security documents and guarantees by PSGH, PSG and PST);

  . the accuracy of the information supplied by it for inclusion in this proxy statement;

  . brokers', finders' and investment bankers' fees in connection with the PSGH Merger;

  . compliance with laws and agreements;

  . the absence of litigation against it; and

  . the material accuracy of the information supplied to the other party in the schedules, exhibits and other documents provided for in the PSGH Merger Agreement.

  Additional Representations and Warranties of PSGH. PSGH has made representations and warranties relating to a number of additional matters relating to itself and its subsidiaries, including the following:

  . its capitalization;

  . the accuracy of its Securities and Exchange Commission filings and the financial statements included in those filings;

  . the absence of undisclosed liabilities;

  . the absence of material adverse events affecting it;

  . labor matters;

  . title to, and ownership of, properties and assets;

  . personal property (including PSG's aircraft leases);

  . tax matters;

  . environmental matters;

  . validity and enforceability of material contracts;

  . accuracy and effectiveness of Uniform Commercial Code financing statements;

  . the status of intellectual property;

  . oil and gas matters relating to Statex;

  . related party transactions; and

  . absence of governmental regulations applicable to the PSGH Merger.

  Additional Representations by PSG Acquisition and Heritage Trust. PSG Acquisition and Heritage Trust have also represented and warranted that:

  . the GATX Loan Agreement is the exclusive understanding between Heritage
    Trust, its beneficiary, ICA and its principals, on the one hand, and GATX Capital, on the other hand, regarding the terms and conditions of the GATX Loan; and

  . Heritage Trust has on hand, and will continue to have on hand until the effective time of the PSGH Merger, cash funds sufficient to pay (if it becomes payable), the $2 million termination fee payable by it under certain circumstances (see "Termination Fees; Expenses") and a commitment from ICA to defray all of Heritage Trust's and PSG Acquisition's transactional expenses (see "THE PSGH MERGER--Financing--The Equity Financing" on page 51 and "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSGH's Obligation to Close" on page 64).

Conduct of PSGH's Business Before the PSGH Merger

  Except as agreed to in writing by Heritage Trust, pending the closing of the PSGH Merger, PSGH must:

  . conduct its business in the ordinary course consistent with past practices; and

  . use commercially reasonable efforts to:

   . . preserve intact the business organization of PSGH and its subsidiaries;

   . . keep available the services of the current officers, employees and consultants of PSGH and its subsidiaries; and

   . . preserve their relationships with their customers, suppliers and other persons with whom they have significant business relations.

  In addition, PSGH has agreed not to take (or agree to take) certain actions before the effective time of the PSGH Merger, including the following:

  . declare, set aside or pay any dividends or distributions;

  . reclassify, combine, split, subdivide, purchase, redeem or acquire any PSGH common stock or securities convertible into PSGH common stock;

  . authorize or commit to issue, sell, pledge, dispose of, grant or otherwise encumber any capital stock of PSGH or its subsidiaries (including any options, rights and warrants) or any other ownership interest in PSGH or its subsidiaries (except that Statex may be sold substantially on the business terms contained in the Statex LOI);

  . acquire or agree to acquire any corporation, partnership or other organization or any assets;

  . sell, pledge, mortgage or otherwise encumber any of its assets, other than in the ordinary course of business consistent with past practices and not in excess of specified amounts;

  . incur or guarantee any debt or enter into any financing obligation
    (whether or not required to be presented on a balance sheet) other than in the ordinary course of business consistent with past practice;

  . enter into any contracts or commitments which contain payment obligations above specified levels;

  . enter into, or amend existing, arrangements or contracts with respect to PSG's leased aircraft;

  . authorize capital expenditures in excess of specified amounts;

  . increase the compensation of any of PSGH's officers or employees, grant them any new rights to severance or termination pay or establish any new plans for them;

  . take any action with respect to its accounting policies or procedures other than reasonable and usual actions in the ordinary course of business consistent with past practice;

  . make any tax election or settle any tax liability;

  . discharge any claim, liability or obligation, except in the ordinary course of business and consistent with past practice; or

  . change practices with respect to the leases, wells and properties owned, operated and developed by Statex.

Restrictions on Solicitations

  No Solicited Offers for PSGH. PSGH may not:

  . directly or indirectly (through any officer, director, employee, subsidiary, agent, advisor or other representative) solicit, initiate or encourage the submission of any proposal or offer relating to a "Competing Transaction," which is defined as:

   . . any merger, consolidation, share exchange, business combination or similar transaction with PSGH;

   . . any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of PSGH and its subsidiaries;

   . . a tender or exchange offer for 25% or more of the outstanding voting securities of PSGH; or

   . . any solicitation in opposition to the PSGH Merger Agreement by PSGH stockholders;

   or

  . enter into, maintain or continue any discussions or negotiations in furtherance of an inquiry or to obtain a Competing Transaction.

  PSGH has also agreed not to endorse any Competing Transaction or to authorize or permit its officers, directors, employees or agents to do so.

  Unsolicited Offers for PSGH. PSGH is allowed to furnish information to, and enter into discussions with, any person or entity in connection with an unsolicited written proposal to PSGH regarding a Competing Transaction if:

  . the PSGH Board has reasonably concluded (after having consulted with its financial advisor) that the proposal was made in good faith and is reasonably likely, if negotiated, to lead to a "Superior Proposal" (as defined below);

  . PSGH provides written notice to Heritage Trust of PSGH's intent to furnish information or enter into discussions at least 48 hours prior to taking such action; and

  . PSGH obtains an executed confidentiality agreement on terms no less favorable to PSGH than the one signed by ICA dated June 8, 1999.

  A "Superior Proposal" means an unsolicited bona fide written proposal or offer to consummate

  . a merger, share exchange, business combination or similar transaction in which the PSGH stockholders immediately prior to the transaction would hold less than 50% of the equity interest in the surviving entity, or

  . the acquisition by any person or group (whether by tender offer, exchange or a combination of a tender offer and cash-out merger) of ownership of 100% of the outstanding stock of PSGH on terms (including conditions to consummation) that PSGH's Board determines in its reasonable judgment (having received the advice of its financial advisor) to be more favorable to PSGH's stockholders than the PSGH Merger Proposal (taking into account the other party's ability to complete the transaction). Any such proposal or offer will not be deemed a "Superior Proposal" if any financing required to consummate the transaction contemplated by the proposal is not committed and is not likely, in the judgment of PSGH's Board (after having received the advice of PSGH's financial advisor) to be obtained by such third party on a timely basis. To the extent that the financing contemplated by the proposal includes loan financing, it is not necessary for the third party to have entered into a definitive loan agreement in order for the loan financing to be considered "committed" provided PSGH's Board determines (having received the advice of PSGH's financial advisor) that the financing commitment delivered by the third party evidences a reasonable likelihood that the third party will be able to obtain the loan financing on a timely basis.

Recommendation of the PSGH Board

  As noted under "THE PSGH MERGER--PSGH Board's Reasons and Recommendation" on pages 37 to 41, the PSGH Board unanimously recommends that stockholders vote to approve the PSGH Merger Proposal. Under the PSGH Merger Agreement, PSGH and the PSGH Board are not prohibited from disclosing a position on any tender offer for its shares in accordance with the Securities and Exchange Commission's tender offer rules. In addition, the PSGH Board may modify or withdraw its recommendation of the PSGH Merger Proposal if it determines, after receiving the advice of outside counsel, that its fiduciary duties under Delaware law require it to do so.

Access to, and Confidentiality of, Information

  PSGH must afford Heritage Trust's, PSG Acquisition's, ICA's and GATX Capital's officers, employees and agents reasonable access to:

  . PSGH's officers, agents, properties, offices and other facilities; and

  . all books and records of PSGH and its subsidiaries, and all requested financial, operating and other data and information.

  Any information obtained under this access right must be held in confidence under the restrictions of the confidentiality agreement dated June 8, 1999 between PSGH and ICA.

Additional Covenants

  Covenants of the Parties. Each of the parties to the PSGH Merger Agreement has undertaken additional obligations, including their covenants to do the following:

  . use their commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and third parties that are necessary for the consummation of the PSGH Merger and related transactions;

  . notify one another promptly of the occurrence or non-occurrence of any event that will likely cause any of the notifying party's representations and warranties in the PSGH Merger Agreement to be untrue or inaccurate; and

  . notify one another promptly of any failure by the notifying party to comply with or satisfy, any covenant, condition or agreement in the PSGH Merger Agreement.

  Covenants of Heritage Trust. Heritage Trust has also agreed:

  . to make arrangements with an insurance company acceptable to PSGH to purchase at Heritage Trust's expense, as of the effective time of the PSGH Merger, the SERP Policy;

  . to use all commercially reasonable efforts to cause all transactions contemplated by the GATX Loan Agreement to be consummated and to obtain the equity financing necessary to fund 20% of the PSGH Merger consideration (see "THE PSGH MERGER--Financing" on pages 50 to 52); and

  . not to take, or cause to be taken, any action which would constitute a "Change of Control," as defined in the GATX Loan Agreement (which makes a "Change of Control" an event of default and defines this term to require the continuing control of Heritage Trust's sole beneficiary by ICA's principals).

  Covenants of PSGH. PSGH has agreed to:

  . cause PSG, to take whatever action is necessary so that, conditioned upon and concurrently with the effective time of the PSGH Merger, no further accruals of benefits to participants in its retirement plans shall be made;

  . to cause PSG to perform its obligations under the GATX Loan Agreement;
    and

  . to use its commercially reasonable efforts not to exceed the good faith non-binding estimate of transactional expenses it provided to Heritage Trust in connection with the signing of the PSGH Merger Agreement and to give Heritage Trust prompt notice of any increase or automated increase in the estimated aggregate amount of those expenses (approximately $4.3 million).

Conditions to Closing

  Conditions to Each Party's Obligation to Close. The obligations of each of the parties to the PSGH Merger Agreement to complete the PSGH Merger are subject to several conditions, including:

  . PSGH stockholder approval of the PSGH Merger Proposal; and

  . the absence of any orders, laws or injunctions that restrict, prevent or prohibit the PSGH Merger and related transactions or make the acquisition of PSGH shares illegal.

  In addition, each party's obligations to complete the PSGH Merger is subject to several other conditions, including:

  . the accuracy (both on December 18, 1999 and, in all material respects, at the closing) of the other party's representations and warranties in the PSGH Merger Agreement; and

  . the other party's performance in all material respects of all of its pre-closing obligations under the PSGH Merger Agreement.

  Conditions to PSG Acquisition's and Heritage Trust's Obligations to
Close. The obligations of PSG Acquisition and Heritage Trust to close the PSGH Merger are also conditioned upon:

  . there not having occurred any change, condition, event or development that has a "Material Adverse Effect" on PSGH;

   . . The term "Material Adverse Effect" is defined in Section 2.01 of the
       PSGH Merger Agreement (see page A-4 of Appendix A) to include any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, conditions (financial or otherwise), assets or liabilities of PSGH and its subsidiaries taken as a whole, excluding any change or effect directly attributable to conditions generally affecting the oil and gas industry unless such conditions adversely affect PSGH or its subsidiaries in a materially disproportionate manner;

  . the absence of any laws, legislation, judgments, orders and rules applicable to PSGH, Heritage Trust, or their respective affiliates that is reasonably likely to have a Material Adverse Effect or materially impact the economic or business benefits of the PSGH Merger to Heritage Trust;

  . the receipt of all consents, approvals and waivers necessary for completion of the PSGH Merger, except those consents and approvals which could not individually or in the aggregate have a Material Adverse Effect; and

  . the satisfaction or waiver of all conditions (other than the consummation of the PSGH Merger) to PSG obtaining the GATX Loan under the GATX Loan Agreement.

  Conditions to PSGH's Obligation to Close. The obligation of PSGH to complete the PSGH Merger is also conditioned upon:

  . Heritage Trust having entered into a binding commitment to purchase the SERP Policy;

  . the receipt by ChaseMellon Shareholder Services, LLC, as paying agent, of the funds (approximately $73 million) required to pay $12.00 for every outstanding PSGH share, of which 80% (approximately $58.4 million) must be funded from the GATX Loan and 20% (approximately $14.6 million) must be funded by the equity capital to be provided (or caused to be provided) to Heritage Trust by ICA; and

  . the receipt by PSGH of a written opinion from Houlihan Lokey confirming to PSGH's reasonable satisfaction, as of the closing date, the preliminary solvency advice Houlihan Lokey gave to the PSGH Board on December 17, 1999.

Termination

  Termination by PSGH or Heritage Trust. Before the closing, the PSGH Merger Agreement may be terminated by the mutual written consent of the parties. It may also be terminated by either PSGH or Heritage Trust:

  . if any final non-appealable court or governmental action prohibits the PSGH Merger;

  . if stockholder approval of the PSGH Merger Proposal is not received at the special meeting;

  . if the PSGH Merger does not occur by April 30, 2000 or a later agreed-upon date except that:

   . . the right to terminate may not be exercised by a party that has materially breached its obligations under the PSGH Merger Agreement; and

   . . the date may be extended at the election of Heritage Trust to May 30, 2000 if the special meeting has not then occurred;

  or

  . if a representation, warranty or covenant of the other party is materially breached and, if the breach is not willful and is curable, it is not cured within 30 days after notice of the breach and in any event by April 30, 2000 (or, under the circumstances described above, May 30, 2000) or a later agreed-upon date.

  Termination by Heritage Trust. In addition, Heritage Trust may terminate the PSGH Merger Agreement if:

  . the PSGH Board withdraws, modifies or changes (or resolves to do so) its recommendation of the PSGH Merger Proposal in a manner adverse to Heritage Trust;

  . the PSGH Board recommends to the stockholders, or agrees to enter into, a Competing Transaction;

  . a cash tender offer (with committed financing; see "Restrictions on Solicitations--Unsolicited Offers for PSGH" on pages 61 to 62) or exchange offer with consideration higher than $12.00 per share is proposed and would result in any person or group being the beneficial owner of more than 50% of PSGH's outstanding shares; or

  . any person or group acquires beneficial ownership, or the right to acquire beneficial ownership, of more than 15% of PSGH's outstanding shares.

Termination Fee; Expenses

  The general rule under the PSGH Merger Agreement is that all costs and expenses must be paid by the party incurring such expenses, whether or not the PSGH Merger is consummated. However, there are two exceptions.

  The first exception to the general rule is that PSGH must pay Heritage Trust a $2.5 million termination fee if:

  . the PSGH Merger Agreement is terminated by Heritage Trust because the PSGH Board withdraws, modifies or changes its recommendation of the PSGH Merger in a manner adverse to Heritage Trust (or resolves to do so);

  . the PSGH Merger Agreement is terminated by PSGH because PSGH's Board agrees to enter into, or recommends that stockholders approve, a Competing Transaction;

  . PSGH completes a Competing Transaction within twelve months of Heritage
    Trust terminating the PSGH Merger Agreement as a result of a material (and, if applicable, uncured) breach of a representation, warranty or covenant by PSGH;

  . Heritage Trust terminates the PSGH Merger Agreement because of the commencement of a cash tender offer (with committed financing) or exchange offer with consideration higher than $12.00 per share that would result in any person or group beneficially owning more than 50% of PSGH's outstanding shares and the PSGH Board fails to recommend against the offer; or

  . the PSGH Merger Agreement is terminated by Heritage Trust because the PSGH Merger is not consummated by April 30, 2000 (or, in the circumstances described under "Termination" above, May 30, 2000) or a later agreed-upon date, provided that:

   . . PSGH would not then have been entitled to terminate the PSGH Merger
       Agreement;

   . . Heritage Trust certifies that it and PSG Acquisition are ready, willing and able to consummate the PSGH Merger;

   . . all conditions to the obligation of PSGH to consummate the PSGH
       Merger have been satisfied; and

   . . Heritage Trust has taken all steps necessary to deliver the SERP
       Policy other than its actual purchase;

   or

  . the PSGH Merger Agreement is terminated by PSGH or Heritage Trust because the PSGH stockholders fail to approve the PSGH Merger Proposal at the special meeting and, at the time of termination:

   . . a Competing Transaction has been publicly announced and not publicly withdrawn or any person has publicly announced its intention to propose a Competing Transaction and Heritage Trust was not then entitled to terminate the PSGH Merger Agreement on the basis that the PSGH Board had withdrawn, modified or changed its recommendation of the PSGH Merger in a manner adverse to Heritage Trust (or resolved to do so); or

   . . Heritage Trust was then entitled to terminate the PSGH Merger
       Agreement because any person or group had become, or had the right to become, the beneficial owner of more than 15% of PSGH's outstanding shares with the prior approval of the PSGH Board.

  The second exception to the general rule is that Heritage Trust must pay PSGH a $2.0 million termination fee if:

  . the PSGH Merger Agreement is terminated by PSGH on the basis of a material (and, if applicable uncured) breach of a representation, warranty or covenant by Heritage Trust or PSG Acquisition; or

  . the PSGH Merger Agreement is terminated by PSGH because the PSGH Merger was not consummated before April 30, 2000 (or, in the circumstances described under "Termination" above, May 30, 2000) or a later agreed-upon date provided that:

   . . Heritage Trust would not then have been entitled to terminate the PSGH Merger Agreement;

   . . PSGH certifies that it is ready, willing and able to consummate the PSGH Merger; and

   . . either (i) all conditions to the obligations of Heritage Trust and PSG Acquisition to consummate the PSGH Merger have been satisfied or
       (ii) all such conditions have been satisfied except for the conditions to obtaining the GATX Loan and the failure to satisfy those lending conditions is not attributable to a breach of the PSGH Merger Agreement by PSGH or any other event relating to PSGH which is a basis for GATX Capital declining to provide the GATX Loan without breaching the GATX Loan Agreement.

Amendments

  The PSGH Merger Agreement permits the parties to amend it, by action of their respective boards of directors, at any time before the closing (although, under the GATX Loan Agreement, any amendment would require GATX Capital approval). However, if the stockholders approve the PSGH Merger Proposal, no amendment may subsequently be made that would reduce the amount or change the type of consideration into which each PSGH share will be converted upon consummation of the PSGH Merger, or that would otherwise require stockholder approval under the Delaware General Corporation Law, without obtaining further approval.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of the record date for the special meeting (February 10, 2000), with respect to the ownership of PSGH shares by:

  . any person who was then known to PSGH to be the beneficial owner of more than 5% of PSGH's common stock;

  . all directors of PSGH;

  . PSGH's Chief Executive Officer;

  . PSGH's other most highly compensated executive officers in fiscal 1998;
    and

  . all of PSGH's directors and officers as a group.

                                             Shares              Percent of
       Beneficial Owner(/1/)         Beneficially Owned(/1/) Outstanding Shares
       ---------------------         ----------------------- ------------------
Berkshire Hathaway Inc.(/2/)........        1,208,039               19.9%
 1440 Kiewit Plaza
 Omaha, Nebraska 68131

ESL Partners, L.P.(/3/).............        1,198,970               19.8%
 115 East Putnam Avenue
 Greenwich, Connecticut 06830

J.P. Guerin(/4/) (director).........          319,693                5.3%
 355 South Grand Avenue
 Los Angeles, California 90071

William H. Borthwick (director).....            1,000                  *

Steven D. Broidy (director).........            4,100(/5/)             *

Lawrence A. Guske (executive
 officer)...........................            7,500                  *

Donald W. Killian, Jr. (director)...            1,600(/6/)             *

Christopher H. B. Mills (director)..          291,300(/7/)           4.8%

Charles E. Rickershauser, Jr.
 (director and executive officer)...            4,000                  *

Johanna Unger (executive officer)...                0                  0

All current officers and directors
 as a group (8 persons).............          629,193               10.4%

--------
 * Less than one percent.
(1) Includes shares deemed beneficially owned as defined in applicable rules of the Securities and Exchange Commission, whether or not interest in such shares is disclaimed by the named beneficial owner. Unless otherwise disclosed, beneficial ownership is direct and the person indicated has sole voting and dispositive power over the shares listed.

(2) Ownership information obtained from Berkshire Hathaway, Inc. ("Berkshire")
    Schedule 13D dated December 14, 1990 (the "Berkshire 13D"). The Berkshire 13D was also filed on behalf of Warren E. Buffet, who may be deemed to control Berkshire, and the following subsidiaries of Berkshire (the number of PSGH shares reported to be owned by each such subsidiary in the Berkshire 13D is shown in parentheses following the respective subsidiary's name): National Indemnity Company (579,957); National Liability & Fire Insurance Company (330,475); Columbia Insurance Company (197,600); and National Fire and Marine Insurance Company (100,000). Berkshire exercises shared voting and dispositive power over all shares listed. In connection with a 1990 amendment to PSG's Rights Agreement dated as of June 30, 1986 (the "PSG Rights Plan") (the PSG Rights Plan ceased to be in effect upon consummation of the 1996 holding company reorganization in which PSGH became the successor public company to PSGH (the "1996 Reorganization") and PSGH has no similar plan) permitting Mr. Buffett, Berkshire, and their respective affiliates to acquire up to 45% of PSG's shares without triggering the provisions of the PSG Rights Plan, Berkshire entered into an agreement with PSG dated December 13, 1990 (the "Berkshire Agreement") that: (i) it would vote all shares of PSG

   Common Stock owned by it or by its subsidiaries in excess of 22.5% of the outstanding PSG shares in the same proportion as all other PSG shares (including the shares owned by Berkshire not in excess of 22.5%, as to the voting of which Berkshire and its subsidiaries were not restricted by the Berkshire Agreement) were voted in connection with all matters on which PSG shares were voted; (ii) it would not sell any PSG shares owned by it in any transaction if it knew, following reasonable inquiry, that as a result of such transaction any purchaser would be the "Beneficial Owner" (as defined in the PSG Rights Plan) of a number of PSG shares sufficient to make such purchaser an "Acquiring Person" as defined in the PSG Rights Plan; (iii) it would not make any further purchases of PSG shares following receipt of notice from PSG that further purchases of such shares by it might have caused the de-listing of PSG common stock on the New York Stock Exchange;
   (iv) it would not be a "participant," as defined in Rule 14a-11 (repealed effective January 24, 2000) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in any proxy solicitation in opposition to a solicitation by PSG involving the election or removal of PSG directors nor solicit, within the meaning of Rule 14a-1(1), any proxy in connection with any other matter on which a vote of PSG stockholders was taken if such solicitation was in opposition to any proposal or position approved by the Board; (v) it would not be a member of an Exchange Act Section 13(d) group (other than one composed solely of itself and its affiliates) with respect to any securities of PSG; and (vi) it would cause its subsidiaries owning PSG shares to comply with the same obligations as itself. Mr. Buffett agreed (the "Buffett Commitment") with PSG in his individual capacity to execute a similar agreement before purchasing any PSG shares for his own account and not to make any such purchases while Berkshire owned any PSG shares. There has been no discussion between PSGH and Mr. Buffett or Berkshire with respect to the application of the Berkshire Agreement or the Buffett Commitment to the 1996 Reorganization and the conversion therein of PSG shares to PSGH shares. Berkshire and Mr. Buffett are precluded from buying additional PSGH shares under, and subject to the exemption set forth in, the transfer restrictions imposed by PSGH's Certificate of Incorporation so long as those transfer restrictions are in effect.

(3) Ownership information obtained from Amendment No. 12, dated May 21, 1996, to Schedule 13D dated December 10, 1993 and prior amendments thereto, wherein it is reported that ESL Partners, L.P. exercises sole voting and dispositive power over all shares.

(4) Includes (i) 12,358 shares owned by Mr. Guerin's wife, (ii) 50,714 shares and 100,000 shares in the John Patrick Guerin Trust and Guerin Family Trust, respectively, of each of which Mr. Guerin is a trustee and beneficiary, and (iii) 156,621 shares in the J. Patrick Guerin III Trust, of which Mr. Guerin is a trustee but in which he has no beneficial interest. The shares held by the John Patrick Guerin Trust and Guerin Family Trust are pledged as collateral under Mr. Guerin's personal line of credit with a bank, which bank thereby has or shares dispositive power with respect to such shares.

(5) These shares are held by the Broidy Revocable Trust, of which Mr. Broidy is a trustee and beneficiary.

(6) These shares are held by the Killian Family 1987 Trust, of which Mr. Killian is a trustee and beneficiary.

(7) Mr. Mills does not directly beneficially own any PSGH shares. The shares included in the table are held by North Atlantic Smaller Companies Investment Trust plc, a United Kingdom publicly-traded investment company ("NASCIT"). Mr. Mills is the Chief Executive Officer of NASCIT and has shared voting and dispositive power over the shares owned by NASCIT. Accordingly, Mr. Mills may be deemed to indirectly beneficially own shares owned by NASCIT. Mr. Mills disclaims beneficial ownership of any such shares.

                INTERESTS OF PSGH MANAGEMENT IN THE PSGH MERGER

  The following section summarizes certain terms of agreements that PSG entered into with each of its three executive officers on December 18, 1999 with the concurrence of ICA. Ordinarily, PSGH would have filed these agreements (as required by the rules of the Securities and Exchange Commission) as exhibits to its Annual Report on Form 10-K for 1999, which is required to be filed by March 30, 2000. However, since this proxy statement is being issued earlier than that filing deadline and, if the PSGH Merger is completed prior to March 30, 2000, PSGH will not be required to make the filing, PSGH is filing the agreements with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K on the same date as this proxy statement (see "WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH" on pages 76 to 77).

  Executive Bonuses. From the outset of its discussions with PSGH regarding its acquisition proposal, ICA made it clear that if it acquired PSGH it did not contemplate the company having any continuing relationship with Charles E. Rickershauser, Jr. (who has been a director since 1984, Chairman since 1991 and Chief Executive Officer since 1994), only a potential limited-duration employment role for one or other of the other two executives, Lawrence A. Guske (who has been Vice President--Finance and Chief Financial Officer since 1988 and an employee since 1970) and Johanna Unger (who has been Vice President, Controller and Secretary since 1988 and an employee since 1979), and only a potential limited-duration consulting role for the other.

  All three of the executive officers are employed by PSG (PSGH does not have any employees) and serve as the officers of PSG and PST as well as PSGH. Mr. Guske and Ms. Unger each entered into employment agreements with PSG in 1988 in connection with their appointments to their present offices with it. These agreements provide (among other things) that if their employment is terminated involuntarily within two years of a change of control, they would be entitled to cash severance equal to twice their then-current compensation as well as continuing retirement benefits under the PSG SERP (see "Executive Retirement Arrangements" on pages 72 to 73). These agreements were amended in February 1999 to formalize the understanding reached with each of them in 1996, in connection with the 1996 Reorganization, that a change in control of PSGH would be treated in the same way as a change in control of PSG (in 1996 they had each agreed that the 1996 Reorganization would not be a change in control of PSG for the purpose of their agreements). Mr. Rickershauser has no employment or severance agreement and, accordingly, is covered by the company's general severance policy for employees without individual agreements. As restated by the PSGH Board in 1997, this policy provides for cash severance in an amount equal to one month's compensation for each year of service up to a maximum of one year's compensation.

  In the course of various Board discussions of the future of PSGH and its subsidiaries over the past several years, including discussions about the company's compensation structure and the possibility of selling or liquidating the company if it reached a point when its tax benefits had been effectively utilized, the directors of PSGH had expressed a general willingness to consider possible bonus payments to the company's three executive officers if the time ever came when the Board was in a position to approve a specific transaction that would maximize the stockholders' investment, particularly if it did not provide for a long-term continuing role for the executive officers. In these discussions, the directors had noted that Mr. Rickershauser had never been granted any stock options because there were none available for grant when he had become Chief Executive Officer in 1994, and that the last of Mr. Guske's and Ms. Unger's stock options had expired in 1997, when those remaining options were out of the money. Since the Board had decided not to institute a new option plan when the existing one expired in 1994, and had never changed that decision because it had not wanted to dilute the outstanding shares, none of the executive officers had received any equity incentive compensation of the type that was customary in public companies. However, until it considered the PSGH Merger Agreement on December 17, 1999, the Board had not had occasion to, and had not, made any decision as to any possible bonuses it might be willing to approve in connection with a specific transaction.

  At the meeting held between PSGH's representatives and ICA's representatives in August 1999 (see "THE PSGH MERGER--Background of the PSGH Merger" on pages 23 to 37), Mr. Rickershauser conveyed to the ICA representatives his understanding as to the general willingness of the other directors to consider possible bonuses, in excess of the pre-existing change-in-control severance entitlements, in the context of an approved cash sale of the company in which the three executive officers would not have a continuing long-term role with the company after the sale. He also indicated that, while he could not speak for the Board as to the bonuses, if any, it might be willing to approve in the context of ICA's $12.00 per share proposal, he would not expect the Board to approve any bonus that would result in any "excess parachute payment" under Section 280G of the Internal Revenue Code. In light of this suggested criterion and ensuing discussions between the parties, the written non-binding proposal that ICA made in September 1999, which the Board considered in approving an exclusive agreement with ICA to facilitate negotiations for a definitive merger agreement, contemplated bonuses for the three executive officers in excess of their pre-existing change-in-control severance entitlements.

  Subsequently, during the pendency of the negotiations of the PSGH Merger Agreement and the GATX Loan Agreement, each of the executive officers separately negotiated individually with ICA regarding the terms on which ICA would be willing, if the PSGH Board approved, to allow the company to pay cash bonuses to them (in excess of their pre-existing change-in-control severance entitlements) without reducing its $12.00 price. These negotiations resulted in the following being submitted to the Board for approval on December 17, 1999 with the concurrence of ICA:

  . a separation agreement between PSG and Mr. Rickershauser;

  . a separation agreement between PSG and Ms. Unger; and

  . a bonus agreement between PSG and Mr. Guske.

  At the Board's December 17, 1999 meeting, these agreements were considered and approved by the PSGH and PSG Boards, together with the proposed employment agreement for Mr. Guske and the proposed consulting agreement for Ms. Unger discussed below (with Mr. Rickershauser recused from the voting on his own agreement and Mr. Guske and Ms. Unger excused from the meeting). Separately, since the pendency of the PSGH Merger would likely moot the need for an annual meeting of PSGH's stockholders in 2000 and the performance data for 1999 was essentially known on December 17, 1999, the Board's Compensation Committee (which consists of all the directors) decided to make its 1999 performance bonus decisions for Mr. Guske and Ms. Unger at that meeting rather than wait until the following Spring. The Committee awarded each of them a $75,000 performance bonus for 1999 (which was the same amount that had been awarded to them for 1997 and 1998). These bonuses were paid on December 22, 1999.

  With ICA's concurrence, the Rickershauser and Unger separation agreements and the Guske bonus agreement were signed on December 18, 1999 (at the same time as the PSGH Merger Agreement, the GATX Loan Agreement and the other agreements referred to below) and were subsequently amended and restated in February 2000 (with the concurrence of ICA and GATX) but without increasing the aggregate benefits to any of the three executive officers.

  Under PSG's separation agreement with Mr. Rickershauser, he will relinquish all his positions with PSG and its affiliates if the PSGH Merger closes. PSG will be obligated to pay him a cash bonus of $400,000 (an increase of approximately $312,000 over the amount he would be entitled to receive as cash severance under the company's general severance policy for all employees who do not have individual agreements) in monthly installments of $11,900 (equal to his current monthly salary), with the balance payable on June 30, 2001 (the same date on which his retirement amount is payable to him; see "Retirement Arrangements" below). Interest will accrue from the closing of the PSGH Merger until payment at the short-term 120% AFR (applicable Federal rate) in effect at the closing, compounded semi-annually and will be payable with the applicable bonus payment.

  Under PSG's separation agreement with Ms. Unger, she will relinquish all of her positions with PSG and its affiliates, and all of her rights under her current employment agreement and her current split-dollar insurance agreement, if the PSGH Merger closes. PSG will be obligated to pay her $536,000 (an increase of approximately $216,000 over her contractually-specified change-in-control cash severance), in a lump sum of $335,000 at closing and twelve monthly payments of $16,750. An additional amount of approximately $25,000 will be due to her as accrued vacation pay, under PSG's existing vacation policy, upon the termination of her employment at the Effective Time.

  Under PSG's bonus agreement with Mr. Guske, he will relinquish all of this rights under his current employment agreement if the PSGH Merger closes (he will retain his rights under his current split-dollar life insurance agreement). PSG will be obligated to pay him a bonus of $550,000 (an increase of approximately $165,000 over his contractually-specified change in control cash severance), of which $385,000 will be payable at the closing and the balance of $165,000 will be deferred until the first anniversary of the closing and paid in a lump sum on that date. An additional amount of approximately $101,000 will be due to him (plus any vacation pay he accrues during his post-closing employment), under PSG's existing vacation policy, upon the termination of his post-closing employment.

  Under the agreements described above, if any amounts to be paid to any of the three executive officers under those agreements or any other plan, agreement or program of PSG or any of its affiliates would result in a "parachute payment" as defined in Section 280G of the Internal Revenue Code, then the aggregate of those "parachute payments" must be reduced to an amount equal to three times the "base amount" under Section 280G less $1.00. Any determination as to the applicability of this requirement must be made by an independent accounting firm with a nationally recognized tax practice that has not performed services for PSG or any of its affiliates. The firm must be selected, and its fees and expenses must be paid, by PSG and it must be reasonably acceptable to the executive officer. Under these provisions of the three agreements, the parties' respective rights are not limited by these provisions in the event that an applicable government taxing entity or court takes a position which is inconsistent with any such determination.

  All three agreements provide that they will be null and void if the PSGH Merger Agreement is terminated or the executive officer's services as an employee of PSG cease for any reason, other than death or disability, prior to the effective time of the Merger.

  In exchange for their bonus payments, all three executive officers will be required to sign releases of their other rights. These releases will exclude: their entitlements under their retirement arrangements with PSG
(see "Executive Retirement Arrangements" on pages 72 to 73); their indemnification rights as officers and directors of PSG, as officers of PSGH and, in Mr. Rickershauser's case, as a director of PSGH (see "Indemnification of Officers and Directors" on pages 73 to 74); Mr. Guske's rights under his split-dollar life insurance agreement; Mr. Guske's entitlements under his new one-year employment agreement and Ms. Unger's entitlements under her consulting agreement (see "Employment and Consulting Agreements" below); and Mr. Guske's and Ms. Unger's accrued vacation pay.

  Employment and Consulting Agreements. Since ICA was not willing to continue the employment of Mr. Guske and Ms. Unger indefinitely following the PSGH Merger but was willing to continue one of them as a full-time employee for one year and the other as a part-time consultant for one year, the decision was reached among ICA and them that, if the PSGH Merger was completed, Mr. Guske would be given the option of continuing as a full-time employee for one year and Ms. Unger would cease to be a full-time employee and would become a part-time consultant for a year. Accordingly, Mr. Guske and ICA negotiated, subject to PSGH Board approval, a new employment agreement to replace his existing employment agreement at the closing of the PSGH Merger, and Ms. Unger and ICA negotiated, subject to PSGH Board approval, a new consulting agreement to replace her existing employment agreement at the closing. The PSGH and PSG Boards approved these agreements at its December 17, 1999 meeting.

  Mr. Guske's new employment agreement contained a 30-day offer to him to continue as a full-time employee of PSG for a year following the closing of the PSGH Merger, either in his present position or in another mutually agreed position. Mr. Guske accepted the offer on January 14, 2000. Under his new employment agreement, after the PSGH Merger his present annual salary of $192,500 will continue; he will, as at present, be eligible to receive an annual discretionary bonus; he will continue to receive the same medical and other benefits as at present or replacement benefits no less advantageous in the aggregate (except that he will have no right to continue participating in PSG's current 401(k) plan and all accruals for his benefit under the PSG SERP will cease); and the agreement will terminate on his death, disability or resignation and will be terminable by PSG for cause.

  Under Ms. Unger's new consulting agreement, she will be required, for one year following the closing of the PSGH Merger, to provide such consulting and advisory services relating to PSG and its affiliates as may be reasonably requested from time to time, up to a maximum of 25 hours per week, including assisting Mr. Guske in taking over the various duties currently performed by her. She will be paid $150 per hour for her reasonably documented services. She will continue to receive the same medical and other benefits as at present or substantially similar benefits (except that she will have no right to continue participating in PSG's current 401(k) plan nor (under an amendment to her agreement entered into in February 2000 to clarify this point) to any paid vacation, and all accruals for her benefits under the PSG SERP will cease). Her agreement will terminate on her death, disability or resignation and will be terminable by PSG for cause.

  Executive Retirement Arrangements. All three executive officers participate in PSG's 401(k) plan but their participation will end when the PSGH Merger closes.

  In addition, Mr. Guske and Ms. Unger participate in the PSG SERP, which is an unfunded retirement plan providing retirement benefits for officers. The normal retirement benefit under the PSG SERP is a straight life annuity commencing at age 60 with monthly payments equal to 2.5% of compensation for each year of service up to 20 years plus 2% of compensation for each year of additional service up to five years. "Compensation" for this purpose means the average monthly compensation for the 60 consecutive calendar months during the last 120 months in which the participant had the highest compensation. Mr. Guske has approximately 30 years of service, and Ms. Unger has approximately 20 years of service, for these purposes. Accruals for them under the PSG SERP will cease at the closing of the PSGH Merger.

  A participant generally reaches his or her early retirement date at age 55, but may have an early retirement date as early as age 50 if either PSG consents or in the event of certain merger or consolidation transactions (such as the PSGH Merger), in which case he or she can retire and receive an early retirement benefit equal to the normal retirement benefit less certain reductions. A participant whose employment with PSG terminates before he or she reaches his or her early retirement date will receive a normal retirement benefit on reaching age 60, or an early retirement benefit on reaching his or her early retirement date, based on his or her years of service at termination of employment.

  Benefits payable under the PSG SERP are not offset or reduced by Social Security benefits, but are reduced by the actuarial equivalent of the lump sum payments which the participants received upon the termination in 1988 of the qualified defined benefit pension plan which PSG formerly maintained and which covered most of its employees, including the participants.

  Effective as of the closing of the PSGH Merger, Mr. Guske and Ms. Unger will each take "early retirement" under the PSG SERP and will start receiving their retirement benefits in the form of a joint and 100% survivor benefit, which PSG's actuarial firm has estimated will result in a monthly benefit of approximately $5,410 in the case of Mr. Guske and $3,344 in the case of Ms. Unger, assuming the PSGH Merger closes on April 30, 2000. Each of them has agreed that, if the PSGH Merger closes, their $75,000 performance bonuses for 1999 and their accrued vacation pay will be excluded from "compensation" for purposes of the PSG SERP. Prior to the effective time of the PSGH Merger, the PSG SERP will be amended (conditioned on the completion of the PSGH Merger) to: (i) discontinue further accruals for Mr. Guske (notwithstanding his continued one-year employment under his new employment agreement) and for Ms. Unger (notwithstanding her continued status as a consultant under her new one-year consulting agreement); (ii) permit Mr. Guske and Ms. Unger to take early retirement, and start receiving their retirement benefits, notwithstanding their continued one-year relationships with PSG; and (iii) exclude their 1999 performance bonuses and their accrued vacation pay from "compensation" for purposes of the PSG SERP.

  When Mr. Rickershauser became PSG's Chairman in 1991, his age and his anticipated period of service were such that it would not have been practicable to give him the full benefits available under the PSG SERP to an officer with substantial pre-retirement-age service. Accordingly, PSG agreed, as an alternative to providing him with retirement benefits under the PSG SERP, to accrue an unfunded retirement benefit for him of

$50,000 per year, plus accrued interest thereon (based on the rate paid on one-year U.S. Treasury Bills as of January 1 of each calendar year), for each year he served as Chairman. In 1997, with the approval of the PSG Board, PSG and Mr. Rickershauser entered into a retirement agreement to clarify the terms and conditions of, and augment the amount of, his retirement benefit. As subsequently amended and restated in 1998 and 1999, this agreement requires PSG to accrue an unfunded annual retirement benefit of $100,000 for Mr. Rickershauser (credited to his account, ratably on a monthly basis, until the month in which he no longer serves as Chairman and Chief Executive Officer, together with interest at the applicable annual rate, compounded daily).
Mr. Rickershauser becomes entitled to payment on the later of June 30, 2001, or the date on which he no longer performs services either as Chairman or Chief Executive Officer. On December 17, 1999, the PSGH and PSG Boards approved an amendment to the agreement to provide, at Mr. Rickershauser's request, that he (or, if he died before the June 30, 2001 payment date, his designated beneficiary) would receive, on the payment date, the amount then credited to his retirement account in the form of a lump-sum cash payment rather than one of the annuity forms available to participants in the PSG SERP. Assuming that the interest rate paid on one-year Treasury Bills as of January 1, 2001 is not materially different from the corresponding rate for 2000, PSGH estimates that the total lump-sum payment that will be due to Mr. Rickershauser on June 30, 2001 under his restated retirement agreement will be approximately $870,000.

  It is a condition to PSGH's obligation to complete the PSGH Merger that, at the closing, Heritage Trust furnish to PSGH the SERP Policy (see "THE PSGH MERGER AGREEMENT--Conditions to Closing--Conditions to PSGH's Obligation to Close" on page 64). Under the terms of the PSGH Merger Agreement, the payment obligations (which will be guaranteed by PSGH) that the SERP Policy is required to cover include: PSG's payment obligations to all participants in the PSG SERP, including Mr. Guske and Ms. Unger, and PSG's payment obligations to Mr. Rickershauser under his restated retirement agreement. Confirming the intention of the parties (although this provision was inadvertently omitted from the PSGH Merger Agreement), a letter agreement between PSG and Heritage Trust entered into in February 2000 provides that the SERP Policy will also cover PSG's payment obligations to Mr. Rickershauser under his separation agreement (see "Executive Bonuses" on pages 69 to 71).

  Payments for Shares. Each of PSGH's directors and executive officers (except Ms. Unger) owns PSGH shares that will be converted into $12.00 in cash at the effective time of the PSGH Merger. The pre-tax amounts that they will each receive for their shares in the PSGH Merger will be as follows:

   Name                                                      Share Payment(/1/)
   ----                                                      ------------------
   William H. Borthwick.....................................     $   12,000
   Steven D. Broidy.........................................         49,200
   J. P. Guerin.............................................      3,836,316
   Lawrence A. Guske........................................         90,000
   Donald W. Killian, Jr. ..................................         19,200
   Christopher H. B. Mills..................................      3,495,600
   Charles E. Rickershauser, Jr. ...........................         48,000
   Johanna Unger............................................              0
   All current officers and directors as a group (8
    persons)................................................      7,550,316

--------
(1) The amounts reflected the shares included in the table under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" on pages 67 to 68 and are subject to the same disclaimers as appear in the related notes to that table. There are no outstanding options to purchase PSGH shares.

  Indemnification of Directors and Executive Officers. The PSGH Merger Agreement provides that PSGH's post-closing Bylaws must contain provisions no less favorable with respect to indemnification than are set forth in PSGH's current Bylaws, which provisions may not be amended, repealed or modified for six years following the effective time of the PSGH Merger in any manner that would adversely affect persons serving as directors, officers, employees, fiduciaries or agents of PSGH at the effective time of the PSGH Merger unless such modification is required by law.

  The PSGH Merger Agreement also provides that, to the fullest extent permitted by applicable law and regardless of whether the PSGH Merger becomes effective, for six years PSGH must indemnify each present or former director, officer, employee, fiduciary and agent of PSGH and each of its subsidiaries for all costs and expenses (including attorneys' fees), judgments, losses, claims, damages and settlement amounts paid in connection with any action, suit, proceeding or investigation (whether arising before or after the effective time of the PSGH Merger) arising out of or pertaining to any act or omission in that individual's representative capacity. If the PSGH Merger closes, Heritage Trust must also cause PSGH to honor the indemnification agreements that are currently in effect with each of PSGH's and PSG's present and former directors and officers.

  In addition, PSGH must purchase a "tail" or "runoff" policy extending, for a period of six years following the effective time of the PSGH Merger, the directors' and officers' liability insurance coverages currently in effect under the insurance policies maintained by PSGH. The price of such policy may not exceed the amount estimated by PSGH for purposes of its non-binding estimate of transactional expenses provided in connection with the signing of the PSGH Merger Agreement (see "THE PSGH MERGER AGREEMENT--Additional Covenants--Covenants of PSGH" on page 63).

             MARKET PRICE AND DIVIDEND INFORMATION FOR PSGH SHARES

  Market Price Information. Set forth below are:

  . the high and low sale prices of PSGH common stock on the New York Stock
    Exchange during each of the quarters beginning on January 1, 1997; and

  . the high and low sale prices of PSGH common stock on the New York Stock
    Exchange on

   . . December 17, 1999, the last trading day prior to the public announcement of the signing of the PSGH Merger Agreement; and

    . February 8, 2000, the last full trading day for which price information was available at the time of the printing of this proxy statement.

                                                    PSGH
        Quarter                                 Common Stock
        or                                      ------------------
        Date                                     High        Low
        -------                                 ------      ------
        First Quarter 1997..................... $  14 1/2   $  12 1/2
        Second Quarter 1997....................    13 7/8      12 1/8
        Third Quarter 1997.....................    14 15/16    12 3/8
        Fourth Quarter 1997....................    16 3/8      11 1/8
        First Quarter 1998.....................    13 3/4      11 11/16
        Second Quarter 1998....................    13 1/4       12
        Third Quarter 1998.....................    12 1/4      11 1/16
        Fourth Quarter 1998....................    12 3/4       9 3/4
        First Quarter 1999.....................     9 5/16      8 1/16
        Second Quarter 1999....................    11 5/8        8
        Third Quarter 1999.....................    11 3/8      10 3/8
        Fourth Quarter 1999....................    11 3/8      10 1/8
        December 17, 1999......................    11 1/16     10 11/16
        February 8, 2000.......................    11 5/16     11 1/4

  Dividend Information. In 1992, in accordance with the strict loan agreement amendments it accepted to address its severe financial difficulties (see "THE PSGH MERGER--Background of the PSGH Merger" on pages 23 to 37), PSG suspended the payment of dividends. Neither PSG nor, since the 1996 Reorganization, PSGH has paid regular dividends since then. However, as a reflection of its improved financial condition, PSGH paid special cash distributions totaling $10.00 during the period 1995 to 1998, which were not precedents for future distributions. The following table provides additional information about those distributions:

     Declaration Date            Amount Year Received Tax Status(a)
     ----------------            ------ ------------- -------------
     December 5, 1995........... $1.50      1996      Return of capital(b)
     December 10, 1996.......... $1.50      1997      Return of capital(b)
     August 8, 1997............. $1.50      1997      Taxable dividend(c)
     December 5, 1997........... $2.50      1998      Partly taxable dividend(d)
     December 4, 1998........... $3.00      1999      Partly taxable dividend(e)

--------
(a) Tax status is subject to review by the Internal Revenue Service. As PSGH has advised stockholders in connection with the payment of each of these special distributions, stockholders are advised to conduct their own tax advisors.

(b) Subject to note (a), constituted a return of capital and was not taxable as a dividend.

(c) Constituted a taxable dividend for those stockholders in whose hands dividends are taxable under the general rules governing the taxability of dividends. See note (a).

(d) Subject to notes (a) and (c), $.85 was a return of capital and $1.65 was a taxable dividend.

(e) Subject to notes (a) and (c), $2.87 was a return of capital and $0.13 was a taxable dividend.

                WHERE YOU CAN FIND MORE INFORMATION ABOUT PSGH

  PSGH files annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). You may read and copy any document filed by PSGH at the following SEC's public reference facilities:

                            New
      Washington D.C.       York             Chicago
                           Seven
                           World
                           Trade
      Judiciary Plaza      Center        Citicorp Center
                           Suite
   450 Fifth Street, N.W.   1300     500 West Madison Street
                            New
                           York,
                             NY
         Room 1024         10048           Suite 1400
   Washington, D.C. 20549            Chicago, IL 60061-2511

  You may call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. These SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov." Reports, proxy statements and other information concerning PSGH can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005, and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

  The SEC allows PSGH to "incorporate by reference" into this proxy statement the information it files with the SEC, which means that PSGH can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. Any later information filed with the SEC will automatically update and supersede that information.

  PSGH incorporates by reference the documents listed below, and any further filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of the special meeting to which this proxy statement relates. The exhibits to those filings are also incorporated by reference.

  The PSGH documents incorporated by reference are its:

  . Form 10-K/A Amended Annual Report for the fiscal year ended December 31,
    1998 dated April 5, 1999 and filed on April 6, 1999;

  . Proxy statement dated April 26, 1999 filed on April 26, 1999 relating to the 1999 annual meeting of stockholders;

  . Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, dated
    April 28, 1999 and filed on that date;

  . Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, dated
    August 6, 1999 and filed on that date;

  . Current Report on Form 8-K, dated August 30, 1999 and filed on that date;

  . Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, dated November 9, 1999 and filed on that date;

  . Current Report on Form 8-K, dated November 17, 1999 and filed on that date;

  . Current Report on Form 8-K, dated December 22, 1999 and filed on that date; and

  . Current Report on Form 8-K, dated February 11, 2000 and filed on the same date.

  You can obtain copies of the documents listed above by contacting Johanna Unger, Secretary at:

                            PS Group Holdings, Inc.
                    4370 La Jolla Village Drive, Suite 1050
                              San Diego, CA 92122
                           Telephone (858) 642-2999

  If you make a timely written or oral request for a copy of any of these documents, PSGH will send you a copy, by first class mail or other equally prompt means, within one business day of receiving your request. The copy will be provided without charge except that, if you request a copy of any exhibit to the particular document and that exhibit was not itself specifically incorporated by reference into the document, PSGH intends to charge $0.15 per page (to be paid in advance) to defray the cost of copying the exhibit. In order to ensure timely delivery of the documents, any requests should be made by March 3, 2000.

                                                                      APPENDIX A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                     Among

                     HERITAGE AIR HOLDINGS STATUTORY TRUST,

                             PSG ACQUISITION, INC.

                                      and

                            PS GROUP HOLDINGS, INC.

                         Dated as of December 18, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

 ARTICLE I     THE MERGER...............................................   A-1

 Section 1.01. The Merger...............................................   A-1

 Section 1.02. Effective Time; Closing..................................   A-1

 Section 1.03. Effect of the Merger.....................................   A-1

 Section 1.04. Certificate of Incorporation; By-laws....................   A-2

 Section 1.05. Directors and Officers...................................   A-2

 Section 1.06. Conversion of Securities.................................   A-2

 Section 1.07. Dissenting Shares........................................   A-2

 Section 1.08. Surrender of Shares; Stock Transfer Books................   A-3

 ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............   A-4

 Section 2.01. Organization and Qualification; Subsidiaries.............   A-4

 Section 2.02. Certificate of Incorporation and By-laws.................   A-4

 Section 2.03. Capitalization...........................................   A-4

               Authority Relative to this Agreement and the Loan
 Section 2.04. Documents; Due Execution.................................   A-5

 Section 2.05. No Conflict; Required Filings and Consents...............   A-5

 Section 2.06. Compliance...............................................   A-6

 Section 2.07. SEC Filings; Financial Statements........................   A-6

 Section 2.08. Absence of Certain Changes or Events.....................   A-7

 Section 2.09. Absence of Litigation....................................   A-7

 Section 2.10. Employee Benefit Plans...................................   A-7

 Section 2.11. Labor Matters............................................   A-9

 Section 2.12. Recommendation of Board of Directors; Vote Required......   A-9

 Section 2.13. Opinions of Financial Advisor............................  A-10

 Section 2.14. Accuracy of Information Supplied.........................  A-10

 Section 2.15. Proxy Statement..........................................  A-10

 Section 2.16. Real Property............................................  A-10

 Section 2.17. Personal Property and Personal Property Leases...........  A-12

 Section 2.18. Trademarks, Patents and Copyrights.......................  A-14

 Section 2.19. Taxes....................................................  A-14

 Section 2.20. Environmental Matters....................................  A-15

 Section 2.21. Material Contracts.......................................  A-16

 Section 2.22. Brokers..................................................  A-18

 Section 2.23. Related Party Transactions...............................  A-18

 Section 2.24. Payments and Operations..................................  A-18

 Section 2.25. Prepayments; Gas Imbalances..............................  A-19

 Section 2.26. Oil and Gas Operations...................................  A-19

 Section 2.27. Plugging Status..........................................  A-19

 Section 2.28. Exploration Activities...................................  A-19

 Section 2.29. Governmental Regulations.................................  A-19

 Section 2.30. U.S. Citizenship.........................................  A-20

                                                                           Page
                                                                           ----

 ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..   A-20

 Section 3.01. Organization.............................................   A-20

 Section 3.02. Authority Relative to this Agreement and the Parent
               Financing Documents; Due Execution.......................   A-20

 Section 3.03. No Conflict; Required Filings and Consents...............   A-21

 Section 3.04. Proxy Statement..........................................   A-21

 Section 3.05. Financing................................................   A-21

 Section 3.06. Brokers..................................................   A-22

 Section 3.07. Compliance...............................................   A-22

 Section 3.08. Absence of Litigation....................................   A-22

 Section 3.09. Accuracy of Information Supplied.........................   A-22

 Section 3.10. U.S. Citizenship.........................................   A-22

 Section 3.11. Change of Control........................................   A-22

 ARTICLE IV    CONDUCT OF BUSINESS PENDING THE MERGER...................   A-22

 Section 4.01. Conduct of Business by the Company Pending the Merger....   A-22

 ARTICLE V     ADDITIONAL AGREEMENTS....................................   A-24

 Section 5.01. Stockholders' Meeting....................................   A-24

 Section 5.02. Proxy Statement..........................................   A-24

 Section 5.03. Access to Information; Confidentiality...................   A-25

 Section 5.04. No Solicitation of Transactions..........................   A-25

 Section 5.05. Provisions Relating to the SERPs.........................   A-26

 Section 5.06. Directors' and Officers' Indemnification and Insurance...   A-27

 Section 5.07. Notification of Certain Matters..........................   A-27

 Section 5.08. Further Action; Commercially Reasonable Efforts..........   A-28

 Section 5.09. Public Announcements.....................................   A-28

 Section 5.10. Certain Expenses.........................................   A-28

 Section 5.11. Financing................................................   A-28

 Section 5.12. Change of Control........................................   A-28

 ARTICLE VI    CONDITIONS TO THE MERGER.................................   A-28

 Section 6.01. Conditions to the Merger.................................   A-28

 Section 6.02. Conditions to the Obligations of Parent and Merger Sub...   A-29

 Section 6.03. Conditions to the Obligations of The Company.............   A-29

 ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER........................   A-30

 Section 7.01. Termination..............................................   A-30

 Section 7.02. Effect of Termination....................................   A-31

 Section 7.03. Fees and Expenses........................................   A-31

 Section 7.04. Amendment................................................   A-32

 Section 7.05. Waiver...................................................   A-32

                                                                         Page
                                                                         -----

 ARTICLE VIII  GENERAL PROVISIONS......................................   A-33

 Section 8.01. Agreements..............................................   A-33

 Section 8.02. Non-Survival of Representations, Warranties and
  Notices..............................................................   A-33

 Section 8.03. Certain Definitions.....................................   A-34

 Section 8.04. Severability............................................   A-34

 Section 8.05. Entire Agreement; Assignment............................   A-35

 Section 8.06. Parties in Interest.....................................   A-35

 Section 8.07. Specific Performance....................................   A-35

 Section 8.08. Governing Law/Arbitration...............................   A-35

 Section 8.09. Headings; Glossary......................................   A-36

 Section 8.10. Counterparts............................................   A-36

 Section 8.11. Parent Guaranty.........................................   A-36

 Section 8.12. No Recourse.............................................   A-36

 Exhibit A--Amended and Restated Certificate of Incorporation of PS
  Group Holdings, Inc................................................... A-A-1

                           Glossary of Defined Terms

Defined Term                                             Location of Definition
------------                                             ----------------------
1998 Balance Sheet......................................        2.07(c)
Acquisition Agreements..................................        2.21(c)
affiliate...............................................        8.03(a)
Affiliated Group........................................        2.19(f)
Agreement...............................................        Preamble
beneficial owner........................................        8.03(b)
Beneficiary.............................................        3.01(a)
business day............................................        8.03(c)
Certificate of Merger...................................        1.02
Certificates............................................        1.08(b)
Closing.................................................        1.02
Closing Date............................................        1.02
Code....................................................        2.10(a)
Company.................................................        Preamble
Company Board...........................................        Recitals
Company Common Stock....................................        1.06(a)
Company Disclosure Schedules............................       Article II
Company Fee.............................................        7.03(a)
Company's Financial Advisor.............................        2.13
Competing Transaction...................................        5.04(b)
Confidentiality Agreement...............................        5.03(b)
control or controlled by or under common control with...        8.03(d)
Credit Agreement........................................        Recitals
DGCL....................................................        Recitals
Dissenting Shares.......................................        1.07(a)
Effective Time..........................................        1.02
Environmental Claims....................................        2.20(a)
Environmental Laws......................................        2.20(a)
Environmental Permits...................................        2.20(a)
Equity Financing........................................        3.05(b)
ERISA...................................................        2.10(a)
Exchange Act............................................        2.05(b)
First Union.............................................        8.12
Funds...................................................        Recitals
Governmental Entity.....................................        2.05(a)
Group...................................................        Recitals
Hazardous Substances....................................        2.20(a)
Indebtedness............................................        2.21
Indemnified Parties.....................................        5.06(b)
Investors...............................................        3.05(b)
IRS.....................................................        2.10(a)
knowledge...............................................        8.03(e)
Lease Documents.........................................        2.17(c)
Leased Assets...........................................        2.17(b)
Lender..................................................        Recitals
Lessees.................................................        2.17(b)
Lien....................................................        2.16(b)
Loan Amount.............................................        Recitals
Loan Financing..........................................        Recitals

                           Glossary of Defined Terms

Defined Term                                              Location of Definition
------------                                              ----------------------
Loan Signatory...........................................         2.04
Loan Signatories.........................................         2.04
Material Adverse Effect..................................         2.01
Merger...................................................     Recitals, 1.01
Merger Consideration.....................................         1.06(a)
Merger Sub...............................................        Preamble
Net Revenue Interest.....................................         2.16(e)
Parent...................................................        Preamble
Parent Disclosure Schedules..............................         3.01(a)
Parent Fee...............................................         7.03(b)
Parent Financing Documents...............................         3.02
Paying Agent.............................................         1.08(a)
Paying Agent Agreement...................................         1.08(a)
Permitted Encumbrances...................................         2.16(e)
Permitted Liens..........................................         2.16(b)
person...................................................         8.03(f)
Personal Property........................................         2.17(a)
Plans....................................................         2.10(a)
Preliminary Solvency Opinion.............................         2.13
Proxy Statement..........................................         2.15
PUHCA....................................................         2.27
Real Property............................................         2.16(a)
Recommendation...........................................         2.12
Reserve Report...........................................         2.16(f)
SEC......................................................         1.08(a)
SEC Reports..............................................         2.07(a)
Securities Act...........................................         2.07(a)
SERP.....................................................         5.05(a)
SERP Policy..............................................         5.05(b)
Shares...................................................         1.06(a)
Statex...................................................         2.16(d)
Statex Contracts.........................................         2.16(d)
Statex Lands.............................................         2.16(e)
Statex Leases............................................         2.16(d)
Statex Properties........................................         2.16(d)
Statex Surface Contracts.................................         2.16(d)
Statex Wells.............................................         2.16(e)
Statex Operating Agreements..............................         2.16(d)
Statex Operating Rights..................................         2.16(d)
Statex Working Interests.................................         2.16(d)
Stockholders' Meeting....................................         5.01
Subject Person...........................................         8.03(g)
Subsidiary...............................................         2.01
subsidiary or subsidiaries...............................         8.03(g)
Superior Proposal........................................         5.04(c)
Surviving Corporation....................................         1.01
Tax or Taxes.............................................         2.19(k)(ii)
Tax Returns..............................................         2.19(a)
Trading..................................................        Recitals

                           Glossary of Defined Terms

Defined Term                                              Location of Definition
------------                                              ----------------------
Transactions.............................................        Recitals
Trusts...................................................         2.17(b)
Trust Agreement..........................................         8.12
Trust Documents..........................................         3.01(a)
Trust Estate.............................................         8.12
Trustees.................................................         2.17(b)
WARN.....................................................         2.10(f)
Working Interest.........................................         2.16(f)

   AGREEMENT AND PLAN OF MERGER, dated as of December 18, 1999 (this "Agreement"), among HERITAGE AIR HOLDINGS STATUTORY TRUST, a Connecticut statutory trust ("Parent"), PSG ACQUISITION, INC., a Delaware corporation ("Merger Sub"), and PS GROUP HOLDINGS, INC., a Delaware corporation (the "Company").

   WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), will merge with and into the Company (the "Merger");

   WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that the Merger is fair to, in the best interests of, and advisable for, the holders of Shares (as defined in Section 1.06(a)); (ii) approved this Agreement and the transactions contemplated hereby (the "Transactions"); and
(iii) unanimously voted to recommend that the stockholders of the Company adopt this Agreement;

   WHEREAS, Parent has taken, and as sole shareholder of Merger Sub has caused Merger Sub to take, all necessary actions to approve this Agreement and the transactions contemplated hereby; and

   WHEREAS, concurrently herewith, PS Group Holdings, Inc. ("Group"), a wholly-owned subsidiary of the Company, is entering into a Credit Agreement (the "Credit Agreement") with GATX Capital Corporation (the "Lender"), dated as of the date hereof, pursuant to which the Lender is agreeing to provide to Group loan financing (the "Loan Financing") in an amount (the "Loan Amount") equal to 80% of the funds (the "Funds") required to consummate the Transactions and pursuant to which Parent, the Company, Group and PS Trading, Inc. ("Trading") will enter into certain documents securing the Loan Financing.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

   SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VI, and in accordance with the DGCL, at the Effective Time (as hereinafter defined) Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

   SECTION 1.02. Effective Time; Closing. Unless this Agreement shall have been terminated pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within three business days) following the satisfaction or waiver of such conditions or such other date as the parties hereto shall agree. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing being the "Effective Time"). The Closing shall be held at the offices of Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, CA 94104-1522, or such other place as the parties may agree. The date upon which the Closing takes place is referred to as the "Closing Date".

   SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

   SECTION 1.04. Certificate of Incorporation; By-laws. (a) The Certificate of Merger shall specify that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth in Exhibit A hereto.

   (b) Unless otherwise determined by Parent prior to the Effective Time and subject to Section 5.06(a), the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

   SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and with the DGCL until their respective successors are duly elected or appointed and qualified.

   SECTION 1.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

   (a) Each share of common stock, par value $1.00 per share, of the Company ("Company Common Stock;" all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.06(b) and any Dissenting Shares (as hereinafter defined)) shall be canceled, shall cease to exist and shall be converted automatically into the right to receive an amount equal to $12.00 per Share in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 1.08, of the certificate that formerly evidenced such Share;

   (b) Each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

   (c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

   SECTION 1.07. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.08, of the certificate or certificates that formerly evidenced such Shares.

   (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Section 262 of the

DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under such
Section 262. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

   SECTION 1.08. Surrender of Shares; Stock Transfer Books. (a) Parent hereby designates Chase Mellon Shareholder Services, LLC (or such other bank or trust company as is reasonably acceptable to the Company) to act (pursuant to an agreement (the "Paying Agent Agreement") to be entered into prior to the Effective Time in form and substance reasonably satisfactory to Parent and the Company) as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.06(a). At or prior to the Effective Time, Parent or Merger Sub shall deposit with the Paying Agent the funds necessary to make the payments contemplated by Section 1.06(a) hereof. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available at the United States Securities and Exchange Commission (the "SEC") or otherwise).

   (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 1.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

   (c) At any time following the ninth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

   (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the

Company other than to give effect, in accordance with customary settlement procedures determined by the Company's transfer agent, to sales and other transfers of Shares that took place prior to the Effective Time. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except to the extent that any of the following representations and warranties is qualified by a Schedule that (i) is included in the Company's Disclosure Schedules delivered to Parent at the same time as the execution of this Agreement and accepted by Parent under this Agreement (the "Company Disclosure Schedules") and (ii) specifically identifies the representation and warranty qualified by such Schedule (in which case the specified representation and warranty shall be deemed made with such qualification), the Company hereby represents and warrants to Parent and Merger Sub as follows:

   SECTION 2.01. Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (other than PS Group First Delaware Trust) (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole, in each case, excluding any change or effect that is directly attributable to conditions generally affecting the oil and gas industry, unless such conditions adversely affect the Company or its Subsidiaries in a materially disproportionate manner. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Schedule 2.01 of the Company Disclosure Schedules. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. PS Group First Delaware Trust, an entity wholly owned by Group, is duly formed and validly existing as a business trust under the laws of the State of Delaware.

   SECTION 2.02. Certificate of Incorporation and By-laws. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Certificates of Incorporation, By-laws or equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, By-laws or equivalent organizational documents.

   SECTION 2.03. Capitalization. The authorized capital stock of the Company consists of 10,500,000 shares of Company Common Stock. As of the date hereof,
(i) 6,068,313 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) no shares of Company Common Stock are held by the Subsidiaries. Except as set forth in this Section 2.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

   SECTION 2.04. Authority Relative to this Agreement and the Loan Documents; Due Execution. (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation of the Transactions by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the then outstanding Shares, and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

   (b) Each of the Company, Group and Trading (each a "Loan Signatory" and collectively the "Loan Signatories") has all necessary power and authority to execute and deliver the Loan Documents (as defined in the Credit Agreement) to which it is a party. The execution and delivery by each Loan Signatory of the Loan Documents to which it is a party or is required to be a party, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary corporation action. Each of the Loan Documents has been, or will be when it is executed and delivered, duly executed and delivered by whichever of the Loan Signatories is the signatory thereto, and constitutes, or will when it is executed and delivered, constitute the Loan Signatory's legal, valid and binding obligation, enforceable against such Loan Signatory in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

   SECTION 2.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company or any Subsidiary,
(ii) except in immaterial respects, conflict with or violate any law, rule, regulation, order, judgment or decree of any federal, state, local or foreign court, governmental or regulatory body, agency or authority (a "Governmental Entity") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) except in immaterial respects, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

   (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and filing and recordation of the Certificate of Merger as required by the DGCL and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement.

   (c) No note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of the Company or any of its Subsidiaries or any Trustee, by its terms prohibits the Company or any of its Subsidiaries from incurring indebtedness or granting liens on any assets of the Company or any of its Subsidiaries.

   (d) The execution and delivery of the Loan Documents by any Loan Signatory, and the performance by such Loan Signatory of its obligations thereunder, (i) do not, or will not when such execution, delivery and performance occur, violate, conflict with, or constitute a default under, any provision of such Loan Signatory's certificate of incorporation or by-laws, or any provision or obligation under any Permit (as such term is defined in the Credit Agreement), arbitration award, judgment, order or decree to which such Loan Signatory is a party or by which such Loan Signatory or any of its assets are bound, (ii) do not, or will not when executed and delivered, require the consent, waiver, approval, license or authorization of or the giving of notice to, or filing with, any Governmental Entity or any other Person that has not been, or will not have been when the applicable Loan Document is executed and delivered by such Loan Signatory, duly obtained and delivered in duly executed form to the Lender, and which is not or will not be (as the case may be) in full force and effect and (iii) do not, or will not (as the case may be) with or without the giving of notice, the passage of time or both, (A) violate, conflict with or constitute a default (or give rise to any right of termination or acceleration) under the terms of any agreement or instrument of any nature to which such Loan Signatory is a party or by which any of the assets of such Loan Signatory are bound or (B) result in the creation or imposition of any Lien (as defined in Section 2.16(b)) of any nature whatsoever on any of its assets (including any Lease Document (as defined in Section 2.17(c)) (or any right or interest in respect thereof) other than the Liens created by the Collateral Documents (as such term is defined in the Credit Agreement) or (C) violate, conflict with or constitute a default under any Requirement of Law (as such term is defined in the Credit Agreement) applicable to such Loan Signatory or any of its affiliates.

   SECTION 2.06. Compliance. Neither the Company nor any Subsidiary is in any material respect in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected.

   SECTION 2.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1996, and has heretofore delivered to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997, and 1998, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1997 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since January 1, 1997 (the forms, reports and other documents referred to in clauses
(i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and changes in financial position of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

   (c) As of the date hereof, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to be material, other than (i) liabilities set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 1998, including the notes thereto (the "1998 Balance Sheet"), (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998, (iii) liabilities reflected on the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and
(iv) liabilities under this Agreement. As of the date hereof, there is no pending claim by any director or officer of the Company or any Subsidiary for indemnification by the Company or any Subsidiary, and no director or officer has indicated to the Company or any Subsidiary his or her intention to assert any such claim.

   (d) The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

   SECTION 2.08. Absence of Certain Changes or Events. Between December 31, 1998 and the date of this Agreement, except as contemplated by this Agreement or disclosed in any SEC Report filed since December 31, 1998 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1998, there has not been (i) any Material Adverse Effect, and (ii) none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.01.

   SECTION 2.09. Absence of Litigation. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, overtly threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or (ii) seeks to delay or prevent the consummation of any Transaction. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or Governmental Entity having, individually or in the aggregate, a Material Adverse Effect.

   SECTION 2.10. Employee Benefit Plans. (a) Schedule 2.10 of the Company Disclosure Schedules contains a true and complete list of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the

Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under
Section 4204 of ERISA (collectively, the "Plans"). Each Plan is in writing and the Company has previously furnished Parent with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment
(i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").

   (b) None of the Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA. None of the Plans (i) provides for the payment of severance or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, termination, severance or other benefits as a direct or indirect result of a change in effective control or ownership (as defined in Section 280G(b)(2)(A) of the Code) or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

   (c) Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. No fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust.

   (d) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which the Company or any Subsidiary has any material liability. Neither the Company nor any Subsidiary is currently liable or has previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and no fact or event exists which could give rise to any such liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course) and no fact or event exists which could give rise to any such liability. No asset of the Company or any Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or
Section 412(n) of the Code; neither the Company nor any Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

   (e) Each Plan is now and has been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company and each Subsidiary have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation in any material respect by any party to, any Plan. The 1998 Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans.

   (f) The Company and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. Section 2.10(f) of the Disclosure Schedule lists (i) all the employees terminated or laid off by the Company or any Subsidiary during the 90 days prior to the date hereof and (ii) all the employees of the Company or any Subsidiary who have experienced a reduction in hours of work of more than 50% during any month during the 90 days prior to the date hereof and describes all notices given by the Company and the Subsidiaries in connection with WARN. The Company will, by written notice to Parent and Merger Sub, update Section 2.10(f) of the Disclosure Schedule to include any such terminations, layoffs and reductions in hours from the date hereof through the Effective Time and will provide Parent and Merger Sub with any related information which they may reasonably request.

   (g) The Company has made available to Parent prior to the date of this Agreement (i) copies of all employment agreements with officers of the Company and each Subsidiary; (ii) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control provisions.

   (h) Schedule 2.10(h) of the Company Disclosure Schedules sets forth the payment obligations of the Company and each Subsidiary with respect to benefits payable to participants in the non-qualified supplemental retirement plans sponsored by the Company and each Subsidiary (collectively, the "SERPs") as listed in such Schedule 2.10(h)(i). Schedule 2.10(h)(ii) of the Company Disclosure Schedules sets forth the most recent regularly prepared actuarial valuation of such benefits, the assumptions underlying such valuation and the calculation details thereof.

   SECTION 2.11. Labor Matters. (a) There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, which controversies have or could have a Material Adverse Effect.

   (b) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees.

   (c) Neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract.

   (d) There are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary.

   (e) There is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.

   SECTION 2.12. Recommendation of Board of Directors; Vote Required. The Company Board has unanimously approved this Agreement and the Transactions and such approval constitutes approval of the Transactions by the Company Board under the provisions of Section 203 of the DGCL and constitutes all the action necessary to ensure that such Section 203 does not apply to the Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger. The Company Board has determined to recommend to the Company's stockholders (the "Recommendation") that they vote in favor of the adoption of this Agreement. The affirmative vote of a majority of the votes that the holders of the then-outstanding shares of Company Common Stock are entitled to cast with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company necessary to adopt this Agreement.

   SECTION 2.13. Opinions of Financial Advisor. The Company has received (i) the opinion of Houlihan Lokey Howard & Zukin (the "Company's Financial Advisor"), dated December 17, 1999, to the effect that, as of the date of such opinion, the Merger Consideration was fair to the Company's stockholders from a financial point of view, which opinion has not been withdrawn and (ii) the preliminary written opinion (the "Preliminary Solvency Opinion") of the Company's Financial Advisor, dated December 17, 1999, in connection with the Loan Financing, which opinion has not been withdrawn and is subject to the confirmation referred to in Section 6.03(e).

   SECTION 2.14. Accuracy of Information Supplied. Neither this Agreement (as qualified by the Company Disclosure Schedules) nor any schedule, exhibit, written statement, list, document or certificate furnished or to be furnished by or on behalf of the Company to Parent, Merger Sub or any of their agents or affiliates under this Agreement, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

   SECTION 2.15. Proxy Statement. The proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined) (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), will not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 14a-9. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their representatives which is contained in the foregoing documents.

   SECTION 2.16. Real Property. (a) Schedule 2.16 of the Company Disclosure Schedules lists all of (i) the rights in fee, licenses and concessions and other tangible real property assets of the Company and its Subsidiaries (other than Statex) and (ii) all Working Interests and Net Revenue Interests, in each case, necessary to conduct their respective businesses as currently being conducted (collectively, and together with all rights in fee, licenses and concessions and other tangible real property assets of Statex not listed on
Schedule 2.16, the "Real Property"). The Company and the Subsidiaries have good and marketable title to all Real Property to the extent necessary to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not be material.

   "Net Revenue Interest" means an overall interest in hydrocarbons produced from or attributable to the Statex Wells, after deducting, except to the extent owned by Statex, all lessors' royalties, overriding royalties, production payments and other interests or burdens on hydrocarbons produced therefrom.

   "Statex" shall mean Statex Petroleum, Inc., a California corporation and a subsidiary of the Company.

   "Working Interest" shall mean that share of all of the costs, expenses, burdens and obligations of any type or nature attributable to Statex's interest in any Statex Well.

   (b) Each parcel of Real Property owned or leased by the Company or any Subsidiary (i) is owned or leased free and clear of all Liens (as hereinafter defined), other than (A) Liens for Taxes (as defined in Section 2.19(k)(ii)) and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, and (D) Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not be material

(the items described in clauses (A) through (D) being, collectively and together with the other items defined as Permitted Liens in Section 2.16(g), "Permitted Liens"), and (ii) is not subject to any governmental decree or order to be sold, is not being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation and is not, to the Company's or any Subsidiary's knowledge, the subject of any such proposed condemnation, expropriation or taking been proposed.

   "Lien"shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, priority or other security agreement or arrangement or other claim or right of any kind or nature whatsoever (including any restriction on assignment or transfer, title retention agreement, any lease, any filing of or agreement to give or file any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, and any subordination arrangement in favor of another person).

   (c) All leases of Real Property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party requiring rental payments in excess of $10,000 per lease during the period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary, except as, individually or in the aggregate, would not have a Material Adverse Effect.

   (d) All of the Statex Leases, Statex Surface Contracts and Statex Contracts that are material to the Company and the Subsidiaries, taken as a whole, are, in all material respects, valid, subsisting and in full force and effect. There are no existing defaults under the Statex Leases, Statex Surface Contracts and Statex Contracts (or circumstances or events that, with the giving of notice or lapse of time or both, would become defaults) on the part of Statex or, to the Company's knowledge, any other party thereto (except payment defaults that would not result in a material adverse change in the present or future operation, value or use of the affected Statex Property), nor has any party given, or threatened in writing to give, notice of any such defaults on the part of Statex. Notwithstanding the foregoing, the representations and warranties made in the preceding sentence of this Section 2.16(d) with respect to those Statex Properties that are not operated by Statex, are made to the Company's knowledge.

   "Statex Contracts" means all contracts and agreements (excluding Statex Leases and Statex Surface Contracts) material to the ownership, operation, development, maintenance or use of any of the Statex Properties, or the production, treating, gathering, transporting, storing or disposition of hydrocarbons produced therefrom, including, without limitation, operating agreements, unitization agreements, communitization and pooling agreements or orders, and agreements for the sale or purchase of hydrocarbons.

   "Statex Leases" means the fee mineral interests, oil, gas and mineral leasehold interests, working interests, farmout or farming rights, royalty, overriding royalty or other non-working or carried interests, operating rights and other rights and interests which confer upon, or grant or convey to, Statex (or its predecessors-in-title) the Working Interests and Net Revenue Interests identified in Exhibits 2.16-1 and 2.16-2.

   "Statex Properties" means, collectively, the Statex Leases, Statex Lands, Statex Wells, Statex Contracts and Statex Surface Contracts.

   "Statex Surface Contracts" means all fee interests, leasehold interests, estates, easements, right-of-way, licenses, permits and other agreements relating to the use or ownership of surface and subsurface properties and structures which as of June 30, 1999 were owned by Statex and used or held for use in connection with the exploration, production or development of hydrocarbons from the Statex Wells, or for the gathering, transportation, injection or disposal of hydrocarbons, water and other materials produced therefrom.

   (e) Exhibits 2.16-1 and 2.16-2, collectively, contain a complete list of all Statex Wells. Statex's Net Revenue Interests, as reflected in Exhibits 2.16-1 and 2.16-2, together account for at least 97% of the current annual oil and gas revenues of Statex. The Statex Wells identified in Exhibits 2.16-1 and 2.16-2 are located upon those Statex Lands identified for such Statex Wells in Exhibits 2.16-1 and 2.16-2.

   "Statex Lands" means those lands described or referred to in Exhibits 2.16-1, 2.16-2 and 2.16-3, together with such other lands as are described or referred to in the Statex Leases.

   "Statex Wells" means all oil, condensate and natural gas wells, water source wells, and water and other types of injection or disposal wells and systems in which Statex owns a cost bearing interest.

   (f) Except to the extent that the failure of the following to be incorrect in any respect is not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole: (i) Statex has good and marketable title to, and is possessed in, all of the Statex Lands, Statex Leases and Statex Wells, free of all Liens other than Permitted Liens, necessary for Statex to receive from each Statex Well no less than the Net Revenue Interest attributable thereto in Exhibits 2.16-1 and 2.16-2, without reduction, suspension or termination throughout the productive life of such Statex Well; (ii) Statex's Working Interest in each Statex Well does not exceed that attributable thereto in Exhibits 2.16-1 and 2.16-2, without a corresponding and proportionate increase in Statex's Net Revenue Interest applicable thereto; and (iii) Exhibits 2.16-1 and 2.16-2 contain a complete and accurate list of the status of any "payout" balance, as of the applicable date specified in such Exhibits, for each Statex Well that is subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event, other than cessation of production). For purposes of the representations and warranties set forth in this Section 2.16(f) only, the term "Permitted Liens" shall not include those matters referred to in Section 2.16(b)(i)(D).

   (g) In addition to the items defined as Permitted Liens in Section 2.16(b), the following shall also constitute Permitted Liens under this Agreement: (i) all agreements, instruments, documents, encumbrances and other matters described on Schedule 2.21 of the Company Disclosure Schedules; (ii) any liens or security interests reserved in the Statex Leases; (iii) any easements, rights-of-way, permits, licenses, surface leases and other rights with respect to surface operations, to the extent such matters do not interfere in any material respect with the ownership or operation of the portion of the Statex Properties burdened thereby; and (iv) traditional rights of reassignment requiring notice and/or the reassignment (or granting an opportunity to receive a reassignment) of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest.

   SECTION 2.17. Personal Property and Personal Property Leases. (a) Each of the Company and the Subsidiaries owns, directly or indirectly, or leases all personal property (including, without limitation, equipment and machinery) ("Personal Property") material to the conduct of its respective business. All Personal Property owned by the Company or any of its Subsidiaries and material to the business of the Company or the applicable Subsidiary (as the case may be) other than the Leased Assets, the sole representations and warranties of the Company with respect to the condition of which is contained in
Section 2.17(e) below, is in reasonable repair, ordinary wear and tear excepted. None of the Company or any of the Subsidiaries is in material default with respect to any leases of Personal Property in which the Company or any of the Subsidiaries is the lessee.

   (b) Schedule 2.17(b) of the Company Disclosure Schedules lists all Personal Property which is subject to leases in which the Company, any of the Subsidiaries, or any trustees ("Trustees") of trusts (the "Trusts") in which the Company or the Subsidiaries owns a beneficial interest, is the lessor involving consideration paid to the Company, any Subsidiary or the Trustees of more than $25,000 per annum (the "Leased Assets") and the respective lessees thereof (the "Lessees"). Neither the Company nor any of its Subsidiaries holds title to the Leased Assets, title to which Leased Assets is held by the Trusts.

   (c) Schedule 2.17(c) of the Company Disclosure Schedules lists all documents collectively embodying the contractual provisions of the leases of, the loans relating to, and the trust arrangements covering, the Leased Assets (including all amendments, modifications, extensions and renewals of such documents through the date hereof) (collectively, the "Lease Documents").

   (d) Each of the Company, the Subsidiaries or the Trustees which are direct owners of Leased Assets, as the case may be, has good, valid and marketable title to the Leased Assets attributed to it on Schedule 2.17(b) of the Company Disclosure Schedules, free and clear of all Liens other than (i) Permitted Liens, (ii) the Liens disclosed on Schedule 2.17(d) of the Company Disclosure Schedules and (iii) with respect to each Leased Asset, the Liens permitted or created by the Lease Documents applicable to such Leased Asset, in each case, whether or not any of such Liens also constitute Permitted Liens.

   (e) The Leased Assets are in existence on the date hereof and have not suffered any accident, incident, Casualty or Event of Loss (as such terms, or terms of similar tenor, are defined in the Lease Documents). To the knowledge of the Company or the Subsidiary which owns (directly or indirectly) Leased Assets, such Leased Assets are in the condition required by the relevant Lease Documents.

   (f) No Event of Default (as such term is defined in any of the Personal Property leases listed on Schedule 2.17(b) of the Company Disclosure Schedules) has occurred and is now continuing with respect to the Leased Assets, and, to the Company's knowledge, there is no condition or event that is now continuing which, upon the giving of notice or the lapse of time, or both, would constitute an Event of Default.

   (g) None of the Company or any of the Subsidiaries is in default or breach of any material obligations to be performed by it pursuant to the leases of Personal Property listed on Schedule 2.17(b) of the Company Disclosure Schedules and, to the Company's knowledge, there is no condition or event that is now continuing which, upon the giving of notice or the lapse of time, or both, would constitute such a default or breach by the Company or any Subsidiary.

   (h) The Lease Documents require only the consent of the parties identified on Schedule 2.17(h) of the Company Disclosure Schedule with respect to the completion of the Transactions.

   (i) Cash Flows.

     (i) Schedule 2.17(i) of the Company Disclosure Schedules sets forth a complete and accurate schedule of rent payments and of debt payments under the Leases related to each Leased Asset, if any.

     (ii) Schedule 2.17(i) of the Company Disclosure Schedules sets forth a complete and accurate schedule of any Special Termination Values, Termination Values and Stipulated Loss Values (as determined in any of the Leases), in each case for each Lease commencing for periods as of the date hereof.

   (j) Residual Sharing and Other Agreements. None of the Company or any Subsidiary or any Trust is a party to, nor do they have any rights or obligations in respect of, any option or residual sharing agreement, residual guarantee or insurance agreement, remarketing agreement or deferred fee agreement, whether denominated as such an agreement or not.

   (k) Early Buyout Options, Purchase Options and Renewal Options. Schedule 2.17(h) of the Company Disclosure Schedules sets forth all early buyout options, purchase options and renewal options under the Leases. The Company and all Subsidiaries have satisfied their obligations, if any, under the Leases with respect to early buyout options or purchase options which are triggered as a result of the Transactions and none of the parties under the Leases has any further right to purchase any item of equipment as a result of the Transactions.

   (l) Financing Statements; Filings. Schedule 2.17(l) of the Company Disclosure Schedules sets forth a complete and accurate list of the Uniform Commercial Code Financing Statements which have been filed by or on behalf of the Company or any of its Subsidiaries or, to the knowledge of the Company, by or on behalf of any Trustee as debtor with respect to the equipment subject to the Leases, and except as otherwise noted in the footnotes to Schedule 2.17(d) of the Company Disclosure Schedules, such Financing Statements remain in full force and effect in the jurisdictions indicated. Financing Statements filed against lessees/operators of the equipment subject to the Leases are not included in the Company Disclosure Schedules. Each aircraft identified on Schedule 2.17(b) is duly registered in the name of the Company or one of its subsidiaries or in the name of a Trustee acting on behalf of the Company or one of its subsidiaries as owner under Title 49 of the United States Code and regulations promulgated thereunder.

   SECTION 2.18. Trademarks, Patents and Copyrights. The Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries as currently conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, could have a Material Adverse Effect. The conduct of the business of the Company and the Subsidiaries as currently conducted and as contemplated to be conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, could have a Material Adverse Effect. There are no infringements of any propriety rights owned by or licensed by or to the Company or any Subsidiary which, individually or in the aggregate, could have a Material Adverse Effect. Neither it nor any Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which, individually or in the aggregate, could have a Material Adverse Effect.

   SECTION 2.19. Taxes. (a) The Company and the Subsidiaries have timely filed all federal income tax returns and other material tax returns, reports, forms and other such documents ("Tax Returns") required to be filed by them and have paid and discharged all Taxes due thereon and on all material assessments received by them and have paid all applicable ad valorem taxes as are due, other than such payments as are described in Section 2.19(a) of the Company Disclosure Schedules which are being contested in good faith by appropriate proceedings. Such Tax Returns are in all material respects true and have been properly completed and filed in correct form. Neither the Company nor any Subsidiary is currently being audited by, or has received a written notice from, the IRS or any other Governmental Entity with respect to any Tax deficiency proposed or outstanding or interest thereon or penalties in connection therewith, nor, to the Company's knowledge, is the IRS or any other Governmental Entity making any written threat to assert any deficiency or claim for additional Taxes. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, which waiver or extension is still in effect. The accruals and reserves for Taxes reflected in the 1998 Balance Sheet are adequate to cover all Taxes required to be accrued through the date of such Balance Sheet (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code.

   (b) Neither the Company or any Subsidiary has agreed to or is required to make any adjustments under section 481 of the Code by reason of a change of accounting method or otherwise, which affect any Company or Subsidiary fiscal year that has not been examined and closed by the IRS (or closed by applicable statutes). Schedule 2.19(b) of the Company Disclosure Schedules sets forth the tax year through which United States federal income tax returns of the Company and the Subsidiaries have been examined and closed (or closed by applicable statutes).

   (c) None of the respective assets of the Company or any Subsidiary is required to be treated as being owned by any person, other than the Company or such Subsidiary, pursuant to the "safe harbor" leasing provisions of former section 168(f)(8) of the Code.

   (d) There are no liens for Taxes (other than for Taxes not yet due and payable) upon the assets of the Company or any Subsidiary.

   (e) Neither the Company nor any Subsidiary is a party to or bound by (nor will the Company or any Subsidiary, prior to the Closing, become a party to or be bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement.

   (f) The Company has never been a member of an affiliated group of corporations, within the meaning of section 1504 of the Code (an "Affiliated Group"), other than as a common parent corporation, and each of the Subsidiaries has never been a member of an Affiliated Group except where the Company was the common parent corporation of such Affiliated Group.

   (g) None of the assets of the Company or any Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code.

   (h) None of the assets of the Company or any Subsidiary is "tax-exempt use property" within the meaning of section 168(h) of the Code.

   (i) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code or any similar provision of foreign, state or local law.

   (j) There are no outstanding rulings of, or requests for rulings with, any Governmental Authority addressed to the Company or any Subsidiary that are, or if issued would be, binding on the Company or any Subsidiary.

   (k) As used in this Agreement:

     (i) "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

   SECTION 2.20. Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof, asbestos or asbestos-containing materials, and polychlorinated biphenyls; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) any other contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation, or which is otherwise regulated pursuant to any Environmental Law; (ii) "Environmental Laws" means any federal, state or local law, statute, ordinance, regulation, rule, code, order, common law or other requirement of law, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment or the protection of human health, safety or natural resources; and
(iii) "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements arising under, or asserting any claims under, or violations of, any Environmental Law or any Environmental Permit or based on the handling, treatment, storage, disposal, use or presence of any Hazardous Substances.

   (b) Except as has not resulted, and would not reasonably be expected to result, individually or in the aggregate, in a liability that is material to the Company and its Subsidiaries taken as a whole: (i) neither the Company nor any Subsidiary has violated, nor is in violation of, any Environmental Law or any Environmental Permit (as defined below), and any past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; (ii) none of the properties owned or leased by the Company or any of its Subsidiaries (including, without limitation, soils and surface and ground waters) is contaminated with any Hazardous Substance at a concentration level or in a quantity that is reportable under any Environmental Law or otherwise in a manner that is reasonably expected to require investigation, remediation, monitoring, removal or other action; (iii) neither the Company nor any of its Subsidiaries is liable for any off-site contamination nor has any such liability been asserted in a written notice from any Governmental Entity or in a written claim from any third party other than a Governmental Entity against the Company or any of its Subsidiaries and, to the Company's knowledge, there are no circumstances that can reasonably be expected to give rise to any such liability on the part of the Company or any Subsidiary; (iv) neither the Company nor any of its Subsidiaries is liable under any Environmental Law (including, without limitation, pending or threatened liens) nor has any such liability been alleged against the Company or any of its Subsidiaries; (v) the Company and its Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits");
(vi) neither the Company nor any of its Subsidiaries is conducting any remedial or other response action relating to any release or threatened release of Hazardous Substances at any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or at any other site, location or other operation, either voluntarily or pursuant to the order of any Governmental Entity or the requirements of any Environmental Law or Environmental Permit and any such remedial or other response action that has been undertaken in the past by the Company or any Subsidiary has been completed in a manner that will not require further action by the Company or any Subsidiary to comply with Environmental Laws; (vii) there are no Environmental Claims pending or, to the Company's knowledge, overtly threatened against the Company, any of its Subsidiaries or any of their respective properties, and, to the Company's knowledge, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any offsite disposal location presently or formerly used by the Company or any of its Subsidiaries or with respect to any facilities previously owned or operated by the Company or any of its Subsidiaries; and (viii) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any remedial or other response action related to Hazardous Substances, or any notice to or consent of governmental authorities or third parties, pursuant to any Environmental Law or Environmental Permit.

   (c) The sole representations and warranties of the Company with respect to environmental matters are set forth in Section 2.20. To the extent representations and warranties in other sections of this Agreement also could apply to environmental matters, including, but not limited to, matters related to, arising under or concerning Environmental Laws, Environmental Permits or Hazardous Substances, such representations shall be construed to exclude all environmental matters and to apply to matters other than environmental matters.

   SECTION 2.21. Material Contracts. Schedule 2.21 of the Company Disclosure Schedules lists:

   (a) All loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness (as defined below) of the Company or any Subsidiary in a principal amount in excess of $10,000 is outstanding or may be incurred, indicating (i) with respect to any term or fixed loans, the respective principal amounts outstanding thereunder, and (ii) whether such Indebtedness is prepayable and any applicable prepayment or similar penalties.

   (b) All agreements of the Company, any Subsidiary or any Trust currently in effect and involving annual payments in excess of $25,000 or aggregate payments in excess of $75,000.

   (c) All agreements ("Acquisition Agreements") pursuant to which the Company or any Subsidiary, in the last five years, has acquired, or agreed to acquire, all or a substantial portion of the assets of or equity interests in any corporation, partnership or other entity or any Subsidiary, division or business thereof).

   (d) All agreements pursuant to which the Company or any Subsidiary, in the last five years, has merged with or into, or agreed to merge with or into, an other person excluding mergers between or among the Company and any of its direct or indirect wholly-owned Subsidiaries.

   (e) All agreements pursuant to which the Company or any Subsidiary, in the last five years, has disposed of, or agreed to dispose of, any business or Subsidiary or all or a substantial portion of the assets of any business or Subsidiary.

   (f) All current commitments of the Company or any Subsidiary for capital expenditures in excess of $25,000.

   (g) All agreements of the Company or any Subsidiary containing an unexpired covenant not to compete or similar restriction applying to the Company or any Subsidiary or affiliate or, to the Company's knowledge, any of their respective officers or directors (other than covenants of such officers or directors not to compete with the Company or any Subsidiary).

   (h) All contracts, agreements or arrangements currently in effect with current holders of equity interests in any Subsidiary.

   (i) All agreements or arrangements to which the Company or any Subsidiary is a party containing provisions that are currently in effect for the escrow of any assets (including, without limitation, cash or securities) of the Company or any Subsidiary or any other person.

   (j) Any contracts or agreements (other than as listed in Schedule 2.16 of the Company Disclosure Schedules) relating to exploration, production, transportation and treatment of hydrocarbons, including without limitation the Statex Contracts, involving the annual payment to or by the Company or any Subsidiary in excess of $10,000, or the creation of joint ventures for such purposes, or that are otherwise material to the ownership or operation of the Statex Leases and Statex Wells and the production of hydrocarbons therefrom.

   (k) Any farmins, farmouts or similar agreements containing provisions currently in effect for the acquisition, sale or disposition of any interest in a property.

   (l) Any contracts containing provisions currently in effect for the sale, exchange, transfer or other disposition of hydrocarbons produced from or attributable to the Statex Lands, Statex Leases or Statex Wells for a period of three months or more.

   (m) Any agreements or arrangements containing provisions currently in effect relating to the release or disposal of Hazardous Materials.

   (n) Any contracts (other than contracts identified in clause (l) above) containing calls on production or rights to purchase or otherwise take production in favor of a third party. Except as set forth in Schedule 2.21 of the Company Disclosure Schedules under the heading "Contingent Payments", the Company has no undischarged obligations for the payment of any deferred consideration pursuant to any Acquisition Agreement, or any undischarged obligations to make any payment to any third party that is contingent upon the financial performance of the Company or any Subsidiary.

   (o) Any other contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC as of the date of this Agreement and has not been so filed.

   Except as set forth in Schedule 2.21 of the Company Disclosure Schedules, each of the agreements listed in Schedule 2.21 of the Company Disclosure Schedules is a valid and binding obligation of the Company or a Subsidiary, as the case may be, and, to the Company's knowledge, of each other party thereto, and each such agreement is in full force and effect in all material respects and is enforceable by the Company or any Subsidiary in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity). Except as set forth in Schedule 2.21 of the Company Disclosure Schedules, there are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both, would become defaults) and, to the knowledge of Company and any Subsidiary, no person has given or threatened, in writing, to give notice of any default, under any of the agreements listed in Schedule 2.21, other than immaterial defaults.

   For purposes of this Agreement, "Indebtedness" means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (B) all obligations of such person evidenced by bonds, debenture, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all lease obligations of such person capitalized on the books and records of such person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate, or currency or commodity hedging, swap or similar derivative transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (J) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

   SECTION 2.22. Brokers. No broker, finder or investment banker (other than the Company's Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions or the transactions contemplated by the Loan Documents based upon arrangements made by or on behalf of the Company or Group. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company's Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Transactions.

   SECTION 2.23. Related Party Transactions. Except as set forth in the Company's proxy statement, dated April 26, 1999, relating to the 1999 annual meeting of the Company's stockholders, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any Subsidiary (i) has loaned or otherwise advanced money to, or has outstanding any indebtedness or other similar obligations to, the Company or any Subsidiary, (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is participating in any material transaction to which the Company or any Subsidiary is a party or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any Subsidiary.

   SECTION 2.24. Payments and Operations. There are no royalties, production payments, net profits interests, shut-in royalties, lease rental payments, deposits or other payments for which the Company or any Subsidiary has any responsibility or liability that are payable (except as accrued in the SEC Reports) or delinquent, and all such payments that are due have been timely and properly paid (including, without limitation, any royalties due in respect of (i) amounts received in settlement of take or pay or similar contracts or (ii) amounts received for the sale of oil in excess of posted prices), except any amount of royalties, production payments, net profits interests, shut-in royalties, lease rental payments or other payments held in suspense for title reasons and with respect to which the Company or such Subsidiary has set aside appropriate reserves. The methods used by the Company and each Subsidiary to calculate royalty payments comply in all material respects with the terms of the leases, licenses and other agreements pertaining to their properties and applicable laws and governmental orders. The Company and each Subsidiary have complied with, performed and observed, and satisfied all of the material terms, conditions, obligations and liabilities under any of the provisions of the documents of title to their properties, or any other agreements, instruments, laws and governmental orders relating to the properties.

   SECTION 2.25. Prepayments; Gas Imbalances. Except as set forth in Schedule 2.25, neither the Company nor any Subsidiary is obligated, by virtue of a prepayment arrangement, make-up right under a production sales contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to receive payment of the contract price therefor. Except as set forth in Schedule 2.25 of the Company Disclosure Schedules, at September 30, 1999, neither the Company nor any Subsidiary had under any agreement, arrangement or past event (i) any obligation to deliver any material quantities of gas from its properties (or cash in lieu thereof) to other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors in excess of the share to which they were entitled, or (ii) any right to receive deliveries of gas from the properties (or cash in lieu thereof) from other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors of materially less than the share to which they were entitled. Except as set forth in Schedule 2.25 of the Company Disclosure Schedules, at September 30, 1999, neither the Company nor any Subsidiary had any other material gas imbalances or make-up obligations (whether arising at the wellhead, pipeline, gathering system or other level) under any agreement, arrangement or past event.

   SECTION 2.26. Oil and Gas Operations. Statex has drilled and (if completed) completed (and, in the case of wells which were drilled and completed prior to Statex's acquisition thereof, to Statex's knowledge such wells were drilled and completed), operated and produced all of those wells as to which Statex is the operator in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and all applicable laws and governmental orders, except where any failures or violations do not or would not have, individually or in the aggregate, a Material Adverse Effect. All proceeds from the sale of oil, gas and other hydrocarbons by Statex are being received by Statex in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $10,000 and held in suspense in the ordinary course of business).

   SECTION 2.27. Plugging Status. All Statex Wells that have at any time been, or are currently, required to be plugged and abandoned by the applicable requirements of any Governmental Entity have been, or are being (as the case may be), plugged and abandoned in all material respects in accordance with such requirements; provided, however, that the representation and warranty in the preceding sentence of this Section 2.27 is made to the Company's knowledge with respect to those Statex Wells that either (i) were plugged and abandoned prior to January 1, 1980 or (ii) as to which Statex is not, or was not when the plugging and abandonment occurred or the requirement therefor became applicable to the relevant Statex Well, the operator.

   SECTION 2.28. Exploration Activities. Section 2.28 of the Company Disclosure Schedules sets forth a listing of all exploration and development activities in which the Company or any Subsidiary has elected to participate since June 30, 1999 and with respect to which the Company or any Subsidiary has expended or committed to expend $10,000 or more. The Company has provided Parent with materially true and complete information (to the extent the Company or any Subsidiary has such information in its possession or has access to such information and subject to the qualification that, in the case of such activities where Statex is not the operator, this representation and warranty is made only to the Company's knowledge) regarding the status and results of all such activities, including, without limitation, well logs, results of drill stem tests, production information and other pertinent information.

   SECTION 2.29. Governmental Regulations. Neither the Company nor any Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). Neither the Company nor any Subsidiary has a similar status under any similar state laws or regulations of the type regulating public utilities. No consent or approval of, or other action by, the Securities and Exchange Commission under PUHCA and the rules and regulations promulgated thereunder is required in connection with the execution, delivery and performance of this Agreement by the Company. Based on the Parent's representation and warranty in the final sentence of Section 3.01(a), following the consummation of the Transactions neither the Company nor any Subsidiary will be a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of PUHCA.

   SECTION 2.30. U.S. Citizenship. Each of the Company and its Subsidiaries is a citizen of the United States within the meaning of Section 40102(a)(15) of Title 49 of the United States Code.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

   SECTION 3.01. Organization. (a) Parent is a statutory trust duly organized and validly existing under the laws of the State of Connecticut and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, as identified in Schedule 3.01(a) of the Parent Disclosure Schedules delivered to the Company at the same time as the execution of this Agreement and accepted by the Company under this Agreement (the "Parent Disclosure Schedules"). Parent has furnished to the Company true and complete copies of all documents that collectively comprise Parent's constituent or charter documents (the "Trust Documents") and those of its sole beneficiary (the "Beneficiary") identified on Schedule 3.01(a) of the Parent Disclosure Schedules, none of which will have been amended without the Company's consent prior to the Effective Time. No default or violation has occurred under such documents. Parent is its own "ultimate parent entity" for the purposes of Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder by the Federal Trade Commission. Parent is not a "holding company" within the meaning of PUHCA.

   (b) Merger Sub is a corporation duly organized and validly existing under the laws of the State of Delaware and is directly wholly-owned by Parent. Except in connection with its execution of this Agreement, Merger Sub has not engaged in any business and, prior to the Closing, Merger Sub will not have engaged in any business other than as necessary for the implementation of this Agreement and the consummation of the Transactions. Parent has furnished to the Company true and complete copies of the Certificate of Incorporation and Bylaws of Merger Sub and no default or violation has occurred under such documents.

   SECTION 3.02. Authority Relative to this Agreement and the Parent Financing Documents; Due Execution. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and, in the case of Parent, any documents (collectively, the "Parent Financing Documents") to which it is a party relating to the Loan Financing (as defined in Section 3.05(a)) and the Equity Financing (as defined in Section 3.05(b)), to perform its obligations hereunder and, in the case of Parent under the Parent Financing Documents, and to consummate the Transactions. The execution and delivery of this Agreement and, in the case of Parent the Parent Financing Documents, by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary trust or corporate action and no other organizational proceedings on the part of Parent or Merger Sub are necessary to authorize any of the foregoing or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger

Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity). As of the Closing, the Parent Financing Documents will have been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of Parent enforceable against Parent in accordance with their terms, subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

   SECTION 3.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and, in the case of Parent, the Parent Financing Documents, by Parent and Merger Sub do not, and the performance of any of the foregoing by Parent and Merger Sub will not, (i) conflict with or violate (A) the Trust Documents of Parent or (B) the Certificate of Incorporation or By-laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected.

   (b) The execution and delivery of this Agreement and, in the case of Parent, the Parent Financing Documents, by Parent and Merger Sub do not, and the performance of any of the foregoing by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and filing and recordation of the Certificate of Merger as required by the DGCL.

   SECTION 3.04. Proxy Statement. The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents.

   SECTION 3.05. Financing. (a) The Credit Agreement (including all exhibits, schedules, annexes and attachments thereto), which (together with such exhibits, schedules, annexes and attachments) constitutes the sole and exclusive agreement, arrangement or understanding between Parent, its beneficiary, the owners of the beneficiary or any affiliate thereof and the Lender regarding the terms and conditions on which the Loan Financing will be provided.

   (b) Schedule 3.05(b) of the Parent's Disclosure Schedules sets forth a true and complete statement of Parent's access to an amount equal to 20% of the Funds (the "Equity Financing").

   (c) Parent has cash on hand, and will continuously have cash on hand throughout the period prior to the Effective Time or the termination of this Agreement under Section 7.01 and the payment (if ever payable) of the Parent Fee (as defined in Section 7.03(b)), whichever first occurs, sufficient to pay the Parent Fee (as defined in Section 7.03(b)). Parent has received from the entity referred to therein a binding commitment

(included in Schedule 3.05(c) of the Parent's Disclosure Schedules) to defray all of Parent's and Merger Sub's expenses, in connection with their respective formation, the maintenance of their respective existence in good standing, and their respective expenses related to the negotiation and performance (other than the provision of the Funds and the payment of the Parent Fee) of this Agreement, the Credit Agreement and the Parent Financing Documents.

   SECTION 3.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

   SECTION 3.07. Compliance. Neither Parent nor Merger Sub is in any material respect which would affect the ability of the Parent or the Merger Sub to consummate the transactions in conflict with, or in default or violation of,
(i) any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or any Merger Sub is bound or affected.

   SECTION 3.08. Absence of Litigation. There is no claim, action, proceeding or investigation pending or, to the knowledge of Parent, overtly threatened against Parent or Merger Sub, or any property or asset of Parent or Merger Sub, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which seeks to delay or prevent the consummation of any Transactions. As of the date hereof, neither Parent nor Merger Sub nor any property or asset of Parent or Merger Sub is subject to any order, writ, judgment, injunction, decree, determination or award of any court or Governmental Entity which could prevent the consummation by the Parent or Merger Sub of the Transactions.

   SECTION 3.09. Accuracy of Information Supplied. Neither this Agreement (as qualified by the Parent Disclosure Schedules) nor any schedule, exhibit, written statement, list, document or certificate furnished or to be furnished by or on behalf of the Parent or Merger Sub to the Company or any of its agents or affiliates under this Agreement, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

   SECTION 3.10. U.S. Citizenship. Each of Parent and Merger Sub is a citizen of the United States within the meaning of Section 40102(a)(15) of Title 49 of the United States Code.

   SECTION 3.11. Change of Control. No "Change of Control" (as defined in the Credit Agreement) has occurred.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

   SECTION 4.01. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent (except as otherwise contemplated by Schedule 4.01 of the Company's Disclosure Schedules):

   (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

   (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary or
(ii) any assets of the Company or any Subsidiary, except for sales in the ordinary course of business and in a manner consistent with past practice, but in no event in an aggregate amount greater than $25,000.

   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

   (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

   (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice;
(iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice but in no event involving payments in an aggregate amount greater than $25,000; (iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $30,000 for the Company and the Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to the Leased Assets or any other matter set forth in this Section 4.01(e);

   (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

   (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, (i) procedures with respect to the payment of accounts payable and collection of accounts receivable (ii) the reduction of environmental reserves, (iii) the reduction of deferred tax liabilities due to changes in estimates, (iv) the reduction in other reserves due to changes in accounting estimates or (v) the reduction in other reserves);

   (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

   (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 1998 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

   (j) to the extent (and only to the extent) to which Statex has the contractual right under the Statex Contracts to comply, or cause compliance, with the following, (i) allow any of the Statex Leases, Statex Lands or Statex Wells to be developed, maintained or operated in a manner inconsistent with prior operations, or otherwise in a manner that is not consistent with what a reasonably prudent operator would do in the same or similar circumstances; (ii) release or abandon any part of the Statex Properties, except in the ordinary course of business consistent with past practices; (iii) except in the ordinary course of business and consistent with past practices, enter into, assign, terminate or amend, in any material respect, any Statex Lease, Statex Surface Contract or Statex Contract; (iv) enter into any agreement for the sale or other disposition of hydrocarbons produced from or attributable to the Statex Properties, except (A) in the ordinary course of business consistent with past practices, (B) at the then prevailing market price and (C) under an agreement having a term not to exceed three (3) months; or (v) commit itself to do any of the foregoing; or

   (k) to the extent (and only to the extent) to which Statex has the contractual right under the Statex Contracts to comply, or cause compliance, with the following, take any actions inconsistent with the actions of a reasonably prudent operator, which increase or fail to minimize the existing gas imbalances and make-up obligations set forth in Section 2.25 of the Company Disclosure Schedules.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   SECTION 5.01. Stockholders' Meeting. The Company, acting through the Company Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable, but in no event later than 110 days following the execution of this Agreement, for the purpose of considering and taking action on the adoption of this Agreement (the "Stockholders' Meeting"), which Stockholders' Meeting shall be held notwithstanding any withdrawal, modification or change in the Recommendation adverse to Parent and (ii) subject to a good faith determination by the Company Board, made after receiving the advice of the Company's outside counsel, that the Company Board's fiduciary duties under Delaware law require it to do otherwise, (A) include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company entitled to vote on the adoption of this Agreement adopt this Agreement and (B) use its commercially reasonable efforts, consistent with applicable law, to obtain such adoption. At the Stockholders' Meeting, Parent and Merger Sub shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the adoption of this Agreement.

   SECTION 5.02. Proxy Statement. Within 25 business days following the execution of this Agreement, with all reasonable and necessary assistance from Parent and Merger Sub, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review and make comments to the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy

Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

   SECTION 5.03. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents of Parent and Merger Sub, the Lender and the Investors complete access (subject to all applicable attorney/client privileges and all restrictions of applicable law) at all reasonable times to the officers, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and shall furnish Parent, Merger Sub, the Lender and the Investors with all financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request.

   (b) All information obtained by Parent or Merger Sub pursuant to this
Section 5.03 shall be kept confidential in accordance with the confidentiality agreement, dated June 8, 1999 (the "Confidentiality Agreement"), between the Company and an affiliate of the Beneficiary.

   (c) No investigation pursuant to this Section 5.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

   SECTION 5.04. No Solicitation of Transactions. (a) The Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by means of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Subsidiary, to take any such action. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made and shall describe to Parent in reasonable detail the terms and conditions of such offer or proposal. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Notwithstanding anything to the contrary in this Section 5.04, the Company Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written proposal or offer regarding a Competing Transaction, and the Company Board has (i) reasonably concluded after consultation with the Company's Financial Advisor or any successor thereto that such proposal or offer was made in good faith and is reasonably likely, if negotiated, to lead to a Superior Proposal (as defined below), (ii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least 48 hours prior to taking any such action and (iii) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

   (b) A "Competing Transaction" means any of the following involving the Company (other than the Merger and the Transactions): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of the Company and the Subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for 25% or more of the outstanding voting securities of the Company; or (iv) any solicitation in opposition to adoption of this Agreement by the Company's stockholders.

   (c) A "Superior Proposal" means an unsolicited written bona fide proposal or offer made by a third party to consummate any of the following transactions:
(i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Company, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its reasonable judgment (after have received the advice of the Company's Financial Advisor or any successor thereto), to be more favorable to the Company's stockholders than the terms of the Merger and after having taken into account the reasonable likelihood of such party's ability to consummate the transaction; provided, however, that any such proposal or offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such proposal or offer is not committed and is not likely, in the reasonable judgment of the Company Board (after having received the advice of the Company's Financial Advisor or any successor thereto), to be obtained by such third party on a timely basis; and further provided, that, to the extent that such financing includes loan financing, it shall not be necessary for such third party to have entered into a definitive loan agreement in order for such loan financing to be considered "committed" for the purposes of the foregoing provisions provided the Company Board determines, after having received the advice of the Company's Financial Advisor or any successor thereto, that the loan financing commitment delivered by such third party evidences a reasonable likelihood that such third party will be able to obtain such loan financing on a timely basis.

   (d) Nothing contained in this Agreement shall prohibit (i) the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or
(ii) the Company Board from modifying or withdrawing its recommendation that the stockholders of the Company adopt this Agreement if the Company Board determines, after receiving the advice of the Company's outside counsel, that the Company Board's fiduciary duties under Delaware law require it to do so.

   SECTION 5.05. Provisions Relating to the SERPs. (a) Prior to the Effective Time, the Company shall cause Group to take whatever action is necessary so that, conditioned upon, and concurrently with, the occurrence of the Effective Time, no further accruals of benefits to participants in the SERPs shall be made; provided however, that Parent acknowledges that such action will not affect either (i) the benefits that have accrued under the SERPs with respect to all participants therein prior to the Effective Time or (ii) the provisions of the SERPs under which the participants therein who are in active employment at the Effective Time will be treated as eligible for early retirement benefits as of the Effective Time for purposes of their entitlement to payments under the SERPs.

   (b) Prior to the Effective Time, Parent shall make arrangements, with an insurance company reasonably acceptable to the Company, to purchase at Parent's expense from such insurance company, effective at the Effective Time, one or more group annuity insurance policies issued in the name of, and owned by, the Company which together insure an amount equal to all payments that Group or Statex may at any time thereafter be required to make from time to time to, or with respect to, any participant in any of the SERPs, which policies shall provide that (1) they shall not be subject to amendment or modification if such amendment or modification would affect the amount insured or the terms under which such amounts are payable, (2) they shall not be assignable except to any successor to or assignee of the Surviving Corporation contemplated by Section 5.06(d), and (3) they shall not confer any rights on any of the participants in the SERPs. Notwithstanding anything to the contrary in this paragraph, (i) in no event shall Parent be obligated to make any payment to an insurer under the terms of this paragraph prior to the Effective Time and (ii) in the event that, prior to the Closing, Group has sold Statex in accordance with this Agreement, the SERP Policy (as hereinafter defined) need not insure payments under any Statex SERP. The group annuity insurance policies which together comply with all of the foregoing requirements, to the Company's reasonable satisfaction, are collectively referred to herein as the "SERP Policy."

   SECTION 5.06. Directors' and Officers' Indemnification and
Insurance. (a) The By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article XV of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

   (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 5.06(b) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided, further, that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. In addition, Parent will cause the Surviving Corporation to comply with all indemnification agreements in effect at the Effective Time between the Company or its Subsidiaries and any present or former officer or director of the Company or its Subsidiaries.

   (c) Prior to the Closing, the Company shall purchase, at a price not to exceed the amount set forth in Schedule 5.06(c) of the Company Disclosure Schedules, a "tail" or "runoff" policy extending, for a period of six years following the Effective Time, the directors' and officers' liability insurance coverages currently in effect under the insurance policies maintained by the Company.

   (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, or at Parent's option, Parent, shall assume the obligations set forth in this Section 5.06.

   (e) Parent shall cause the Surviving Corporation, and any successor or assignee thereof referred to in Section 5.06(d), to perform the Surviving Corporation's obligations under this Section 5.06.

   SECTION 5.07. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   SECTION 5.08. Further Action; Commercially Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its commercially reasonable efforts to obtain all licenses, permits (including, without limitation, Environmental Permits), consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

   SECTION 5.09. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent that the requirements of applicable law or, in the case of the Company, its listing agreement with the New York Stock Exchange or the Pacific Exchange, require the issuance of a press release or the making of a public statement under circumstances in which such prior consultation is not reasonably practicable.

   SECTION 5.10. Certain Expenses. Schedule 5.10 of the Company Disclosure Schedules sets forth the Company's good faith non-binding estimate of the expenses it will have incurred through the Effective Time in connection with the negotiation, execution and performance of this Agreement and the consummation of the Merger. The Company shall use its commercially reasonable efforts not to exceed the aggregate amount shown on Schedule 5.10. The Company shall promptly notify Parent of any increase, or anticipated increase, in such aggregate amount.

   SECTION 5.11. Financing. (a) Parent shall use all commercially reasonable efforts to (i) cause all transactions contemplated by the Credit Agreement to be consummated and (ii) obtain the Equity Financing from the Investors on the terms and conditions set forth in Schedule 3.05(b) of the Parent Disclosure Schedules or terms materially consistent therewith.

   (b) The Company shall cause Group to perform its obligations under the Credit Agreement.

   SECTION 5.12. Change of Control. Parent shall not take, or cause to be taken, any action which would constitute a Change of Control (under and as defined in the Credit Agreement).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

   SECTION 6.01. Conditions to the Merger. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL and the Certificate of Incorporation of the Company; and

   (b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by

Parent or Merger Sub or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions.

   SECTION 6.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub under this Agreement to consummate the Merger are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Parent and Merger Sub and any one or more of which may be expressly waived by Parent, in its sole discretion, except as otherwise required by law:

   (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained herein shall have been true and correct when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty shall, by its terms, have been made as of a specific date in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). For purposes of this Section 6.02(a), (i) the requirement that the representations and warranties of the Company shall be true and correct in "all material respects" is not intended to establish a different or higher materiality standard with respect to any representation or warranty that is already qualified by a materiality or a Material Adverse Effect standard by the terms thereof and (ii) the satisfaction of such requirement shall take into account all material developments that have occurred since the date of this Agreement with respect to any condition, fact or state of affairs described in any of the Company Disclosure Schedules (which developments shall be set forth in the certificate referred to in the next sentence). Parent shall have received a certificate of the Company dated the Closing Date and signed by an officer of the Company certifying to the fulfillment of this condition;

   (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date, and Parent shall have received a certificate of the Company dated the Closing Date and signed by an officer of the Company certifying to the fulfillment of this condition;

   (c) No Material Adverse Change. Since the date hereof, there shall not have occurred any change, condition, event, or development that has a Material Adverse Effect;

   (d) Governmental Orders. There shall not have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any court of competent jurisdiction or any Governmental Entity, which (x) is reasonably likely to have a Material Adverse Effect or (y) materially or adversely impact the economic or business benefits to Parent of the Transactions.

   (e) Consents. The consent, approval or waiver of each person whose consent to or approval of the Transactions shall be required under any note, bond, mortgage, indenture, deed of trust, license, lease, loan or credit agreement or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party, or by which they or any of their respective properties may be bound or affected shall have been obtained and shall remain in full force effect, except where the failure to have obtained such consent, waiver or approval, or the failure of any such consent, waiver or approval, or the failure of any such consent, waiver or approval to be in full force and effect, would not, individually or in the aggregate, have a Material Adverse Effect; and

   (f) All conditions (other than the consummation of the Merger) to obtaining the Loan Financing shall have been satisfied or waived.

   SECTION 6.03. Conditions to the Obligations of The Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of the Company and any one or more of which may be expressly waived by the Company, in its sole discretion, except as otherwise required by law:

   (a) The representations and warranties of Parent and Merger Sub contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). For purposes of this Section 6.03(a), the requirement that the representations and warranties of Parent and Merger Sub shall be true and correct in "all material respects" is not intended to establish a different or higher materiality standard with respect to any representation or warranty that is already qualified by a materiality or a Material Adverse Effect standard by the terms thereof. The Company shall have received a certificate of Parent dated the Closing Date and signed by the trustee of Parent certifying to the fulfillment of this condition;

   (b) Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date, and the Company shall have received a certificate of Parent dated the Closing Date and signed by an officer of Parent certifying the fulfillment of this condition;

   (c) The Paying Agent shall have received to be held in accordance with the Paying Agent Agreement (i) at the direction of Group, as proceeds of the initial drawdown under the Credit Agreement, an amount equal to 80% of the Funds and (ii) from Parent, as proceeds of the Equity Financing, an amount equal to 20% of the Funds;

   (d) Parent shall have entered into a binding commitment (subject to the Effective Time occurring) to purchase the SERP Policy; and

   (e) The Company shall have received from the Company's Financial Advisor a written opinion, dated the Closing Date, confirming, to the reasonable satisfaction of the Company, the Preliminary Solvency Opinion.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 7.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

   (a) By mutual written consent duly authorized by the trustee of Parent and by the Boards of Directors of Merger Sub and the Company;

   (b) By Parent if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement that, if not a willful breach and if curable, has not been cured within 30 days following receipt by the Company of notice of such breach from Parent and in any event prior to the date specified in Section 7.01(d);

   (c) By the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement that, if not a willful breach and if curable, has not been cured within 30 days following receipt by Parent or Merger Sub of notice of such breach from the Company and in any event prior to the date specified in Section 7.01(d);

   (d) By either Parent or the Company, if the Merger shall not have been consummated before April 30, 2000 (or such later date as may be agreed to by Parent and the Company), provided (x) that neither party may terminate this Agreement under this Section 7.01(d) if the failure has been caused by such party's material breach of this Agreement and (y) such date shall be extended at the election of Parent to May 30, 2000 in the event the Stockholders' Meeting shall not yet have occurred;

   (e) By either Parent or the Company, if the stockholders of the Company shall have voted at the Stockholders Meeting on a motion to adopt this Agreement, the polls shall have closed on such motion and such motion shall have failed to receive the required vote for approval;

   (f) By Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change the Recommendation in a manner adverse to Parent or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company, or agreed to enter into, a Competing Transaction; (iii) a cash tender offer (which, if financed, shall have "committed" (as such term is used in Section 5.04(c)), loan financing) or exchange offer for shares of capital stock of the Company for consideration higher than the Merger Consideration that would result in the beneficial ownership by any person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 50% of the outstanding shares of any class of capital stock of the Company is commenced; or (iv) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed that beneficially owns, or has the right to acquire "beneficial ownership" of, more than 15% of the then-outstanding shares of any class of capital stock of the Company; or

   (g) by Parent or the Company, if a court of competent jurisdiction or other governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action shall have become final and nonappealable.

   SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except
(i) as set forth in Sections 7.03 and 8.01 and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

   SECTION 7.03. Fees and Expenses. (a) The Company shall pay to Parent in immediately available funds the amount of $2,500,000 (the "Company Fee") upon the occurrence of any of the following events:

     (i) the termination of this Agreement by Parent pursuant to clause (i) or (ii) of Section 7.01(f); or

     (ii) the consummation by the Company of a Competing Transaction on or before the 12th month following the termination of this Agreement by Parent pursuant to Section 7.01(b), it being agreed that Parent's entitlement to the Company Fee shall be its sole and exclusive remedy in the event of Parent's termination of this Agreement pursuant to Section 7.01(b) (other than for willful breaches) and is intended to serve as liquidated damages by reason of the inherent difficulty that would likely be encountered in quantifying Parent's actual damages; or

     (iii) the termination of this Agreement pursuant to Section 7.01(f)(iii) by reason of an offer of the kind specified therein and the Company Board shall have failed to recommend against such offer; or

     (iv) the termination of this Agreement by Parent pursuant to Section 7.01(d) if, at the time of such termination, (1) the Company would not have been entitled to terminate this Agreement under any provision of Section 7.01, (2) Parent includes, in its notice of termination, a certification that it and Merger Sub are ready, willing and able to consummate the Merger on the terms of this Agreement, (3) all of the conditions to the obligations of the Company to consummate the Merger set forth in Section 6.01, Section 6.03(a) and Section 6.03(b) shall have been satisfied and (4) Parent shall have taken all steps necessary to be in a position to satisfy
  Section 6.03(d) other than the actual purchase of the SERP Policy; or

     (v) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(e) provided, at the time of such termination, (A) (1) a proposal for a Competing Transaction shall have been publicly announced and shall not have been publicly withdrawn or any person shall have publicly announced its intention to make such a proposal, and (2) Parent was not then entitled to terminate this Agreement under clause (i) or (ii) of
  Section 7.01(f) or (B) Parent was entitled to terminate this Agreement pursuant to Section 7.01(f)(iv) and the Company Board shall have approved the beneficial ownership described in such Section.

   (b) Parent shall pay to the Company in immediately available funds the amount of $2,000,000 (the "Parent Fee") upon the occurrence of any of the following events:

     (i) the termination of this Agreement by the Company pursuant to Section 7.01(c), it being agreed that the Company's entitlement to the Parent Fee shall be its sole and exclusive remedy in the event of such termination (other than for willful breaches) and is intended to serve as liquidated damages by reason of the inherent difficulty that would likely be encountered in quantifying the Company's actual damages; or

     (ii) the termination of this Agreement by the Company pursuant to
  Section 7.01(d) if, at the time of such termination, (1) Parent would not have been entitled to terminate this Agreement under any provision of
  Section 7.01, (2) the Company includes, in its notice of termination, a certification that it is ready, willing and able to consummate the Merger on the terms of this Agreement, and (3) either (x) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Sections 6.01 and 6.02 shall have been satisfied or (y) all of such conditions shall have been satisfied except for the condition set forth in
  Section 6.02(f) and the failure to satisfy such latter condition shall not be attributable to either a breach of this Agreement by the Company or any other event relating to the Company which, under the terms of the Credit Agreement, is a basis for the Lender to decline to provide the Loan Amount without being in breach of the Credit Agreement, it being agreed that such payment shall be the Company's sole and exclusive remedy in the event of such termination (other than for willful breaches) and is intended to serve as liquidated damages by reason of the inherent difficulty that would likely be encountered in quantifying the Company's actual damages.

   (c) Except as set forth in this Section 7.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

   (d) In the event that the Company shall fail to pay the Company Fee or Parent shall fail to pay the Parent Fee, in either case when such fee is due, the party to whom such fee is owed shall be entitled, in addition to such fee, to all the costs and expenses actually incurred or accrued by Parent, Merger Sub (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.03, together with interest on such unpaid Fee, commencing on the date that such Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

   SECTION 7.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective trustee and Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made without the approval of the Company's stockholders which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or would, under the DGCL, otherwise require the approval of the Company's stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   SECTION 7.05. Waiver.. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and

(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

   SECTION 8.01. Non-Survival of Representations, Warranties and
Agreements. Non-Survival of Representations, Warranties and
Agreements Toc465095520 Toc470353392. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that: (i) the provisions of Article I, Section 5.06, the final sentence of Section 5.08 and this Article VIII shall survive the Effective Time indefinitely; and (ii) the provisions of Sections 5.03 and 7.03 and of this
Article VIII shall survive termination indefinitely. Nothing in this Section
8.01 is intended to conflict with, or otherwise affect, Section 7.02.

   SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt or, in the case of notice by registered or certified mail, three business days after deposit with the United States Postal Service) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

     if to Parent:

       Heritage Air Holdings Statutory Trust
       c/o First Union National Bank, as trustee
       10 State House Square
       Hartford, CT 06103
       Telecopier No.: (860) 247-1356
       Attention: W. Jeffrey Kramer

     with a copy to:

       Bingham Dana LLP
       One State Street
       Hartford, CT 06103
       Telecopier No: (860) 240-2800
       Attention: James Scantling

     if to Merger Sub:

       PSG Acquisitions, Inc.
       c/o Shearman & Sterling
       555 California Street, Suite 2000
       San Francisco, CA 94104
       Telecopier No: (415) 616-1199
       Attention: Christopher D. Dillon

     if to the Company:

       PS Group Holdings, Inc.
       4370 La Jolla Village Drive, Suite 1050
       San Diego, CA 92122
       Telecopier No.: (858) 642-2982
       Attention: Lawrence A. Guske
     with a copy to:

       Heller Ehrman White & McAuliffe
       525 University Avenue
       Palo Alto, CA 94301
       Facsimile: (650) 324-0638
       Attention: Henry Lesser

   SECTION 8.03. Certain Definitions. For purposes of this Agreement, the term:

   (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

   (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly,
(ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

   (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

   (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

   (e) "knowledge," when used with respect to the Company regarding any matter related to the Company or any of its Subsidiaries (other than Statex), means the actual knowledge of any of the Company's officers named in the Company's definitive proxy statement referred to in Section 2.23 and, regarding any matter related to Statex means the actual knowledge of the Company's officers so named, and, in addition, the officers of Statex listed on Schedule 8.03 of the Company Disclosure Schedules;

   (f) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

   (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person (the "Subject Person") means any other person of which the Subject Person owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is entitled to vote generally for the election of the board of directors or other governing body of such other person.

   SECTION 8.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

   SECTION 8.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms until the Effective Time. This Agreement shall not be assigned by operation of law or otherwise, except that each of Parent and Merger Sub may assign all or any of its respective rights and obligations hereunder to any affiliate of Parent provided that such assignee
(1) undertakes to the Company in writing, at the time of such assignment, to be bound by all of the assigning party's obligations under this Agreement, (2) makes to the Company in writing, with respect to itself, the representations and warranties made in this Agreement with respect to the assigning party (as applicable, depending on whether the assigning party is Parent or Merger Sub) as if references therein to the assigning party were references to such assignee, and (3) confirms to the Company in writing (x) that all Company Disclosure Schedules and all other schedules and documents delivered by the Company to the assigning party under this Agreement prior to such assignment shall be deemed to have been delivered to such assignee and (y) in the case of an assignment by Parent, that the Credit Agreement and the Equity Commitment have been amended to reflect such assignment and that true and complete copies of such amendments have been furnished to the Company, it being agreed that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding anything to the contrary herein, from and after the Effective Time Parent and Merger Sub shall be permitted to grant a security interest in this Agreement to its Lenders under the Credit Agreement.

   SECTION 8.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.06 (which is intended to be for the benefit of, and may be enforced by, each Indemnified Party with respect to such Indemnified Party individually).

   SECTION 8.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   SECTION 8.08. Governing Law/Arbitration. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Delaware Chancery Court; provided, that, in the event such court does not have jurisdiction to determine such action or proceeding, such action or proceeding shall be finally settled by binding arbitration in San Francisco, California, under the rules of the American Arbitration Association ("AAA") then in effect by a single arbitrator mutually agreeable to the Company and Parent. In the event that within thirty (30) days after submission of any dispute to arbitration, the Company and Parent do not mutually agree on a single arbitrator, the Company, on the one hand, and Parent, on the other hand, shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may award to the prevailing party, if any, as determined by the arbitrator(s) all of its costs and fees, including AAA administrative fees, arbitrator fees, attorneys' fees, expert fees, witness fees, travel expenses and out of pocket expenses (including such expenses as copying, telephone, facsimile, postage and courier fees). The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief as necessary without breach of this arbitration provision without any abridgment of the powers of the arbitrator(s). The parties agree that, the provisions of applicable law notwithstanding, they will not request and the arbitrator(s) shall have no authority to award punitive or exemplary damages against any party.

   SECTION 8.09. Headings; Glossary. The descriptive headings and glossary contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   SECTION 8.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   SECTION 8.11. Parent Guaranty. Parent hereby guarantees to the Company, irrevocably, unconditionally and absolutely, the performance by Merger Sub (and any assignee of Merger Sub) of all of its obligations under this Agreement.

   SECTION 8.12. No Recourse. It is expressly understood and agreed that this Agreement is executed and delivered on behalf of Parent by First Union National Bank ("First Union"), not in its individual capacity but solely as Trustee under the Amended and Restated Trust Agreement (Heritage Air Holdings Statutory Trust) dated as of September 20, 1999 between First Union and the Beneficiary named therein (the "Trust Agreement"), in the exercise of the powers and authority conferred and vested in it as the trustee thereunder, and that each of the representations, warranties, undertakings and agreements herein made on the part of Parent is made solely as a representation, warranty, undertaking or agreement of Parent and not as a personal representation, warranty, undertaking or agreement of First Union and is made solely for the purpose of binding the trust estate created by the Trust Agreement (the "Trust Estate") and all persons having any claim by reason of any such representation, warranty, undertaking or agreement shall look only to the Trust Estate for payment or satisfaction thereof.

   IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          HERITAGE AIR HOLDINGS STATUTORY
                                          TRUST
                                          By: First Union National Bank, not
                                          in its individual capacity but
                                          solely as Trustee

                                                 /s/ W. Jeffrey Kramer
                                          By: _________________________________
                                            Name: W. Jeffrey Kramer
                                            Title: Vice President

                                          PSG ACQUISITION, INC.

                                                  /s/ Douglas H. Wolf
                                          By: _________________________________
                                            Name: Douglas H. Wolf
                                            Title: Chief Executive Officer

                                          PS GROUP HOLDINGS, INC.

                                               /s/ Charles E. Rickershauser,
                                                          Jr.
                                          By: _________________________________
                                            Name: Charles E. Rickershauser,
                                             Jr.
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PS GROUP HOLDINGS, INC.

                                   ARTICLE I

                                      NAME

   The name of the corporation is PS Group Holdings, Inc. (the "Corporation").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

   The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                               CORPORATE PURPOSE

   The sole purpose of, and nature of business to be conducted by, the Corporation is to (i) own and hold 100% of the issued and outstanding stock (the "Stock") of PS Group, Inc., a Delaware corporation ("Group"), together with such other activities as may be necessary or advisable in connection with the ownership of the Stock, (ii) purchase and hold the SERP Policies (as such term is defined in that certain Merger Agreement, dated as of December 18, 1999, among Heritage Air Holdings Statutory Trust, PSG Acquisition, Inc. and
PS Group Holdings, Inc. (the "Merger Agreement")), (iii) purchase and hold that certain director and officer liability policy required by Section 5.06(c) of the Merger Agreement (the "Tail Policy" and together with the SERP Policies, the "Insurance Policies"), (iv) enter into and perform its obligations under the Stock Pledge and Security Agreements (as such term is defined in that certain Loan Agreement between GATX Capital Corporation ("Lender") and PS Group, Inc., dated as of December 18, 1999 (the "Loan Agreement")) and
(v) enter into and perform its obligations under the Holdings Guaranty (as such term is defined in the Loan Agreement). The Corporation shall not engage in any business, and it shall have no purpose, unrelated to the matters discussed in the preceding sentence and shall not acquire any real property or own assets other than those related to the matters discussed in the preceding sentence.

                                     A-A-1

                                   ARTICLE IV

                                  SEPARATENESS

   (1) Notwithstanding any other provision of the Certificate of Incorporation and any other provision of law which otherwise so empowers the Corporation, the Corporation shall not act in contravention of any of the following:

   (2) The Corporation shall at all times observe the applicable legal requirements for the recognition of the Corporation as a legal entity separate from any Affiliates (as defined below).

   (3) For so long as the debt or obligations evidenced by the Loan Agreement and the Collateral Documents (as such term is defined in the Loan Agreement), including any debt or obligations incurred in connection any refinancing thereof, remain outstanding, the Corporation shall not:

     (i) engage in any business or activity other than the ownership of the Stock and the Insurance Policies and activities incidental thereto;

     (ii) acquire or own any material assets other than the Stock or Insurance Policies;

     (iii) merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure without, in each case, the prior written consent of Lender or its successors or assigns;

     (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or, without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of this Restated Certificate of Incorporation, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of the Corporation to perform its obligations under the Loan Agreement, the Stock Pledge and Security Agreements and the Holdings Guaranty;

     (v) own any subsidiary or make any investment in, any Person or entity without the consent of Lender;

     (vi) commingle its assets with the assets of any of its general partners, members, shareholders, Affiliates, principals or of any other Person or entity;

     (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the debt incurred in connection with the Loan Agreement, the Stock Pledge and Security Agreements and the Holdings Guaranty;

     (viii) fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, principals and Affiliates of the Corporation, the Affiliates of a shareholder of the Corporation, and any other Person or entity;

     (ix) enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of the Corporation or any general partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or Affiliate of the Corporation or any general partner, member, principal or affiliate thereof;

     (x) seek the dissolution or winding up in whole, or in part, of the Corporation;

     (xi) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or Affiliate of the Corporation, or any general partner, member, shareholder, principal or Affiliate thereof or any other Person;


                                     A-A-2

     (xii) hold itself out to be responsible for the debts of another Person or make its credit available to another Person;

     (xiii) make any loans or advances to any third party, or pledge its assets for the benefit of another Person, including any general partner, member, shareholder, principal or Affiliate of the Corporation, or any general partner, principal or affiliate thereof;

     (xiv) fail to file its own tax returns;

     (xv) fail to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not (A) fail to correct any misunderstanding or to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that the Corporation is responsible for the debts of any third party (including any general partner, principal or Affiliate of the Corporation, or any general partner, principal or affiliate thereof);

     (xvi) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (xvii) pay other than fair market rent for office space;

     (xviii) act other than solely in its legal name through authorized officers and agents;

     (xix) acquire any obligations or securities of its stockholders; or

     (xx) fail to be qualified to do business under the applicable law of the state in which its assets are located.

   "Affiliate" means any person or entity other than the Corporation (i) which owns beneficially, directly or indirectly, more than 50 percent of the outstanding shares of the common stock or which is otherwise in control of the Corporation, (ii) of which more than 50 percent of the outstanding voting securities are owned beneficially, directly or indirectly, by any person or entity described in clause (i) above, or (iii) which is controlled by any person or entity described in clause (i) above; provided that for the purposes of this definition the term "control" and "controlled by" shall have meanings assigned to them in Rule 405 under the United States Securities Act of 1933, as amended.

   "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                                   ARTICLE V

                                 CAPITAL STOCK

   The total number of shares of all classes of stock that the Corporation shall have authority to issue is [ ], all of which shall be shares of Common
Stock, par value $[   ] per share.

                                   ARTICLE VI

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

   (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

                                     A-A-3
against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (3) To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

   (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article VI.

   (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.


                                     A-A-4

   (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

   (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

   (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article VI.

   (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                        PERSONAL LIABILITY OF DIRECTORS

   To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                  ARTICLE VIII

                                   AMENDMENT

   The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that so long as the debt or obligations evidenced by the Loan Agreement and the Collateral Documents remain outstanding, this Certificate may not be amended, modified or otherwise altered without the prior written consent of the Lender.


                                     A-A-5

                                   ARTICLE IX

                                    BY-LAWS

   The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation; provided, however, that so long as the debt or obligations evidenced by the Loan Agreement and the Collateral Documents remain outstanding, the by-laws may not be amended, modified or otherwise altered without the prior written consent of the Lender.

                                     A-A-6

                                                                      APPENDIX B


December 17, 1999

To the Board of Directors
PS Group Holdings, Inc.
4370 La Jolla Village Drive
Suite 1050
San Diego, CA 92122

Dear Gentlemen:

  We understand that PS Group Holdings, Inc., a Delaware corporation ("PSGH"), is considering a merger (the "Merger") with PS Acquisition, Inc. ("PSA" or the "Merger Sub"), a newly formed corporation, wholly owned by a newly formed Connecticut business trust, Heritage Statutory Trust (the "Trust"). The sole beneficiary of the Trust is Heritage Air Holdings, Inc., which is wholly owned by ICA Heritage Air Holdings, LLC ("ICAH"). The membership interests of ICAH are wholly owned by the D.H. Wolf Trust and the Richard Buckingham Family Trust. PSGH will be the surviving entity in the Merger. Pursuant to the Merger, stockholders of PSGH (the "Stockholders") will receive for each share of common stock, par value $1.00 per share of PSGH, held by them (other than shares held in treasury or as to which dissenters' rights have been perfected), consideration equal to $12.00 per share. Such transaction is referred to herein as the "Merger." The terms and conditions of the Merger will be more fully set forth in an Agreement and Plan of Merger among the Trust, PSA and PSGH (the "Merger Agreement").

  You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address PSGH's underlying business decision to effect the Merger. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of PSGH. Furthermore, at your request, we have not negotiated the Merger or advised you with respect to alternatives to it.

  In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1. reviewed PSGH's annual reports on Form 10-K for the fiscal years ended December 31, 1996 through December 31, 1998, PSGH's Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;
                                 San Francisco

                        49 Stevenson Street, 14th Floor
                      San Francisco, California 94105-2909
                       Tel 415.974.5888  Fax 415.974.5969

  Investment advisory services through Houlihan Lokey Howard & Zukin Financial
                                   Advisors.

 New
 York  Chicago San Francisco Minneapolis Washington, D.C. Dallas Atlanta Toronto

  2. reviewed a draft copy, dated December 12, 1999, of the Merger Agreement (which we have been advised is the most recent draft available prior to the issuance of this Opinion), and have assumed that the final agreement will not differ materially from that draft copy;

  3. met with certain members of the senior management of PSGH to discuss the operations, financial condition, future prospects and projected operations and performance of PSGH, and spoke with representatives of PSGH's independent accounting firm and counsel to discuss certain matters;

  4. visited certain facilities and business offices of PSGH;

  5. reviewed forecasts and projections prepared under the direction and with the approval of PSGH Management with respect to PSGH, for the years ended December 31, 1999 through 2000 and discussed such forecasts and projections with the management of PSGH;

  6. reviewed the historical market prices and trading volume for PSGH's publicly traded common stock;

  7. reviewed other publicly available financial data for PSGH and certain companies that we deem comparable to PSGH; and

  8. conducted such other studies, analyses and investigations as we have deemed appropriate.

  We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of PSGH, and that there has been no material change in the assets, financial condition, business or prospects of PSGH since the date of the most recent financial statements made available to us.

  We have not independently verified the accuracy and completeness of the information supplied to us with respect to PSGH and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of PSGH. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

  We have provided this Opinion in connection with the Merger and will receive a fee for our services, including the delivery of a related solvency opinion.

  PSGH, like other companies and any business entities analyzed by Houlihan Lokey or which are otherwise involved in any manner in connection with this Opinion, could be materially affected by complications that may occur, or may be anticipated to occur, in computer-related applications as a result of the year change from 1999 to 2000 (the "Y2K Issue"). In accordance with long-standing practice and procedure, Houlihan Lokey's services are not designed to detect the likelihood and extent of the effect of the Y2K Issue, directly or indirectly, on the financial condition and/or operations of a business. Further, Houlihan Lokey has no responsibility with regard to PSGH's efforts to make its systems, or any other systems (including its vendors and service providers), Year 2000 compliant on a timely basis. Accordingly, Houlihan Lokey shall not be responsible for any effect of the Y2K Issue on the matters set forth in this Opinion.

  This Opinion is delivered to the Board of Directors subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter dated September 16, 1999, and subject to the understanding that the obligations of Houlihan Lokey in connection with this Opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. It is understood that this Opinion is directed to the Board of Directors of PSGH in connection with its evaluation of the Merger and does not constitute an opinion or recommendation as to how the Stockholders should vote at any stockholder meeting in connection with the Merger. This letter and the conclusions arrived at herein are for the exclusive use of PSGH and may not be disclosed or referred to except with our written consent. However, this letter may be included in its entirety in any filing made by PSGH in connection with the Merger with the Securities and Exchange Commission to the extent that the letter is fully reproduced in such filing and any descriptions of the letter, the conclusions arrived at herein, the related analysis and any references to us is satisfactory to us and our counsel.

  In furnishing this Opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated under the Securities Act, nor do we admit that this Opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

  Based upon the foregoing, and in reliance thereon, it is our opinion as of the date hereof that the consideration to be received by the Stockholders of PSGH in connection with the Merger is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                                                      APPENDIX C

                                  Section 262

                        Delaware General Corporation Law
                                Appraisal Rights

TITLE 8. CORPORATIONS
CHAPTER 1. GENERAL CORPORATION LAW
SUBCHAPTER IX. MERGER OR CONSOLIDATION

Section 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                           If you have any questions
                              or need assistance
                          completing your proxy card
                                 please call:

                                   MacKenzie
                                 Partners, Inc.

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         call toll-free (800) 322-2855

--------------------------------------------------------------------------------


PROXY                       PS GROUP HOLDINGS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  In connection with the special meeting of stockholders of PS Group Holdings, Inc. to be held at the Wilshire Grand Hotel, 930 Wilshire Boulevard, Los Angeles, California at 8:00 a.m., Pacific time, on March 13, 2000 and all adjournments and postponements of the meeting, the undersigned stockholder appoints each of William H. Borthwick and J. P. Guerin as the undersigned stockholder's attorney and proxy, each with full power of substitution, to vote all shares of PS Group Holdings, Inc. common stock held by the undersigned stockholder as of the close of business on February 10, 2000 (i) as instructed on the other side of this card on THE PSGH MERGER PROPOSAL referred to on the other side of this card, and (ii) in their discretion on any other matters that may properly come before the special meeting and at all adjournments or postponements of the meeting. This proxy revokes all prior proxies given by the undersigned in connection with the special meeting.

  This proxy, when properly executed, will be voted in the manner directed herein. Where no vote is specified, this proxy will be voted "FOR" the PSGH
                                                              ---
Merger Proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PSGH MERGER PROPOSAL.

                (Continued and to be signed on the other side.)

                           -- FOLD AND DETACH HERE --

                         Your vote is important to us.

                        Please sign and date your proxy
                       on the reverse side of this card.

                       Please do not send us your stock
                                 ---
                       certificates at this time. If the
                         PSGH Merger is completed, we
                            will send you detailed
                       instructions as to how to submit
                       your stock certificates in order
                       to receive the cash consideration
                               for your shares.

--------------------------------------------------------------------------------

                                                                [X] Please mark
                                                                     your votes
                                                                     like this

Please specify your choice by marking the appropriate box below. If no choice is marked, your shares will be voted FOR the PSGH Merger Proposal referred to below

The Board of Directors unanimously recommends a vote FOR the PSGH Merger Proposal referred to below

THE PSGH MERGER PROPOSAL: To approve and adopt the PSGH Merger Agreement and
------------------------
the PSGH Merger, as more completely described in the Proxy Statement

In their discretion, the proxy holders are hereby authorized to vote on such other business as may properly come before the special meeting or any adjournments or postponements, including, if submitted, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies in favor of the PSGH Merger Proposal. (If you vote any of your shares "Against" the PSGH Merger Proposal, those shares will not be voted in favor of any adjournment motion submitted for that purpose.)


                        For     Against    Abstain

                        [_]       [_]        [_]

Please mark above, then date, this Proxy and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other representative, give your full title as such. If your shares are held of record by a corporation, sign in its full corporate name by an authorized officer, stating his/her title. If your shares are held of record by a partnership, limited liability company or other legal entity, sign in the full name of the entity by an authorized person, stating his/her authority.

PLEASE VOTE, SIGN DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.A.


Signature(s) __________________________ Dated: ________________________________

                           -- FOLD AND DETACH HERE --

                  Even if you plan to join us at the meeting,

                                Please . . . .

                       Sign, date and return your proxy
                    in the enclosed, postage paid envelope

                                   Thank You